    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1996
                                                  REGISTRATION NO. 333-06799

- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      -------------------------------------

                              CITATION CORPORATION
             (Exact name of registrant as specified in its charter)

     DELAWARE                            3320                    63-0828225
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number)   Identification
                                                               No.)

           2 OFFICE PARK CIRCLE, SUITE 204, BIRMINGHAM, ALABAMA 35223
                                 (205) 871-5731
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
            ---------------------------------------------------------

                           T. MORRIS HACKNEY, CHAIRMAN
                              CITATION CORPORATION
           2 OFFICE PARK CIRCLE, SUITE 204, BIRMINGHAM, ALABAMA 35223
                                 (205) 871-5731
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
           -----------------------------------------------------------

                                   COPIES TO:
     CAROLYN L. DUNCAN, ESQUIRE                   PATRICK M. RYAN, ESQUIRE
     RITCHIE & REDIKER, L.L.C.                         QUARLES & BRADY
     312 NORTH 23RD STREET                        411 EAST WISCONSIN AVENUE
     BIRMINGHAM, ALABAMA 35203                    MILWAUKEE, WISCONSIN 53202
          -------------------------------------------------------------

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective and all conditions prerequisite to the merger of Citation Forging Corporation ("Sub") with and into Interstate Forging Industries, Inc. ("Interstate") (the "Merger") have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------------

           Title of                  Amount         Proposed maximum    Proposed maximum        Amount of
   each class of securities           to be          offering price         aggregate         registration
       to be registered            registered           per unit         offering price            fee
Contingent Payment Rights     1,496,474 rights (1)   $  0.00  (2)        $    0.00  (2)          $   100
                              ----------------       --------            ----------               --------

- ------------------------------------------------------------------------------------------------------------------------------------


(1) Based on 1,313,524 issued and outstanding shares of Interstate Common Stock and stock options for an additional 182,950 shares of Interstate Common Stock that will be converted into, in addition to cash payable at the effective time of the Merger, Contingent Payment Rights of the Registrant on a one share for one right basis pursuant to the Agreement and Plan of Merger, among the Registrant, Sub and Interstate, to which this Registration Statement relates. The Contingent Payment Rights represent cash consideration which may be payable by the Registrant in the future to the former shareholders of Interstate should Interstate's average annual net earnings before interest and income and franchise taxes during the three year period ending December 31, 1998 exceed $10,000,000.


(2) The proposed maximum aggregate offering price is estimated pursuant to Rule 457(f)(2) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on $22.45 per share, the book value for a share of Interstate Common Stock at July 31, 1996, the latest practicable date prior to the date of filing this Registration Statement. Pursuant to Rule 457(f)(3), the proposed maximum aggregate offering price has been reduced to $0.00 reflecting the estimated $32.5239 cash payment per share of Interstate Common Stock to be made by the Registrant at the effective time of the transaction, assuming the transaction were to close on October 29, 1996. The proposed maximum offering price per unit has been determined by dividing the proposed maximum aggregate offering price by the number of rights being registered, rounded to the nearest cent.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CITATION CORPORATION

          CROSS-REFERENCE SHEET FOR REGISTRATION STATEMENT ON FORM S-4



              ITEM NUMBER IN FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
- -------------------------------------------------------------------------------------------------------------
A.  INFORMATION ABOUT THE TRANSACTION

1.  Forepart of Registration Statement and Outside          Facing Page of Registration Statement; Outside
    Front Cover Page of Prospectus                          Front Cover Page of Proxy Statement-Prospectus

2.  Inside Front and Outside Back Cover Pages of            Available Information; Incorporation of Documents
    Prospectus                                              by Reference; Table of Contents

3.  Risk Factors, Ratio of Earnings to Fixed Charges and    Summary; Risk Factors
    Other Information

4.  Terms of the Transaction                                Summary; The Proposed Merger; Description of
                                                            Interstate Capital Stock; Description of Contingent
                                                            Payments

5.  Pro Forma Financial Information                         Pro Forma Condensed Consolidated Financial
                                                            Statements

6.  Material Contracts with the Company Being               Summary; The Proposed Merger
    Acquired

7.  Additional Information Required for Reoffering by       Inapplicable
    Persons and Parties Deemed to Be Underwriters

8.  Interests of Named Experts and Counsel                  Legal Matters

9.  Disclosure of Commission Position on                    Inapplicable
    Indemnification for Securities Act Liabilities

B.  INFORMATION ABOUT THE REGISTRANT

10. Information with Respect to S-3 Registrants             Incorporation of Documents by Reference;
                                                            Summary; Certain Information Concerning Citation;
                                                            Pro Forma Condensed Consolidated Financial
                                                            Statements

11. Incorporation of Certain Information by Reference       Incorporation of Documents by Reference

12. Information with Respect to S-2 or S-3 Registrants      Inapplicable

13. Incorporation of Certain Information by Reference       Inapplicable

14. Information with Respect to Registrants Other Than      Inapplicable
    S-3 or S-2 Registrants

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15. Information with Respect to S-3 Companies               Inapplicable

16. Information with Respect to S-2 or S-3 Companies        Inapplicable

17. Information with Respect to Companies Other Than        Summary; Market Prices of Interstate Stock and
    S-3 or S-2 Companies                                    Dividends; Selected Financial Information of
                                                            Interstate; Management's Discussion and Analysis
                                                            of Financial Condition and Results of Operations of
                                                            Interstate; Business of Interstate; Financial
                                                            Statements of Interstate

D.  VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents or Authorizations      Notice of Special Meeting of Shareholders; Outside
    are to be Solicited                                     Front Cover Page of Proxy Statement-Prospectus;
                                                            Incorporation of Documents by Reference;
                                                            Summary; The Special Meeting; The Proposed
                                                            Merger; Certain Information Concerning Citation;
                                                            Principal Shareholders of Interstate; Interstate
                                                            Executive and Director Compensation

19. Information if Proxies, Consents or Authorizations      Inapplicable
    are not to be Solicited or in an Exchange Offer

                             [INTERSTATE LETTERHEAD]







                                        September ___, 1996


Dear Fellow Shareholder:


     You are cordially invited to attend a Special Meeting of Shareholders of Interstate Forging Industries, Inc. ("Interstate") to be held on October 29, 1996 in the 25th Floor Conference Center at the Offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin (the "Special Meeting"). The Special Meeting will begin at 10:00 a.m., local time. At the Special Meeting, you will be asked to approve an Agreement and Plan of Merger, including the related Plan of Merger, as amended (together, the "Merger Agreement"), which provides for the merger (the "Merger") of Citation Forging Corporation ("Sub"), a wholly-owned subsidiary of Citation Corporation ("Citation"), with and into Interstate.



     The Merger Agreement provides that, upon consummation of the Merger, each outstanding share of Interstate Common Stock (other than shares for which dissenters' rights are perfected), and each share of Interstate Common Stock underlying an outstanding Interstate stock option, will be converted into the right to receive, without interest thereon: (i) a cash amount payable at the effective time of the transaction from total aggregate closing consideration of $45,409,000, plus the SAR Difference of approximately $48,000, plus $9,952.66 per day from April 15, 1996 to and including the closing date of the Merger, less Interstate Merger expenses and (ii) certain additional contingent cash payments should Interstate's average annual net earnings before interest and income and franchise taxes during the three year period ending December 31, 1998 exceed $10,000,000, all as more fully described in the accompanying Proxy Statement-Prospectus. For example, if the Merger were to become effective on October 29, 1996, and assuming transaction costs of the Merger incurred by Interstate total $425,000 (actual transaction costs could be higher or lower), each share of Interstate Common Stock outstanding on that date would be converted into the right to receive $32.5239 in cash as of such date. Since the future net earnings of Interstate are subject to a number of factors, many of which are beyond the control of Interstate, there can be no assurance that Interstate shareholders will receive any contingent cash payments after the effective time of the Merger.


     The Board of Directors of Interstate believes that the Merger is in the best interests of Interstate and its shareholders and unanimously recommends that the shareholders vote FOR the approval of the Merger Agreement. Even without consideration of the possible contingent cash payments in the future, shareholders of Interstate will receive cash per share at the effective time of the Merger representing a significant premium to Interstate's book value per share at the time the transaction was announced. Robert W. Baird & Co. Incorporated has issued its opinion to the effect that, as of the date of such opinion and based upon the factors and assumptions described therein, the consideration to be paid to holders of Interstate Common Stock pursuant to the terms of the Merger Agreement is fair, from a financial point of view, to such holders (other than Citation, Sub and their respective affiliates).

     The attached Proxy Statement-Prospectus will provide you with a detailed description of the Merger Agreement and the transactions contemplated thereby. The Merger Agreement is itself attached as Appendix A to the Proxy Statement-Prospectus. Information concerning Interstate, Citation and Sub is also provided in the Proxy Statement-Prospectus or incorporated by reference and available upon request.

     Consummation of the Merger is subject to the satisfaction of certain conditions, including the receipt of required regulatory approvals and the approval of the Merger Agreement by the shareholders of Interstate. After the Merger is consummated, you will receive instructions concerning the exchange of your Interstate Common Stock. Please do not send in your stock certificates at this time.

     The affirmative vote of a majority of all the votes entitled to be cast at the Special Meeting by holders of the outstanding shares of Interstate Common Stock is required for approval of the Merger Agreement. The failure to execute and return the accompanying proxy card or to vote in person at the Special Meeting will have the effect of a vote cast against approval of the Merger Agreement. Furthermore, abstentions will have the same effect as votes cast against approval of the Merger Agreement. To assure that your shares are represented in voting on this very important matter, please complete, sign and promptly return the accompanying proxy card in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you do attend, you may, if you wish, revoke your proxy and vote your shares in person at the Special Meeting.

                                        Very truly yours,


                                        Franklyn Esenberg
                                        Chairman of the Board

                       INTERSTATE FORGING INDUSTRIES, INC.
                             4051 North 27th Street
                         Milwaukee, Wisconsin 53216-1883
                                 (414) 444-0911


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 29, 1996


To the Shareholders of Interstate Forging Industries, Inc.:


     Notice is hereby given that a Special Meeting of Shareholders of Interstate Forging Industries, Inc., a Wisconsin corporation ("Interstate"), will be held on Tuesday, October 29, 1996, at 10:00 a.m., local time, in the 25th Floor Conference Center at the Offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin (the "Special Meeting") for the following purposes:



     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 16, 1996, as amended, among Citation Corporation, a Delaware corporation ("Citation"), Citation Forging Corporation, a Wisconsin corporation and a wholly-owned subsidiary of Citation ("Sub"), and Interstate, including the related Plan of Merger between Interstate and Sub (together, the "Merger Agreement"), a copy of which is attached as Appendix A to the accompanying Proxy Statement-Prospectus, pursuant to which, among other things,
(a) Sub would be merged with and into Interstate (the "Merger"), with Interstate surviving the Merger as a wholly-owned subsidiary of Citation, the separate existence of Sub ceasing; and (b) each outstanding share of Interstate Common Stock (other than shares for which dissenters' rights are perfected), and each share of Interstate Common Stock underlying an outstanding Interstate stock option, will be converted into the right to receive, without interest thereon:
(i) a cash amount payable at the effective time of the Merger from total aggregate closing consideration of $45,409,000, plus the SAR Difference of approximately $48,000, plus $9,952.66 per day from April 15, 1996 to and including the closing date of the Merger, less Interstate Merger expenses, and
(ii) certain additional contingent cash payments should Interstate's average annual net earnings before interest and income and franchise taxes during the three year period ending December 31, 1998 exceed $10,000,000, all as more fully described in the accompanying Proxy Statement-Prospectus; and


     2. To act upon such other matters as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

     INTERSTATE'S BOARD OF DIRECTORS HAS APPROVED THE MERGER AS BEING IN THE BEST INTERESTS OF INTERSTATE AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.


     Only holders of record of Interstate Common Stock at the close of business on September ___, 1996, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.


     Registered and beneficial shareholders are entitled to assert dissenters' rights as to the Merger under Sections 180.1301 to 180.1331 of the Wisconsin Business Corporation Law. A copy of those Sections is attached as Appendix B to the accompanying Proxy Statement-Prospectus.

     Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it promptly in the enclosed prepaid envelope. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Special Meeting, you may still revoke such proxy at any time prior to the Special Meeting of Shareholders by providing written notice of such revocation to Constance J. Janikowski, Secretary of Interstate.

                                   By Order of the Board of Directors,

                                   Constance J. Janikowski
                                   SECRETARY


September ___, 1996


YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. THE

PROCEDURE FOR THE EXCHANGE OF YOUR SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH IN THE ATTACHED PROXY STATEMENT-PROSPECTUS.

                      INTERSTATE FORGING INDUSTRIES, INC.
                               PROXY STATEMENT

                             -------------------

                             CITATION CORPORATION
                                  PROSPECTUS

                      1,496,474 CONTINGENT PAYMENT RIGHTS


                             -------------------


        This Proxy Statement-Prospectus is being furnished by Interstate Forging Industries, Inc., a Wisconsin corporation ("Interstate"), to holders of common stock, par value $1.00 per share, of Interstate (the "Interstate Common Stock"), in connection with the solicitation of proxies by the Board of Directors of Interstate (the "Interstate Board") for use at a Special Meeting of Shareholders of Interstate to be held on Tuesday, October 29, 1996, in the 25th Floor Conference Center at the Offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Special Meeting").



        The Special Meeting has been called to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 16, 1996, as amended, among Interstate, Citation Corporation, a Delaware corporation ("Citation") and Citation Forging Corporation, a Wisconsin corporation and a direct, wholly-owned subsidiary of Citation ("Sub"), including the related Plan of Merger between Interstate and Sub (together, the "Merger Agreement"), pursuant to which Interstate would be acquired by Citation by means of a statutory merger of Sub with and into Interstate (the "Merger"). If the Merger is consummated, Interstate will become a wholly-owned subsidiary of Citation, and each share of Interstate Common Stock issued and outstanding (other than shares for which dissenters' rights have been perfected) or underlying an outstanding Interstate stock option, whether vested or unvested (the "Option Stock"), immediately prior to the Effective Time (as defined herein) of the Merger will be converted into the right to receive, without interest thereon: (i) a cash amount payable at the Effective Time from total aggregate Closing (as defined herein) consideration of $45,409,000, plus the SAR Difference (as defined on page 29) of approximately $48,000, plus $9,952.66 per day from April 15, 1996 to and including the Closing Date (as defined herein) of the Merger, less certain costs and expenses incurred by Interstate in connection with the Merger (the "Interstate Transaction Costs"), and (ii) certain additional contingent cash payments, if any, should Interstate's average annual net earnings before interest and income and franchise taxes during the three year period ending December 31, 1998 exceed $10,000,000 (the "Contingent Payments"), as more fully described herein. For a description of certain significant terms of the Merger, see THE PROPOSED MERGER. For all of the terms of the Merger, see the Merger Agreement (attached hereto as Appendix A).



        This Proxy Statement-Prospectus also constitutes a prospectus of Citation with respect to the Contingent Payments which may be payable to the holders of Interstate Common Stock and Option Stock following consummation of the Merger. The pro rata right to a portion of the Contingent Payments is a cash only right and does not constitute any equity or ownership interest in Citation, Sub or Interstate. The holders of rights to Contingent Payments may not receive any payments in respect thereof depending on a variety of factors described in this Proxy Statement-Prospectus. For a description of the terms of the Contingent Payments, as well as the significant considerations associated therewith, see THE PROPOSED MERGER--OPINION OF ROBERT W. BAIRD & CO. INCORPORATED and DESCRIPTION OF CONTINGENT PAYMENTS.



        SEE RISK FACTORS BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE PROPOSED ISSUANCE OF CONTINGENT PAYMENTS OFFERED HEREBY.


        Citation has supplied all information contained in this Proxy Statement-Prospectus relating to Citation and Sub, and Interstate has supplied all information contained in this Proxy Statement-Prospectus relating to Interstate.


        This Proxy Statement-Prospectus and the accompanying form of proxy are first being mailed to shareholders of Interstate on or about
September ___, 1996.


        THE CONTINGENT PAYMENTS THAT MAY BE PAYABLE WITH RESPECT TO THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS SEPTEMBER ___, 1996.
  THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE A PROSPECTUS FOR SALE OF
   CITATION COMMON STOCK NOR FOR THE RESALE OF THE CONTINGENT PAYMENTS.  NO
       PERSON IS AUTHORIZED TO MAKE ANY USE OF THIS PROXY STATEMENT-
          PROSPECTUS FOR THE SALE OF CITATION COMMON STOCK OR THE
                     RESALE OF THE CONTINGENT PAYMENTS.

        No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Proxy Statement-Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the Contingent Payments offered by this Proxy Statement-Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of Contingent Payments pursuant to this Proxy Statement-Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of Interstate, Citation or Sub or in the information set forth herein since the date of this Proxy Statement-Prospectus.

                             AVAILABLE INFORMATION

        Citation has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the offering of the Contingent Payments which may be paid in connection with the Merger. This Proxy Statement-Prospectus constitutes a part of the Registration Statement and, in accordance with the rules of the Commission, omits certain of the information contained in the Registration Statement. For such omitted information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection and copying as set forth below.

        Citation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                       INCORPORATION OF DOCUMENTS BY REFERENCE

        This Proxy Statement-Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Citation hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement-Prospectus is delivered, upon written or oral request of such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all documents and information that have been incorporated by reference herein (not including exhibits thereto unless such exhibits are specifically incorporated by reference into the information incorporated herein). Such documents and information are available upon request from Citation Corporation, 2 Office Park Circle, Suite 204, Birmingham, Alabama 35223, Attention: Investor Relations; telephone: (205) 871-5731. In order to ensure timely delivery of any such documents and information, any request should be made by October ___, 1996.


        The following documents filed by Citation with the Commission are hereby incorporated by reference in this Proxy Statement-Prospectus: (1) Citation's Annual Report on Form 10-K for the year ended October 1, 1995; (2) Citation's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996; (3) Citation's Current Reports on Form 8-K dated January 5, 1996, and March 1, 1996, as amended by Form 8-K/A dated May 4, 1996; and (4)

Citation's Proxy Statement for its 1996 Annual Meeting of Shareholders.

        All documents filed by Citation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and before the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement-Prospectus, except as so modified or superseded.

                                   TABLE OF CONTENTS



                                                                                                                               PAGE
                                                                                                                               ----

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

INCORPORATION OF DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
        The Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
        Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
        Record Date and Required Vote. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
        Interstate Board Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
        Opinion of Robert W. Baird & Co. Incorporated. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
        The Proposed Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
        Per Share Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
        Market Price Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
        Selected Financial Information of Citation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
        Recent Developments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
        Risk Factors Applicable to Interstate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
        Risk Factors Applicable to Citation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

THE SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
        General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
        Purpose of the Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
        Board of Directors' Recommendation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
        Record Date, Voting Rights and Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
        Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

THE PROPOSED MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
        Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
        Reasons for the Merger; Recommendation of the Interstate Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
        Opinion of Robert W. Baird & Co. Incorporated. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
        Principal Terms of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
        Conditions to Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
        Waiver, Amendment and Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
        Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
        Rights of Dissenting Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
        Certain Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
        Conduct of Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
        Competing Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
        Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
        Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
        Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
        Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
        Management and Operations of Interstate After Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
        Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
        Stockholders Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
        Exchange of Stock Certificates and Option Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42


        Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

DESCRIPTION OF INTERSTATE CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
        General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
        Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
        Certain Anti-Takeover Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

DESCRIPTION OF CONTINGENT PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
        General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
        Description of Interstate EBIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
        Protective Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
        Procedures to Determine Any Contingent Payments Due. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        Payment of Contingent Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        Comparison of Contingent Payments to Interstate Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

CERTAIN INFORMATION CONCERNING CITATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
        Business of Citation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
        Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

MARKET PRICES OF INTERSTATE COMMON STOCK AND DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

SELECTED FINANCIAL INFORMATION OF INTERSTATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF INTERSTATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
        General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
        Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
        Liquidity and Capital Resources. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

BUSINESS OF INTERSTATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

PRINCIPAL SHAREHOLDERS OF INTERSTATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

INTERSTATE EXECUTIVE AND DIRECTOR COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
        Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
        Option Exercises and Year-End Values . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
        Director Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
        Compensation Committee Interlocks and Insider Participation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-1

FINANCIAL STATEMENTS OF INTERSTATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-7

APPENDIX A--Agreement and Plan of Merger, as amended by Amendment to Agreement and
        Plan of Merger (including Articles of Merger and Plan of Merger) . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
APPENDIX B--Wisconsin Statutes Concerning Rights of Dissenting Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . .B-1
APPENDIX C--Fairness Opinion of Robert W. Baird & Co. Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .C-1

                                       SUMMARY

        THE FOLLOWING IS A SUMMARY OF CERTAIN SIGNIFICANT MATTERS DISCUSSED ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS AND THE APPENDICES HERETO. SHAREHOLDERS ARE URGED TO READ THE ENTIRE PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES HERETO. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY AND ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS ARE USED AS DEFINED IN THE SUMMARY OR ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS.

THE PARTIES

        Citation: Citation is a Delaware corporation which is in the business of manufacturing, machining and assembling precision ductile, gray, and high-alloy iron, steel and aluminum castings for various industrial markets. Citation's principal executive offices are located at 2 Office Park Circle, Suite 204, Birmingham, Alabama 35223, telephone (205) 871-5731. See CERTAIN INFORMATION CONCERNING CITATION--BUSINESS OF CITATION.

        Interstate: Interstate is a Wisconsin corporation which produces custom closed die forgings of carbon, alloy and stainless steel for the construction machinery, petroleum services, automotive, truck and bus, aircraft, railroad, material handling, mining and power generation industries. Interstate's principal executive offices are located at 4051 North 27th Street, Milwaukee, Wisconsin 53216, telephone (414) 444-0911. See BUSINESS OF INTERSTATE.

        Sub: Sub is a Wisconsin corporation and wholly-owned subsidiary of Citation. Sub was recently formed for the purposes of effecting the Merger with Interstate, will not engage in any business prior to the Merger and will not survive the Merger. Sub's principal executive offices are located at 2 Office Park Circle, Suite 204, Birmingham, Alabama 35223, telephone (205) 871-5731.

SPECIAL MEETING


        The Special Meeting of Shareholders of Interstate will be held in the 25th Floor Conference Center at the Offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin on Tuesday, October 29, 1996, at
10:00 a.m., local time. See THE SPECIAL MEETING--GENERAL. At the Special Meeting, holders of Interstate Common Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement. See THE SPECIAL MEETING--PURPOSE OF THE SPECIAL MEETING.


RECORD DATE AND REQUIRED VOTE


        Only holders of record of Interstate Common Stock at the close of business on September __, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. Approval of the Merger Agreement will require the affirmative vote of a majority of all the votes entitled to be cast at the Special Meeting by the holders of the 1,313,524 outstanding shares of Interstate Common Stock on the Record Date. At the Record Date, directors and executive officers of Interstate beneficially owned approximately 30.6% of the outstanding shares of Interstate Common Stock entitled to vote at the Special Meeting. See THE SPECIAL MEETING--RECORD DATE, VOTING RIGHTS AND SHAREHOLDER APPROVAL.

INTERSTATE BOARD APPROVAL

        The Interstate Board has adopted and approved the Merger Agreement and believes that the terms of the proposed Merger are fair to, and in the best interests of, the Interstate shareholders. For discussion of the circumstances surrounding the Merger and the factors considered by the Interstate Board in making its recommendation, see THE PROPOSED
MERGER--BACKGROUND OF THE MERGER and --REASONS FOR THE MERGER; RECOMMENDATION OF THE INTERSTATE BOARD.

OPINION OF ROBERT W. BAIRD & CO. INCORPORATED


        Robert W. Baird & Co. Incorporated ("Baird") has issued its opinion to the effect that, as of August 23, 1996, based upon the factors and assumptions described therein, the consideration to be paid to the holders of Interstate Common Stock pursuant to the terms of the Merger Agreement is fair, from a financial point of view, to such holders (other than Citation, Sub and their respective affiliates). A copy of Baird's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of review undertaken by Baird in rendering its opinion, is attached as Appendix C to this Proxy Statement-Prospectus and should be read by Interstate shareholders carefully and in its entirety. Interstate's obligation to consummate the Merger is expressly conditioned on Baird's opinion not having been withdrawn as of the date of the Special Meeting. See THE PROPOSED MERGER--OPINION OF ROBERT W. BAIRD & CO. INCORPORATED and --CONDITIONS TO CLOSING.


THE PROPOSED MERGER

        Subject to Interstate shareholder approval and satisfaction or waiver of certain other conditions, Sub will be merged with and into Interstate at the Effective Time, with Interstate surviving the Merger (the "Surviving Corporation"). The Surviving Corporation will become a wholly-owned subsidiary of Citation. See THE PROPOSED MERGER--PRINCIPAL TERMS OF THE MERGER--EFFECT OF THE MERGER.


MERGER CONSIDERATION. Each issued and outstanding share of Interstate Common Stock (except shares owned by shareholders who perfect dissenters' rights), and each share of Option Stock, will be converted into the right to receive, without interest thereon, (i) an amount in cash payable at the Effective Time from total aggregate Closing consideration of $45,409,000, plus the SAR Difference (as defined on page 29) of approximately $48,000, plus $9,952.66 per day from April 15, 1996 to and including the Closing Date of the Merger, less the Interstate Transaction Costs, and (ii) a pro rata portion of the aggregate amount of any Contingent Payments made for the three year period ending December 31, 1998. For example, assuming that the Effective Time occurs on October 29, 1996 and that the Interstate Transaction Costs total $425,000 (actual Interstate Transaction Costs could be higher or lower): (i) each share of Interstate Common Stock outstanding at the Effective Time (and for which dissenters' rights have not been perfected) would be converted into the right to receive, without interest thereon, an amount in cash equal to $32.5239 at the Effective Time; and (ii) each share of Option Stock would be converted into an amount in cash equal to $32.5239 less the per share exercise price of the related option (and less any required withholding taxes) at the Effective Time; and each SAR will be settled in cash by Interstate at the Effective Time based on a $32.5239 per share value for Interstate Common Stock. The registered holders of Interstate Common Stock and the holders of Option Stock at the Effective Time shall herein be referred to as the "Closing Stockholders." See THE PROPOSED MERGER--PRINCIPAL TERMS OF THE MERGER--MERGER CONSIDERATION.



        In addition to the consideration to be paid to the Closing Stockholders upon the Effective Time, the Closing Stockholders will also be entitled to their pro rata share of Contingent Payments, if any, consisting of aggregate additional cash consideration equal to five (5) times the amount by which (x) the average annual net earnings of Interstate before interest and income and franchise taxes during the three year period from January 1, 1996 through December 31, 1998 exceeds (y) $10,000,000.


Such Contingent Payments shall be payable over such three year period on the dates and in the increments described herein. See DESCRIPTION OF CONTINGENT PAYMENTS.

CONDITIONS TO CLOSING AND EFFECTIVE TIME. The parties' respective obligations to consummate the Merger are subject to Interstate shareholder approval of the Merger Agreement and a number of other conditions, each of which may be waived either before or after the Special Meeting. If all such conditions are met or waived, then the Effective Time of the Merger will be upon filing the Articles of Merger with the Wisconsin Department of Financial Institutions. See THE PROPOSED MERGER--CONDITIONS TO CLOSING and --PRINCIPAL TERMS OF THE MERGER--EFFECT OF THE MERGER.


WAIVER, AMENDMENT AND TERMINATION. Each party may, at any time before the Effective Time, whether before or after the Special Meeting, waive any of the terms or conditions of the Merger Agreement, or agree to any amendment to the Merger Agreement, as long as the amendment does not have a material adverse effect on the Closing Stockholders. The Merger Agreement may be terminated at any time before the Effective Time, whether before or after the Special Meeting, (i) by the mutual consent of Citation and Interstate, (ii) by written notice from either Citation or Interstate to the other party if the conditions required of the other party shall not have been fulfilled by November 15, 1996, (iii) by Interstate, if it agrees to a competing offer or transaction, or (iv) by written notice from either Citation or Interstate to the other party if the Closing has not occurred on or before November 30, 1996. See THE PROPOSED MERGER--WAIVER, AMENDMENT AND TERMINATION.


REPRESENTATIONS AND WARRANTIES; CONDUCT OF BUSINESS BEFORE CLOSING. The Merger Agreement contains certain customary representations and warranties of Interstate, Citation and Sub relating to the organization and operations of such entities. See THE PROPOSED MERGER--REPRESENTATIONS AND WARRANTIES. In the Merger Agreement, Interstate has made certain covenants with respect to the conduct of its business pending the Merger and Citation, Interstate and Sub have agreed to take certain actions between the date of the Merger Agreement and the Effective Time. See THE PROPOSED MERGER--CONDUCT OF BUSINESS PENDING THE MERGER.

RIGHTS OF DISSENTING SHAREHOLDERS. Subject to consummation of the Merger, under the Wisconsin Business Corporation Law (the "WBCL") holders of record and beneficial owners of the Interstate Common Stock are entitled to dissenters' rights to object to the Merger and demand payment of the "fair value" of their shares in cash. The dissenters' rights provisions under the WBCL require strict compliance. Any shareholder who wishes to object to the Merger and demand payment for such shareholder's shares should consult his or her own attorney or advisor. If a shareholder fails to perfect dissenters' rights by not strictly complying with the applicable statutory requirements, such shareholder will be bound by the terms of the Merger Agreement. See THE PROPOSED MERGER--RIGHTS OF DISSENTING SHAREHOLDERS and the statutory provisions set forth in APPENDIX B to this Proxy Statement-Prospectus.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The receipt of cash and the right to Contingent Payments in exchange for shares of Interstate Common Stock pursuant to the terms of the Merger Agreement (or the receipt of cash pursuant to the exercise of dissenters' rights) will be a taxable transaction for federal income tax purposes, and may also be a taxable transaction under applicable state, local, foreign and other tax laws. Interstate shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger. See THE PROPOSED MERGER--CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

FEES AND EXPENSES. Whether or not the Merger is consummated, each party will pay all fees and expenses incurred by it in connection with the Merger Agreement. See THE PROPOSED MERGER--FEES AND EXPENSES.

ACCOUNTING TREATMENT. The Merger will be accounted for by Citation under the purchase method of accounting. See THE PROPOSED MERGER--ACCOUNTING TREATMENT.


REGULATORY MATTERS. Other than certain filings which have been made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and certain filings to be made and approvals obtained under certain federal and state securities or "blue sky" laws, there are no federal or state regulatory requirements or authorities that must be complied with or whose approval must be obtained, respectively, in connection with the Merger. See THE PROPOSED MERGER--REGULATORY MATTERS.


MANAGEMENT AND OPERATIONS OF INTERSTATE AFTER CLOSING. After the Effective Time, Interstate will be a wholly-owned subsidiary of Citation and will continue to own and operate the business conducted by Interstate before the Effective Time. Citation intends that the operations of Interstate after the Effective Time will be conducted substantially the same as those of Interstate before the Effective Time, with present Interstate management personnel retained except that Franklyn Esenberg, Chairman of the Board of Interstate, will resign from that position effective as of the Effective Time and will be appointed as the Vice-Chairman of Interstate. See THE PROPOSED MERGER--MANAGEMENT AND OPERATIONS OF INTERSTATE AFTER CLOSING.


INTERESTS OF CERTAIN PERSONS IN MERGER. Interstate and Citation have entered into an Employment Agreement with James Mitchell, President and Chief Executive Officer of Interstate, pursuant to which Mr. Mitchell will serve as President and Chief Executive Officer of Interstate for a term beginning at the Effective Time and continuing for a period of three years thereafter, which term is subject to extension unless terminated by Mr. Mitchell or Interstate. Interstate has also entered into an Employment Agreement with Franklyn Esenberg, pursuant to which Mr. Esenberg will serve as Vice Chairman of the Board of Interstate for a term beginning on the date of the Effective Time and continuing until December 31, 2001. Citation has also agreed to appoint Mr. Esenberg to its Board of Directors at the Effective Time. In connection with the Merger, all outstanding Interstate SARs for a total of 32,600 underlying shares of Interstate Common Stock granted to 20 key employees of Interstate will be settled in cash by Interstate at the Effective Time based on the amount of cash that shareholders will receive at the Effective Time. Holders of SAR's will not participate in the payment of the Contingent Payments, if any. In addition, pursuant to the terms of the Merger Agreement, Citation will make an aggregate award of 43,500 shares of restricted Citation Common Stock to 25 executive officers and key employees of Interstate at the Effective Time. At the Record Date, Interstate and its executive officers and directors owned approximately 72,500 shares of the common stock, par value $0.01 per share, of Citation (the "Citation Common Stock"). See THE PROPOSED MERGER--INTERESTS OF CERTAIN PERSONS IN THE MERGER.


EXCHANGE OF STOCK CERTIFICATES AND OPTION AGREEMENTS. As of the Effective Time, each holder of Interstate Common Stock (other than shareholders who perfect dissenters' rights) and each holder of Option Stock will be entitled to receive, upon surrender of their stock certificates formerly representing shares of Interstate Common Stock or option agreements giving rise to their right to Option Stock (the "Option Agreements"), respectively, the amount of cash into which the shares of Interstate Common Stock represented by their certificates or Option Agreements have been converted pursuant to the terms of the Merger Agreement and the right to receive the Contingent Payments. Instructions for surrendering Interstate stock certificates and Option Agreements will be forwarded to the former Interstate shareholders and holders of Option Stock as soon as practicable after the Effective Time. See THE PROPOSED MERGER--EXCHANGE OF STOCK CERTIFICATES AND OPTION AGREEMENTS.

PER SHARE DATA


        The following table presents certain historical and pro forma per share data of Citation based upon the historical financial statements of Citation and Interstate. As a private company, Interstate is not required to report per share data in its separate financial statements. Calculating such per share amounts for purpose of inclusion in this Proxy Statement-Prospectus is not deemed necessary by Interstate management because (a) historical Interstate per share amounts are not materially relevant to the understanding of the effects of the proposed acquisition on Citation's results of operations and financial condition (rather, reference should be made to the pro forma financial information provided elsewhere in this Proxy Statement-Prospectus); and (b) historical Interstate per share data is not materially relevant to Interstate shareholders' comparison of the fair value of their Interstate shares to the proposed consideration for such shares.
The unaudited pro forma information of Citation gives effect to (i) the Merger, (ii) the purchase by Citation of all other fiscal 1995 and 1996 acquisitions, and (iii) Citation's secondary public offering of Citation Common Stock on September 18, 1995, as if these events had occurred at the beginning of the periods presented. The unaudited pro forma information is provided for illustrative purposes only and is not necessarily indicative of the results of operations that actually would have been obtained if the Merger had been effected on the date indicated or the results that may be obtained in the future. The following information should be read in conjunction with the other unaudited pro forma financial information that is included in this Proxy Statement-Prospectus (see PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS), the consolidated financial statements of Citation that are incorporated by reference in this Proxy Statement-Prospectus (see INCORPORATION OF DOCUMENTS BY REFERENCE), and the separate financial statements of Interstate that are included in this Proxy Statement-Prospectus (see FINANCIAL STATEMENTS OF INTERSTATE).
Citation did not declare any dividends during the periods presented.



                                             Citation             Pro Forma
                                            Historical            Combined
                                            ----------            --------
NET INCOME PER COMMON SHARE:
 Nine months ended:
    June 30, 1996. . . . . . . . . . . . .    $0.87                 $0.93
    July 2, 1995 . . . . . . . . . . . . .     0.93                    --

 Year ended:
    October 1, 1995. . . . . . . . . . . .     1.27                  1.48

BOOK VALUE PER COMMON SHARE:
 As of:
    June 30, 1996. . . . . . . . . . . . .     8.35                  8.35
    October 1, 1995. . . . . . . . . . . .     7.49                    --


MARKET PRICE DATA

        Citation Common Stock trades on the National Market System of The Nasdaq Stock Market ("Nasdaq") under the symbol CAST. There is no established public trading market for Interstate Common Stock. The last sale price per share of Citation Common Stock, as reported by Nasdaq on January 26, 1996, the last full trading day before public announcement of the Merger, was $10.875. The last sale transaction of Interstate Common Stock not pursuant to an Interstate employee benefit plan occurring before public announcement of the Merger, of which the Company has knowledge, was on
October 23, 1995 at $11.00 per share.    See MARKET PRICE OF INTERSTATE
COMMON STOCK AND DIVIDENDS.

        On September ____, 1996, the last sale price per share of Citation Common Stock, as reported by Nasdaq, was $_______.


SELECTED FINANCIAL INFORMATION OF CITATION

        The following table sets forth selected historical and pro forma financial data for Citation and should be read in conjunction with the consolidated financial statements and notes related thereto included in Citation's Annual Report on Form 10-K (see INCORPORATION OF DOCUMENTS BY REFERENCE) and the pro forma financial statements and notes related thereto included elsewhere in this Proxy Statement-Prospectus (see PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS). The selected historical financial data as of and for the five years ended October 1, 1995 and the nine months ended July 2, 1995 have been derived from Citation's Consolidated Financial Statements, which were audited by Coopers



& Lybrand L.L.P., Citation's independent accountants. The historical financial data for the nine month period ended June 30, 1996 are derived from Citation's unaudited consolidated financial statements. The unaudited historical consolidated financial statements for the nine months ended June 30, 1996 includes all adjustments, consisting only of normal recurring accruals, which Citation considers necessary for a fair presentation of the consolidated financial position and the consolidated results of operations for this period. Pro forma selected financial data as of and for the year ended October 1, 1995 and the nine months ended

June 30, 1996 are derived from the financial statements of Citation after giving effect to certain transactions described in the notes following the table. Historical and pro forma operating results for the nine months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending September 29, 1996.



                                                                                                                         Pro Forma
                                             Fiscal Year Ended (1)                      Pro Forma   Nine Months Ended    Nine Months
                                                                                                    -----------------       Ended
                         September 29, September 27, October 3,  October 2, October 1,  October 1,   July 2,  June 30,    June 30,
                            1991          1992         1993        1994       1995        1995(2)     1995     1996        1996(3)
                         ------------- ------------- ----------  ---------- ----------  ----------  -------   --------    --------
                                 (Dollars in thousands, except per share amounts)       (Unaudited)         (Unaudited) (Unaudited)
Statement of Income Data:
Sales                    $ 117,279    $ 125,735    $ 150,318    $ 191,566   $ 307,681   $ 613,972  $ 215,585  $ 356,136   $ 471,863

Operating income         $   2,046    $   4,628    $   9,040    $  19,995   $  31,491   $  56,941  $  22,171  $  30,399   $  38,619

Pro forma net income
    (loss) (4)           $  (1,177)   $   1,195    $   3,577    $  10,668   $  17,079   $  26,179  $  12,276  $  15,328   $  16,513

Pro forma net income per
    share(5)                                       $    0.36    $    1.02   $    1.27   $    1.48  $    0.93  $    0.87   $    0.93

Weighted average number
    of shares outstanding
     (in thousands)(5)                                 9,933       10,486      13,438      17,676     13,261     17,687      17,687

Balance Sheet Data
    (at end of period):
Total Assets             $  71,418    $  69,751    $  82,223    $ 113,449   $ 271,871                         $ 380,189   $ 478,842

Long-term debt, excluding
    current portion      $  30,866    $  25,794    $  24,387    $  29,703   $  71,254                         $ 146,274   $ 217,353


(1) Citation operates on a 52- or 53-week fiscal year ending on the Sunday closest to September 30. Fiscal years 1991, 1992, 1994 and 1995 were 52-week fiscal years and fiscal year 1993 was a 53-week fiscal year.

(2) Gives effect to (i) the Merger, (ii) the purchase of all other fiscal 1995 and 1996 acquisitions, and (iii) Citation's secondary public offering of common stock on September 18, 1995, as if each of these events had occurred on October 3, 1994. See INCORPORATION OF DOCUMENTS BY REFERENCE, PRO FORMA CONDENSED

    CONSOLIDATED FINANCIAL STATEMENTS and FINANCIAL STATEMENTS OF INTERSTATE.


(3) Gives effect to (i) the Merger, and (ii) the purchase of all other fiscal 1996 acquisitions: (a) as if each of these events had occurred on October 2, 1995, with respect to statement of income data; and (b) as if each of these events had occurred as of June 30, 1996, with respect to balance sheet data. See INCORPORATION OF DOCUMENTS BY REFERENCE, PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS and FINANCIAL STATEMENTS OF INTERSTATE.


(4) The Company elected S corporation status effective September 28, 1987.
    The Company's S corporation status was terminated concurrent with the August 2, 1994 initial public offering. The Company has been subject to corporate income taxes for periods after August 2, 1994. Accordingly, pro forma net income reflects federal and state income taxes as if the Company had been a C Corporation based on the tax rates that were in effect during the periods reported.

(5) The weighted average number of shares outstanding, for the year ended October 3, 1993, gives effect to the estimated number of shares (1,002,500) of Common Stock that would be required to be sold (at an assumed initial public offering price of $8.00 per share) to fund the $8.0 million S Corporation Distribution to existing stockholders.

RECENT DEVELOPMENTS


        CITATION. During May 1996, Citation experienced a brief strike at its Mansfield Foundry subsidiary located in Mansfield, Ohio. The local 9365 of the United Steelworkers of America (the "Union") went on strike as of midnight May 18, 1996 when the Union's contract expired without a new agreement. On May 28, 1996, the Union ratified a modified agreement which ended the strike.


        On June 18, 1996, Citation announced that it will immediately begin idling its steel casting production at the steel division located at its Texas Foundries plant in Lufkin, Texas. The division, which has approximately 125 employees, had sales of $13.3 million in fiscal year 1995 and showed a loss of $2.1 million. Citation had raised prices on products produced by the steel division effective March 1, 1996 in an attempt to make the plant profitable. However, most customers of the division opted to move work
elsewhere.   Steel casting customers remaining after the facility is idled will be offered the opportunity to purchase their products from Citation's other steel divisions; Texas Steel Company at Fort Worth, Texas or Pennsylvania Steel Foundry & Machine Company of Hamburg, Pennsylvania. Some of the equipment of the steel division will be transferred to other divisions and some is expected to be used in iron production at Texas Foundries. At this time, Citation intends to operate the facility and equipment for other products, rather than to write off these assets.


        On July 17, 1996, Citation announced that Frederick F. Sommer has been named President and Chief Operating Officer of Citation. T. Morris Hackney is continuing as Chairman and Chief Executive Officer of Citation. Mr. Sommer was formally appointed to these positions by the Board of Directors of Citation at the Board's quarterly meeting on August 15, 1996.



        INTERSTATE. Sales for the month of July 1996 amounted to $6.7 million, which was $.2 million in excess of plan.



        Earnings for July were $187,000, which was $56,000 below plan.



        Order intake during July resulted in new orders amounting to $6.4 million. At July 31, 1996, the unshipped backlog was $51.1 million, of which $47.6 million is scheduled for shipment in the following six months.



        Cash flow from operations during July was $1,200,000, of which $600,000 was expended on plant and equipment.

                                   RISK FACTORS


     Whether any Contingent Payments will be due to Interstate shareholders and holders of Option Stock in the future will be based solely on Interstate's financial performance during the period of January 1, 1996 through December 31, 1998. See DESCRIPTION OF CONTINGENT PAYMENTS. Pursuant to the terms of the Merger Agreement, any Contingent Payments actually due are to be paid by Citation. The ability of Interstate to achieve the average annual net earnings before interest and income and franchise taxes necessary to cause the Contingent Payments to be made, and the ability of Citation to pay any Contingent Payments actually due, will depend in part on economic and other conditions beyond the control of Interstate and Citation. Accordingly, there can be no assurance that Interstate shareholders and holders of Option Stock will receive any Contingent Payments. In addition to the other information contained in or incorporated by reference into this Proxy Statement-Prospectus, Interstate shareholders should carefully consider the following factors relating to Interstate and Citation which could bear on whether Interstate shareholders and holders of Option Stock will receive any Contingent Payments.


RISK FACTORS APPLICABLE TO INTERSTATE



     SALES CONCENTRATION. Although Interstate has substantially diversified its markets in recent years, its sales are still relatively concentrated both by customer and by industry group. In 1995, its largest customer (Caterpillar, Inc. and its subcontractors) and its largest five customers accounted for approximately 24% and 55% of the dollar amount of gross shipments, respectively. Shipments to customers in the construction machinery, petroleum services and auto, truck and bus industries accounted for approximately 27%, 27% and 18% of the dollar amount of 1995 gross shipments, respectively. A substantial portion of Interstate's sales are likely to be concentrated within a few industries and with a few customers within those industries for the immediate future. Interstate will continue to be subject to changes in the economic vitality of those customers and industries. If Interstate's customers require fewer forgings or are unable to pay for the forgings they purchase, the adverse effect on Interstate's net earnings would also adversely impact the rights of Interstate shareholders and holders of Option Stock to the Contingent Payments described elsewhere herein.



     LOSS OF CUSTOMER. A customer of Interstate has informed Interstate that it may terminate its relationship with Interstate if the transaction with Citation is consummated. Sales to such customer in 1995 constituted approximately 7% of Interstate's total sales and the net earnings before interest and taxes from such sales in 1995 constituted approximately 10% of Interstate's total net earnings before interest and taxes. The potential loss of this customer was known at the time that the Interstate Board considered the Merger. See THE PROPOSED MERGER--BACKGROUND OF THE MERGER. No assurance can be given that Interstate will not lose this or other customers during the period in which the right to Contingent Payments is determined. The loss of customers during that period could adversely affect Interstate's net earnings and so adversely affect the rights of Interstate shareholders and holders of Option Stock to receive Contingent Payments.



     COMPETITION. The United States iron and steel forging industry is characterized by many producers, both independent and captive, and by excess capacity. Partly as a result, industry profit margins are relatively low. The companies within the industry compete on the basis of price, quality, service and engineering. A few other independent forging companies are larger and have greater technical resources than Interstate, although Interstate believes those companies operate primarily in different market segments. In addition, there is a tendency for foreign producers to enter the U.S. market when exchange rates permit. Dirona (Mexico) has recently announced that it will install a 14,000 ton mechanical forging press in direct competition with Interstate for the North American front axle forging market. There can be no assurance that Interstate will be able to maintain or improve its competitive position in its markets. Adverse competitive developments could reduce Interstate's earnings and therefore reduce any Contingent Payments to Interstate shareholders and holders of Option Stock.

     DEPENDENCE ON SALES TO THE CAPITAL GOODS SECTOR. As a manufacturer of steel components for the capital goods sector, Interstate is subject to the economic cycles that affect its customers. The industries which Interstate serves are often greatly affected by swings in the overall economic cycle. Accordingly, Interstate's revenues and profitability are subject to variations and are likely to remain so even if it is successful in continuing to reduce its dependence upon particular customers and industries. If the economic cycle affecting the capital goods sector is adverse for all or part of the period in which the right to Contingent Payments is determined, the amount of such payments to Interstate shareholders and holders of Option Stock could be adversely affected.



     COSTS DURING DOWNTURNS. The forging industry is capital intensive, with substantial repair and maintenance requirements, and it relies upon skilled die sinkers and other workers in its operations. These and other factors make it difficult for Interstate to cut certain costs quickly when sales decline, lest its equipment or work force deteriorate and cause lost opportunities when orders improve. As a result, Interstate's profitability is subject to greater variation than might be true if its costs were more variable. If sales decline during the period in which the right to Contingent Payments is determined and costs are not reduced as quickly, profits will be lower and the amount of any Contingent Payments to the Interstate shareholders and holders of Option Stock will be adversely affected.



     KEY PERSONNEL. The operations of Interstate are the responsibility of James Mitchell (age 49), President and Chief Executive Officer, David P. Lauer (age 36), Chief Financial Officer and Treasurer, Everett Johnson (age 43), Vice President and General Manager - Southwest Division, David A. Boettcher (age 46), Vice President - Sales and Louis Zietz (age 43), Vice President and Technical Manager -Southwest Division. Franklyn Esenberg (age 63), Chairman of the Board, participates in decision-making at the Interstate Board level. Messrs. Mitchell and Esenberg have entered into employment agreements with Interstate, the terms of which will commence upon consummation of the Merger and will extend for a period of three years thereafter, in the case of Mr. Mitchell, and until December 31, 2001, in the case of Mr. Esenberg. See THE PROPOSED MERGER-- INTERESTS OF CERTAIN PERSONS IN THE MERGER. Interstate's success, including its success during the period in which the right to Contingent Payments is determined, depends upon its continued ability to attract and retain these and other qualified management and technical personnel, including die sinkers and other skilled laborers. Interstate maintains a key person life insurance policy on the life of Franklyn Esenberg in the amount of approximately $2,250,000, but does not have such insurance on the lives of its other executives.



     ENVIRONMENTAL MATTERS. Forging operations have been conducted at Interstate's Milwaukee, Wisconsin facility since 1920 and at its Navasota, Texas facility since 1972. Companies in the forging industry must comply with numerous federal, state and local environmental laws and regulations. Federal laws, such as the Clean Air Act, Clean Water Act and Resource Conservation and Recovery Act, each as amended, and similar state and local laws impose recordkeeping and notification requirements as well as regulate emissions and waste products generated by forging operations. Substantial sanctions are imposed for violations of these laws. In addition, federal laws such as the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and other similar federal, state and local laws impose liabilities associated with the release of hazardous substances to the environment. These types of laws can be used to hold the owner or operator of contaminated property or the generator of hazardous substances liable for environmental contamination. The chief environmental issues for Interstate's operations are soil contamination from underground storage tanks at both plant facilities, and potential contamination from an abandoned land fill and steam filtration ponds at the Navasota, Texas facility. Interstate has implemented substantial recordkeeping, management procedures and practices for the purpose of complying with environmental laws and regulations. However, Interstate's practices in the past have, in certain instances, resulted in required environmental remediation of certain sites. Due to the nature of forging operations, environmental concerns are likely to arise from time to time in the future. No assurance can be given that the cost of compliance with environmental laws and regulations in the future will not have a material effect on the results of operations of Interstate. If such an adverse impact occurs during the period in which the right to Contingent Payments is determined, the amount of those payments would be adversely affected.



     PRODUCT LIABILITY INSURANCE. Interstate maintains general liability and umbrella insurance (including product liability) in the aggregate amount of $12,000,000. The policy excludes coverage of claims arising in respect of parts manufactured for nuclear powered vehicles or facilities, or for aircraft of any kind. Although Interstate has never been required to pay claims in excess of its insurance coverage and has never paid any claims in respect of aircraft or nuclear forgings, uninsured losses could occur and they could be material. If material uninsured losses occur during the period in which the right to Contingent Payments is determined, they will adversely affect the amount of those payments to the former Interstate shareholders and holders of Option Stock. Interstate believes that most companies in the forging industry follow a similar insurance practice.



     INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain key personnel and significant shareholders of Interstate have interests differing from those of other Interstate shareholders in the Merger. See THE PROPOSED MERGER--INTERESTS OF CERTAIN PERSONS IN THE MERGER.



RISK FACTORS APPLICABLE TO CITATION



     GENERAL. The ability of Citation to pay any Contingent Payments actually due will depend in part on economic conditions beyond the control of Citation, and, more specifically, upon the business risks summarized below.


     CUSTOMER AND SALES CONCENTRATION. Citation derives a substantial portion of its sales from customers in the domestic automotive/light truck industry (26.4% in fiscal 1994 and 30.5% in fiscal 1995) and domestic heavy truck industry (21.0% in fiscal 1994 and 23.5% in fiscal 1995). During fiscal 1995, Citation's top ten customers represented 26.5% of sales and its largest customer represented 7.8% of sales. A significant reduction of purchases by its largest customers could have a material adverse effect on Citation's consolidated financial condition or results of operations.

     CYCLICALITY. Citation's business is subject to cyclical fluctuations based on general economic conditions and economic conditions in specific industries served, particularly the domestic automotive/light truck and heavy truck industries. Future recessions or a decline in the domestic markets for automobiles, light trucks, heavy trucks or other durable goods could have a material adverse effect on Citation's consolidated financial condition or results of operations.

     POSSIBLE ACQUISITIONS. A significant component of Citation's historical growth has come through acquisitions of other foundries, and Citation's growth strategy for its business includes making additional acquisitions. There can be no assurance that acquisitions will not have an adverse effect upon Citation's consolidated financial condition or results of operations. For example, Citation's operating results may be adversely affected for several fiscal quarters following the consummation of such acquisitions while the operations of the acquired businesses are integrated into Citation's operations and Citation's costing and other management information systems are implemented at the newly acquired businesses. There can be no assurance that Citation will be able to consummate any acquisitions in the future.

     Although Citation may, from time to time, receive information from other parties regarding possible acquisitions, Citation currently has no contracts, arrangements, agreements or understandings to acquire any other business.


     ENVIRONMENTAL MATTERS. Companies in the manufacturing industries must comply with numerous federal, state and local environmental laws and regulations. The Clean Air Act, as amended, the Clean Water Act, as amended, and similar state and local counterparts of these federal laws regulate air and water emissions and discharges into the environment, respectively. The Resource Conservation and

Recovery Act, as amended, and the Comprehensive Environmental Response, Compensation and Liability Act, as amended, ("CERCLA"), among other laws, address the generation, storage, treatment, transportation and disposal of solid and hazardous waste, and releases of hazardous substances into the environment, respectively. Citation's manufacturing operations require compliance with the above specified environmental laws, among other laws, as well as the workplace safety and health standards established by the Occupational Safety and Health Act. Citation believes that it is in material compliance with these laws and regulations.



      The chief environmental issues for Citation's foundries are air emissions and solid waste disposal. Air emissions, primarily dust particles, are handled by dust collection systems. The solid waste generated by these foundries is generally sand, which is recycled and reused in the foundry or disposed of as non-hazardous waste in landfills on Citation property or in permitted off-site landfills. Citation has closed certain of the landfills on its properties without incurring material expenditures and expects to close other such landfills in the future without incurring material expenditures. However, there can be no assurance that future federal, state or local laws, regulations, enforcement policies or other actions will not require Citation to incur additional and potentially material costs related to its past or present environmental practices.



     Although Citation's practices have, in certain instances, resulted in non-compliance with environmental laws and regulations and in non-material fines and expenses related thereto, Citation currently does not anticipate any environmentally related costs that would have a material adverse effect on its operations. However, it cannot be assured that Citation's activities will not give rise to actions by governmental agencies or private parties, which could cause Citation to incur fines, penalties, operational shutdowns, damages, clean-up costs or other similar expenses. Citation currently estimates that routine capital expenditures related to pollution control and compliance at all of its facilities will average $2.5 million per year during the next five fiscal years.



     Citation has implemented a source removal and shallow groundwater remediation project at its Castwell Products foundry for purposes of removing excessive levels of trichloroethylene ("TCE") which were detected at this facility. These excessive levels of TCE resulted from previous leakage into the groundwater from a parts washing area located on the premises. The need for the remediation was identified in connection with Citation's acquisition of Castwell Products in 1995, and Citation assumed an accrued liability in the amount of $1.2 million related to the estimated costs of the remediation. Of this amount, approximately $700,000 is expected to be paid from fiscal 1995 through fiscal 1997 in connection with soil removal, groundwater remediation measures and testing expenses. Thereafter, Citation estimates that it will incur approximately $30,000 annually for an estimated 20 to 30 years for ongoing monitoring and periodic sampling tests. There can be no assurance, however, that the costs and expenses related to this remediation project will not be materially greater than currently estimated.



     In August 1995, Citation received an information request from the United States Environmental Protection Agency ("EPA") regarding superfund sites (the "Sites") of PCB Treatment, Inc., an entity not affiliated with Citation. Similar requests were sent to all potentially responsible parties ("PRPs") which allegedly sent materials containing polychlorinated biphenyls ("PCBs") to the Sites. The PRPs (of which there are approximately 1,300) may be required to pay for remediation of the Sites pursuant to CERCLA. Based upon the review of its records and inquiries to EPA representatives, Citation believes that it sent no more than four drums of materials containing PCBs to the Sites. The EPA has informally advised Citation that the total remediation costs may approximate $1.5 million, but it has not yet determined the expense contribution amounts it would seek from each PRP. Courts have interpreted CERCLA to impose strict, joint and several liability upon PRPs if the harm at a site is indivisible, but remediation costs are typically allocated among PRPs on an equitable basis. Because it sent an insignificant amount of material to the Sites, Citation believes that this matter will not result in liability having material adverse effect on Citation's financial position or results of operations. However, the EPA's investigation is at an early stage and there can be no assurance that Citation will not be held liable to pay for a significant portion of the remediation expense or that such expense will not be materially greater than currently estimated.



     Citation's facilities capacity levels, or increases thereof, are dependent upon Citation's ability to maintain, or obtain increases in, such levels in its permits for air emissions. It cannot be assured that Citation will be able to maintain its current permits, or obtain appropriate increases in capacity levels under such permits, so as to maintain its current level of operations or increase capacity as it may desire in the future.



     The 1990 amendments to the Clean Air Act may have a major impact on the compliance costs of many U.S. companies, including foundries. Many of the regulations that will implement the Clean Air Act amendments have not yet been promulgated. Until such regulations are issued, it is not possible to estimate the costs Citation may need to incur to comply with them.


     POTENTIAL WARRANTY LIABILITY. Citation's standard warranty is to replace defective castings. While to date the costs associated with Citation's warranty policy have been insignificant, an increase in the incidence of product warranty claims and the costs associated therewith could have a material adverse effect on Citation's consolidated financial condition or results of operations.


     DEPENDENCE ON KEY PERSONNEL. Citation's growth has been dependent primarily upon the skills and efforts of T. Morris Hackney, Chairman of the Board, Chief Executive Officer ; R. Conner Warren, Executive Vice President of Finance and Administration and Treasurer; and other key employees. In addition, on August 15, 1996, the Board of Directors of Citation appointed Frederick F. Sommer to the position of President and Chief Operating Officer of Citation. Although Citation has been successful in hiring qualified and experienced personnel, the loss of services of any of these executive officers or other key personnel could have a material adverse effect on Citation's consolidated financial condition or results of operations. In addition, Citation's future growth and development will require it to continue to attract and retain additional qualified personnel. There can be no assurance that Citation will be able to attract and retain personnel with the skills and experience needed to successfully manage Citation's business and operations.


     COMPETITION. The markets for Citation's products are highly competitive. The companies within the industry compete on the basis of price, quality, delivery, service and engineering. Citation also competes with manufacturers whose products are made using other materials, processes and technologies. The industry consolidation that has occurred over the past two decades has resulted in a significant reduction in the number of smaller foundries and a rise in the share of production held by larger foundry companies. Some of Citation's competitors may have greater financial resources than Citation, may have lower production costs than Citation, or both. There can be no assurance that Citation will be able to maintain or improve its competitive position in its markets.

                               THE SPECIAL MEETING

GENERAL


     This Proxy Statement-Prospectus and the accompanying form of proxy is being furnished to the shareholders of Interstate in connection with the solicitation of proxies by the Interstate Board for use at the Special Meeting to be held on Tuesday, October 29, 1996, at 10:00 a.m., local time, in the 25th Floor Conference Center at the Offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin and any adjournments or postponements thereof. This Proxy Statement-Prospectus, the attached Notice of Special Meeting and the accompanying form of proxy are first being mailed to Interstate shareholders on or about September ___, 1996.

PURPOSE OF THE SPECIAL MEETING

     The purpose of the Special Meeting is to:


     1. Consider and vote upon a proposal to approve the Merger Agreement, pursuant to which, among other things, (a) Sub would be merged with and into Interstate, with Interstate surviving the Merger as a wholly-owned subsidiary of Citation, the separate existence of Sub ceasing, and (b) each share of Interstate Common Stock (other than shares for which dissenters' rights are perfected) and Option Stock outstanding immediately prior to the Effective Time will be converted into the right to receive, without interest thereon: (i) a cash amount payable at the Effective Time from total aggregate Closing consideration of $45,409,000, plus the SAR Difference of approximately $48,000, plus $9,952.66 per day from April 15, 1996 to and including the Closing Date, less Interstate Transaction Costs, and (ii) a pro rata portion of the aggregate amount of the Contingent Payments, if any; and


     2. Act upon such other matters, if any, as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

     The Interstate Board is not aware, as of the date of this Proxy Statement-Prospectus, of any other matters which may properly be brought before the Special Meeting. The WBCL provides that only business described in the Notice of Special Meeting may be conducted at the Special Meeting. If any other matter properly comes before the Special Meeting, including, among other things, consideration of a motion to postpone or adjourn the Special Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

BOARD OF DIRECTORS' RECOMMENDATION

     THE INTERSTATE BOARD HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AS ADVISABLE AND IN THE BEST INTERESTS OF INTERSTATE AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT INTERSTATE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

RECORD DATE, VOTING RIGHTS AND SHAREHOLDER APPROVAL


     The Interstate Board has fixed the close of business on September ___, 1996 as the Record Date for the Special Meeting. Only holders of record of Interstate Common Stock, the only class of voting stock of Interstate outstanding, on the Record Date are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 1,313,524 shares of Interstate Common Stock issued and outstanding. Holders of record of Interstate Common Stock on the Record Date are entitled to one vote per share on any matter that may properly come before the Special Meeting. A list of shareholders of record entitled to vote at the Special Meeting will be available for inspection by Interstate shareholders at Interstate's principal business office at 4051 North 27th Street, Milwaukee, Wisconsin, prior to the Special Meeting. The list will also be available on the day of the Special Meeting at the meeting site.


     A majority of the votes entitled to be cast by shares entitled to vote, represented in person or by proxy, will constitute a quorum of Interstate shareholders at the Special Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum. The affirmative vote of a majority of all the votes entitled to be cast at the Special Meeting by the holders of the outstanding shares of Interstate Common Stock is required for approval of the Merger Agreement. Abstentions and broker non-votes will have the same effect as votes cast against approval of the Merger Agreement.

     At the Record Date, the directors and the executive officers of Interstate and their affiliates beneficially owned approximately 401,930 shares of Interstate Common Stock, representing 30.6% of the outstanding shares of Interstate Common Stock entitled to vote at the Special Meeting. All of the directors and executive officers of Interstate have indicated their intention to vote their shares for approval of the Merger Agreement.

PROXIES

     Holders of Interstate Common Stock may vote either in person or by properly executed proxy. All shares of Interstate Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR approval of the Merger Agreement.

     If an individual beneficially owns shares of Interstate Common Stock through Interstate's Savings and Retirement Plan (the "Interstate Retirement Plan"), the proxy will serve as voting instructions for such participant's shares held in the Interstate Retirement Plan. Shares of Interstate Retirement Plan participants will be voted by the trustee of the Interstate Retirement Plan in accordance with each participants' voting instructions. If a participant in the Interstate Retirement Plan does not return a proxy, the trustee will direct the vote of the shares held in such participant's account.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Interstate, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Interstate before the taking of the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

     The Special Meeting may be postponed or adjourned from time to time without notice other than such notice as may be given at the Special Meeting or any postponement or adjournment thereof, including, without limitation, if a quorum is not obtained, or if fewer shares are likely to be voted in favor of approval of the Merger Agreement than the number required for approval. Any business for which notice has been given may be transacted at any such postponed or adjourned meeting. If the Special Meeting is postponed or adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     Interstate will bear the cost of solicitation of proxies for the Special Meeting. In addition to use of the mails, proxies may be solicited personally or by telephone, facsimile or other means of communication by directors, officers and employees of Interstate, who will not be specially compensated for such activities, but may be reimbursed for their out-of-pocket expenses. Arrangements will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of Interstate Common Stock held of record by such custodians, nominees and fiduciaries, and Interstate will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF YOUR SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS. SEE THE PROPOSED MERGER-- EXCHANGE OF STOCK CERTIFICATES AND OPTION AGREEMENTS.

                               THE PROPOSED MERGER

     THE FOLLOWING INFORMATION CONCERNING THE MERGER, INSOFAR AS IT RELATES TO THE MERGER AGREEMENT, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT-PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. YOU ARE URGED TO CAREFULLY READ THE ENTIRE MERGER AGREEMENT.

BACKGROUND OF THE MERGER

     The Interstate Board has long recognized that, given the nature and size of Interstate's shareholder base, Interstate shareholders have only limited opportunities to sell all or a portion of their Interstate Common Stock, since there is no ready secondary market. During the last five years, several holders of significant blocks of Interstate Common Stock have expressed to the Interstate Board their desire for liquidity of their investment in the Interstate Common Stock. During that period, the Interstate Board and management have actively pursued a number of possible transactions with a view to providing liquidity to the Interstate shareholders.

     During 1992, the Interstate Board actively explored the possibility of an initial public offering of Interstate stock. The purposes of the offering were to raise capital for Interstate to assist in Interstate's continuing capital needs and to provide the Interstate shareholders with improved liquidity. That transaction was not consummated.

     During late 1993, Interstate conducted extensive, but unsuccessful, discussions with an unrelated third party regarding a sale of Interstate. In April 1994, Interstate effected a self tender offer for 750,006 shares of Interstate Common Stock and shares underlying Interstate vested stock options at a price of $14 per share. This represented approximately 34% of the then fully diluted Interstate Common Stock.


     During the years in the period of January 1, 1992 through December 31, 1995, Interstate purchased 9,236 shares, 21,955 shares, 12,178 shares and 11,260 shares, respectively, from participants in the Interstate Retirement Plan at prices ranging from $11.25 per share in 1992 to $18.00 in 1995 (there being no such purchases between December 31, 1995 and July 31, 1996). SEE MARKET PRICES OF INTERSTATE COMMON STOCK AND DIVIDENDS.


     In early November 1995, Mr. Franklyn Esenberg, Chairman of Interstate, was approached by Mr. Alan T. Craft concerning a possible transaction between Interstate and Citation. Mr. Craft is a manufacturer's representative for Interstate and a Director Emeritus of Interstate and was formerly a member of the Interstate Board from 1988 to 1991. Mr. Craft's firm, Craft Associates, is a sales representative for a subsidiary of Citation, Mabry Foundry Company, Ltd. Mr. Craft will receive a finders fee of $500,000 to be paid by Citation for the acquisition of Interstate. Mr. Craft discussed with Mr. Esenberg the history and current status of Citation, Mr. Craft's relationship with Mr. T. Morris Hackney, Chairman of Citation, Citation's recent acquisitions and Mr. Craft's belief that there was the possibility of a mutually beneficial transaction between Interstate and Citation.


     Messrs. Hackney, Esenberg and Craft met in early November 1995. The meeting included a general discussion of Interstate's history, business, management, assets, liabilities, performance, financial condition and prospects. The meeting also included a discussion of Citation's acquisition practices and business. The meeting concluded with a sense that further discussions between the two organizations should continue.


     On December 12, 1995, Mr. Esenberg and Mr. James Mitchell, a Director and President and Chief Executive Officer of Interstate, together with a representative of Baird, met with Mr. Hackney and R. Conner Warren, a Director and Executive Vice President of Finance and Administration and Treasurer of

Citation. Baird has had a longstanding relationship with Interstate and attended the meeting as an observer and in anticipation that Baird might be requested to provide a fairness opinion to the Interstate Board. The meeting included a detailed discussion of Interstate's business, management, strategy, performance and prospects. The meeting also included a discussion concerning Citation's business. The meeting concluded with commitments by Citation to review the information concerning Interstate and by both parties to meet again in the near future.


     The Interstate Board met on December 19, 1995. Mr. Esenberg briefed the Interstate Board on the discussions with Citation. Quarles & Brady, counsel for Interstate, discussed the legal responsibilities of the Board in connection with such a potential transaction. Baird was present at the Board meeting and advised the Interstate Board on the process that Baird would go through to evaluate such a transaction in order to provide an opinion as to whether or not the consideration proposed to be paid in such a transaction is fair to Interstate's shareholders from a financial point of view. The Board unanimously authorized Messrs. Esenberg and Mitchell, together with counsel, to continue the discussions with Citation.


     On January 3 and 4, 1996, Messrs. Hackney, Esenberg and Mitchell met to continue the discussions. Following a discussion of various matters relating to Interstate's business and financial condition, Mr. Hackney made a proposal by which Citation would acquire all of the outstanding capital stock of Interstate for a cash purchase price of $40,000,000. Citation's offer was based, in part, on a multiple of the projected 1995 EBIT of Interstate, less the long-term debt of Interstate at its 1995 fiscal year end. After discussion concerning the proposal, Messrs. Esenberg and Mitchell stated that they would meet with the Interstate Board to further discuss the overall matter and the specific proposal.


     The Interstate Board met again on January 11, 1996. The Board formally engaged Baird to evaluate and render an opinion as to whether or not the consideration to be paid in a possible transaction with Citation is fair to the Interstate shareholders from a financial point of view. The Interstate Board considered Citation's proposal, the current business and financial condition of Interstate, the prospects for Interstate, the publicly available information concerning Citation, the interests of Interstate's shareholders and the effect of such a transaction on Interstate's employees and customers. The Interstate Board unanimously approved proceeding with a transaction with Citation at terms that were greater than those offered by Citation. The Interstate Board instructed Messrs. Esenberg and Mitchell to meet again with Citation to discuss the new terms and, if such new terms were agreeable to Citation, to execute a letter of intent.


     Messrs. Esenberg and Mitchell, together with assistance from counsel, then conducted a series of negotiations and discussions with representatives of Citation. The negotiation centered on a disagreement between the two parties concerning the proper EBIT multiple to be used when computing the purchase price for the shares of Interstate. Citation asserted the use of a lower multiple based on the past growth rate of Interstate. Interstate negotiated for the use of a higher EBIT multiple based on its projected future growth. The increased future growth projected by Interstate was attributable to the expected future sales resulting from Interstate's new 14,000 ton mechanical forging press. To bridge the gap between the two parties, a compromise was reached for the payment of contingent consideration based on the future performance of Interstate. Such contingent consideration would, in effect, compensate the Interstate shareholders if Interstate's projected growth rate was actually achieved. A letter of intent was signed on January 19, 1996 providing for the purchase of all of the outstanding capital stock of Interstate by Citation for a total cash purchase price of $43,600,000 at closing plus the payment of certain contingent cash payments. SEE DESCRIPTION OF CONTINGENT PAYMENTS.



     During the following months, Citation and Interstate executed a Confidentiality Agreement and representatives of Citation and Interstate and their respective counsel engaged in numerous discussions and conducted several meetings in order to negotiate and prepare the definitive Merger Agreement. Citation also conducted due diligence on Interstate. All of the material matters discussed at all substantive meetings, the conclusions reached and the actions taken are summarized herein.

      The Interstate Board met on February 7, 1996 and March 7, 1996 and received updates on the status of the Citation transaction. During this period, representatives of Interstate continued the negotiations with Citation concerning the price. The Interstate Board refused to authorize the transaction unless approximately $2,000,000 was added to the Letter of Intent cash purchase price. After further negotiation, Citation agreed to an increased purchase price. In addition, Citation agreed to increase the purchase price based on a per diem amount to compensate the Interstate shareholders for the loss of dividend income from April 1, 1996 through the date of Closing. The per diem amount of $9,952.66 was determined based on a number of factors which included the daily net income of Interstate, dividends paid in prior years, prevailing interest rates and the merger consideration as a whole. These negotiations resulted in a transaction (the "Prior Transaction") with: (a) a cash price at Closing of $45,409,000, less Interstate's transaction costs, and plus a per diem accrual of $9,952.66 per day from April 1, 1996 through the date of Closing (b) the payment of certain contingent cash payments and, (c) the payment of cash for Interstate's outstanding stock appreciation rights ("SARs") without any
reduction in the cash price.  See DESCRIPTION OF CONTINGENT PAYMENTS.   The
Interstate Board also considered other possible transactions for Interstate, including a possible redemption of certain Interstate Common Stock, a sale of all of the outstanding Interstate Common Stock to an unrelated third party and a sale of all of the Interstate Common Stock to a group headed by Interstate management. All of these other proposed transactions would have included proposed consideration that was significantly less than the proposed consideration to be received by Interstate shareholders in the Prior Transaction. The Interstate Board also considered the possibility of creating liquidity for Interstate shareholders through an initial public offering of Interstate stock, but determined that a public offering would be less attractive for Interstate and its shareholders for various reasons, including the costs of attaining and maintaining public company status.



     On May 8, 1996, the Interstate Board met with representatives of Baird and legal counsel. Baird reviewed financial and other information concerning Interstate and Citation and the proposed consideration to be received by Interstate shareholders in the Prior Transaction. Counsel outlined in detail the terms and conditions of the proposed Merger Agreement, the respective employment agreements between Interstate and Messrs. Esenberg and Mitchell and related documents. The Interstate Board was informed at this meeting that a customer of Interstate, who was unwilling to consent to the Merger, would have the right to terminate its relationship with Interstate based on the change in Interstate ownership that would result from the Merger. The Interstate Board directed management and counsel to discuss this matter with the customer and directed management and Baird to consider the effects (as reflected in revised projections to be prepared by Interstate management) of a termination of Interstate's relationship with the customer on the consideration to be received in the Citation transaction.



     On May 13, 1996, the Interstate Board met with representatives of Baird and legal counsel. Interstate management informed the Interstate Board that the customer had continued to state that he would not consent to the Merger. The Interstate Board considered the effect of the possible termination of Interstate's relationship with the customer. Baird reviewed various financial and other information and rendered to the Interstate Board its opinion to the effect that, as of the date of said opinion, the consideration to be received by the holders of Interstate Common Stock in the Prior Transaction was fair, from a financial point of view, to such holders (other
than Citation, Sub and their respective affiliates).   Legal counsel reviewed
the final forms of the Merger Agreement, the respective employment agreements between Interstate and Messrs. Esenberg and Mitchell and related documents. The Interstate Board discussed the advice they had received at the various Interstate Board meetings and the price that would be paid to Interstate shareholders in the Prior Transaction. The Interstate Board also considered and discussed the effects of the Prior Transaction on Interstate's customers and employees.

     After such discussions, the Interstate Board unanimously adopted and approved the Merger Agreement, the respective employment agreements between Interstate and Messrs. Esenberg and Mitchell and related documents. Following the Interstate Board meeting, on May 16, 1996 the Merger Agreement, the employment agreement between Interstate and Franklyn Esenberg and the employment agreement between Interstate and James Mitchell were executed.


     In mid July of 1996, management of Interstate learned of certain issues relating to Interstate's inventories, arising from a conversion of internal accounting systems, internal controls and an apparent difference between the book to physical inventory of Interstate. On July 24, 1996, the Interstate Board met in the ordinary course and received an update on the Citation
transaction.   Management informed the Interstate Board of the inventory issues, that a physical inventory was being conducted, that the financial statements of Interstate for 1995 and for the six months ended on June 30, 1996 were being reviewed, and that a modification of such financial statements would be necessary.



     The Interstate Board instructed management to continue the investigation and report back to the Board. At this meeting, the Interstate Board approved amendments to: (a) the Merger Agreement which extended to November 30, 1996 the date for termination of the Merger Agreement; and (b) the Employment Agreements with Franklyn Esenberg and James Mitchell which extended to November 30, 1996 the dates on which such Employment Agreements would terminate if the transactions described in the Merger Agreement had not been closed. The Amendments to the Employment Agreements were executed on July 27, 1996 but the Amendment to the Merger Agreement was not executed.



     In early August of 1996, Interstate management completed its review of the inventory matters and the 1995 and interim 1996 financial statements of Interstate. The effect of the review was: (a) a restatement of Interstate's 1995 financial statements to reflect a $505,000 inventory accumulation error which resulted in a $320,000 decrease in Interstate's net income for 1995 from that which had been previously reported; and (b) a restatement of Interstate's interim 1996 financial statements through June 30, 1996 to reflect a $500,000 inventory error which resulted in a $324,000 decrease in Interstate's net income for the six months ended on June 30, 1996 from that which had been previously reported.



     On August 16, 1996, Messrs. Esenberg and Hackney met to discuss the inventory issues and their effect on Prior Transaction. After extensive discussions and negotiations, Messrs. Esenberg and Hackney agreed, in each case subject to the approval of the respective Boards of Directors of Interstate and Citation, that the terms of the Merger Agreement and the Prior Transaction would remain as stated in the original Merger Agreement, except that the following changes would be made to the Prior Transaction: (a) the base average EBIT for calculating the contingent cash payments would be changed from $9,500,000 to $10,000,000; (b) the date from which the daily accrual of $9,952.66 runs would be changed from April 1, 1996 to April 15, 1996; (c) the per share price at which Interstate's SARs would be cashed out would be changed from $34 to the same cash amount which Interstate shareholders would receive in the Merger at Closing, which is estimated to be approximately $32.5239; (d) the Basic Merger Payment to the Interstate shareholders would be increased by the amount of the decreased payment to the holders of Interstate's SARs; (e) the termination date in the Merger Agreement would be extended to November 30, 1996; and (f) the Merger Agreement would incorporate the revised financial statements of Interstate for 1995 and for the interim period of 1996. As used herein, the term "Current Transaction" means the Prior Transaction as amended to reflect the changes described above.



     On August 20, 1996, the Interstate Board met and received a report concerning the inventory matters. Mr. Esenberg briefed the Interstate Board on the discussions with Citation. Legal counsel for Interstate discussed the proposed changes to the Merger Agreement. The Interstate Board preliminarily approved the Current Transaction, subject to reviewing a form of the Amendment to the Merger Agreement and reviewing and receiving an opinion of Baird concerning the fairness of the Current Transaction.



     On August 23, 1996, the Interstate Board met with representatives of Baird and legal counsel. Legal counsel reviewed the form of Amendment to the Merger Agreement. Baird rendered to the Interstate Board its opinion to the effect that, as of the date of said opinion, the consideration to be received by the holders of Interstate Common Stock in the Current Transaction was fair, from a financial point of view, to such holders (other than Citation, Sub and their respective affiliates). See OPINION OF ROBERT W. BAIRD & CO. INCORPORATED and APPENDIX C hereto. The Interstate Board discussed the advice they had received at the various Interstate Board meetings and the price that would be paid to Interstate shareholders in the

Current Transaction. The Interstate Board also considered and discussed the effects of the Current Transaction on Interstate's customers and employees. After such discussions, the Interstate Board unanimously adopted and approved the Amendment to the Merger Agreement.


REASONS FOR THE MERGER;  RECOMMENDATION OF THE INTERSTATE BOARD

     CITATION. Citation's business strategy is to be a broad-based components supplier to the durable goods industry. A significant element of that strategy has been growth through acquisitions, as well as expansion of markets and customer bases, and expansion into other casting and related technologies. Citation historically has expanded its business primarily through the acquisition of other ductile, gray and high-alloy iron, aluminum and steel casting foundries. Recent acquisitions have introduced it to additional technologies including aluminum permanent and semi-permanent molding methods, high-alloy casting metallurgy, intricate design casting and gray, ductile and high-alloy iron shell sand molding processes. In line with its growth strategy, Citation believes the acquisition of Interstate will allow Citation to broaden its product offerings in a product line which is technologically similar to Citation's expertise and is used in primarily the same markets, thus complementing Citation's existing operations.


     INTERSTATE. The Interstate Board believes that the terms of the Merger, which are the result of arm's length negotiations between representatives of Interstate and Citation, are fair to, and in the best interests of, Interstate and its shareholders. The Interstate Board believes that, based on the factors described below, the Merger is the best available means for Interstate shareholders to receive liquidity for their shares of Interstate Common Stock at a price which the Interstate Board believes to be a fair price. The Interstate Board believes that the transaction with Citation is an attractive one for the Interstate shareholders, since the nature of Interstate's business is cyclical, capital intensive and subject to other risk factors. See RISK FACTORS--RISK FACTORS APPLICABLE TO INTERSTATE. The Board believes that the Citation transaction provides a fair cash payment at closing and the opportunity to earn additional cash consideration in the future based on the financial performance of Interstate. See DESCRIPTION OF CONTINGENT PAYMENTS.


     In reaching its decision to adopt and approve the Merger Agreement, the Interstate Board considered a number of factors. While the Interstate Board did not assign specific or relative weights to any factors, the following factors were among the factors considered:

     - The consideration to be received by Interstate shareholders (see -- PRINCIPAL TERMS OF THE MERGER);

     - The fact that the Interstate shareholders would achieve liquidity of their investment in Interstate as a result of the Citation transaction (see --BACKGROUND OF THE MERGER);

     - Interstate's business, results of operations, financial condition and prospects if Interstate were to remain independent;


     - The fact that Interstate's business is both highly competitive and cyclical based on the capital goods nature of Interstate's customers and the outlook for the capital goods industry (see RISK FACTORS-- RISK FACTORS APPLICABLE TO INTERSTATE);



     - The fact that Interstate's business is capital intensive and Interstate's needs for financing or equity capital and the continued availability and terms of such financing or equity capital (see RISK FACTORS--RISK FACTORS APPLICABLE TO INTERSTATE);


     -    Interstate's ability to sustain and increase earnings and dividends;

     - The opinion of Baird to the effect that, as of August 23, 1996, the consideration to be received by the holders of Interstate Common Stock was fair, from a financial point of view, to such holders (other than Citation, Sub and their respective affiliates) (see --OPINION OF ROBERT W. BAIRD & CO. INCORPORATED and APPENDIX C hereto); the Interstate Board did not adopt the Baird fairness opinion, but did conclude, based on the terms of the Merger Agreement, the Baird fairness opinion and the other factors described herein, that the terms of the Merger are fair to the Interstate shareholders;


     - The terms of the Merger Agreement (see THE PROPOSED MERGER and APPENDIX A hereto); and

     -    The impact of the Merger on employees and customers of Interstate.

     THE INTERSTATE BOARD HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, INTERSTATE SHAREHOLDERS. THE INTERSTATE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF INTERSTATE VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

OPINION OF ROBERT W. BAIRD & CO. INCORPORATED


     On January 25, 1996, Interstate entered into an engagement letter agreement with Baird pursuant to which Baird was retained to render its opinion as to whether or not the Consideration (consisting of the Company Stock Price (as defined herein under --PRINCIPAL TERMS OF THE MERGER--MERGER CONSIDERATION) and the per share Contingent Payments, if any (as defined herein under DESCRIPTION OF CONTINGENT PAYMENTS)) is fair, from a financial point of view, to the holders of Interstate Common Stock (other than Citation, Sub and their respective affiliates). On August 23, 1996, Baird rendered its opinion to the Interstate Board to the effect that, as of such date, the Consideration was fair, from a financial point of view, to the holders of Interstate Common Stock (other than Citation, Sub and their respective affiliates).



     THE FULL TEXT OF BAIRD'S OPINION, DATED AUGUST 23, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY BAIRD IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. BAIRD'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, AS OF AUGUST 23, 1996 AND FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO THE HOLDERS OF INTERSTATE SHARES (OTHER THAN CITATION, SUB AND THEIR RESPECTIVE AFFILIATES) AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY INTERSTATE SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT. BAIRD DID NOT MAKE RECOMMENDATIONS TO INTERSTATE CONCERNING THE AMOUNT OF CONSIDERATION TO BE PAID TO INTERSTATE SHAREHOLDERS OR PARTICIPATE IN THE NEGOTIATION OF THE MERGER CONSIDERATION (AS DEFINED HEREIN UNDER --PRINCIPAL TERMS OF THE MERGER--MERGER CONSIDERATION). THE SUMMARY OF BAIRD'S OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION ATTACHED AS APPENDIX C. SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.


     In conducting its investigation and analysis in arriving at its opinion attached as Appendix C, Baird reviewed such information and took into account such financial and economic factors as it deemed relevant under the circumstances. In that connection, Baird among other things (i) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of Interstate furnished to Baird by Interstate for purposes of its analysis, as well as historical financial information relating to Interstate's financial position and operating results; (ii) reviewed certain publicly available information, including but not limited to, Citation's recent filings with the Commission and equity analyst research reports prepared by various investment banking firms; (iii) reviewed a draft of the Merger

Agreement in the form presented to the Interstate Board; (iv) compared the financial position and operating results of Interstate with those of publicly traded companies Baird deemed relevant; and (v) compared the proposed financial terms of the Merger with the financial terms of certain other business transactions that it considered relevant to its inquiry. Baird held discussions with certain members of Interstate's and Citation's respective senior management concerning Interstate's and Citation's historic and current financial condition and operating results, as well as the future prospects of Interstate and Citation, respectively. Baird also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria which it deemed relevant for the preparation of its opinion. Baird was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of Interstate. The Merger Consideration was determined by Interstate and Citation in arm's length negotiations. Interstate did not place any limitation upon Baird with respect to the procedures followed or factors considered by Baird in rendering its opinion.


     The internal Interstate forecasts reviewed by Baird assume that net sales increase to $95,000,000 and $105,000,000 for 1996 and 1997, respectively, and by $5,000,000 per year thereafter. The internal forecasts also assume that Interstate's cost of goods sold as a percentage of sales increases from 81% in 1995 to 82.9% for 1996 and 82% for 1997 and then declines by one-half percent per year thereafter. Based on these assumptions Interstate's earnings and earnings per share would be expected to decline in 1996 compared with 1995 and then to increase gradually thereafter. These internal forecasts were prepared by Interstate, and provided to Baird, solely to assist Baird in its analysis. Future operating results are inherently uncertain for various reasons, including those described under "Risk Factors - Risk Factors Applicable to Interstate," and the forecasts should not be relied upon as indicating that particular results will actually be achieved in the future.


     In arriving at its opinion, Baird assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it by or on behalf of Interstate and Citation, or publicly available, and was not engaged, and did not attempt, to verify any such information. Baird assumed that all material assets and liabilities (contingent or otherwise, known or unknown) were as set forth on Interstate's financial statements. With respect to projections, Baird assumed that they had been reasonably prepared and represented the best available estimates and good faith judgments of Interstate management as to the future performance of Interstate. In conducting its review, Baird did not make nor obtain an independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Interstate, nor did Baird make a physical inspection of the properties or facilities of Interstate. Baird's opinion was based upon economic, monetary and market conditions as they existed on and to the extent they could be evaluated as of the date of such opinion and did not predict or take into account any changes which may occur or information which may become available thereafter.


     In connection with preparing its opinion on August 23, 1996, Baird conducted a variety of financial analyses summarized below with respect to Interstate and Citation.



     IMPLIED VALUE OF CONSIDERATION. Based on an assumed Effective Time of October 29, 1996 and assumed transaction costs of $425,000, Baird calculated the estimated value of the Consideration (the "Implied Value of Consideration") to be between $33.97 and $35.06 per share, consisting of an estimated Company Stock Price of $32.52 per share and, using a range of discount rates from 15 to 40 percent and based on the assumed realization of the projections prepared by Interstate management of future financial performance of Interstate, an implied present value of the Contingent Payments between $1.45 and $2.54 per share. The actual Contingent Payment amounts are dependent upon a number of factors, including the actual financial results of Interstate after completion of the Merger. Accordingly, no assurance can be given that the actual Contingent Payment amounts will be as estimated.



     ANALYSIS OF INTERSTATE'S VALUATION MULTIPLES. Baird calculated multiples of the Implied Value of the Consideration to Interstate's latest twelve months ended July 31, 1996 ("LTM") net income and its projected net income for calendar years 1996 and 1997 (based on management's estimates) and multiples of Interstate's Enterprise Value (defined as the Implied Value of the Consideration multiplied by the number of fully diluted shares of Interstate Common Stock, plus (i) the book value of total debt pro forma for redemption of all SARs, less (ii) cash and cash equivalents, including cash surrender value of life insurance and cash which would be received by Interstate if all outstanding stock options were exercised) to its LTM revenues, its LTM operating income before depreciation and amortization, interest and taxes ("EBITDA") and its LTM operating income ("EBIT"). The calculations resulted in ratios of the Implied Value of the Consideration to net income ("P/E
Ratios") of 10.0x to 10.3x based on LTM results; 10.0x to 10.4x based on projected 1996 results; and 8.1x to 8.4x based on projected 1997 results.
The ratio of Enterprise Value to LTM revenues was 0.76x to 0.78x, the ratio of Enterprise Value to LTM EBITDA was 5.4x to 5.5x and the ratio of Enterprise Value to LTM EBIT was 7.5x to 7.6x.



     ANALYSIS OF SELECTED PUBLICLY TRADED INTERSTATE COMPARABLE COMPANIES.
Baird reviewed certain publicly available financial information as of the most recently reported period and stock market information as of August 20, 1996 for certain selected publicly traded companies which Baird deemed relevant. Such comparable companies consisted of: Amcast Industrial Corporation, Atchison Casting Corporation, Fansteel Inc., Intermet Corporation, Sifco Industries, Inc., Sinter Metals, Inc. and Wescast Industries. For each comparable company, Baird calculated multiples as of August 20, 1996 of Enterprise Value (defined as the market value of the common equity plus the book value of total debt and preferred stock, less excess cash and cash equivalents) to LTM revenues, LTM EBITDA and LTM EBIT. Baird then compared these multiples to the relevant Interstate multiples based on the Enterprise Value implied by the Implied Value of the Consideration. An analysis of the multiples of Enterprise Value to LTM revenues, LTM EBITDA and LTM EBIT yielded 0.76x to 0.78x, 5.4x to 5.5x, and
7.5x to 7.6x, respectively, for Interstate compared to low, mean, median and high multiples, respectively, of 0.40x, 0.88x, 0.69x and 1.60x LTM revenues; 4.1x, 6.5x, 6.8x and 8.8x LTM EBITDA; and 6.2x, 10.0x, 9.9x and 14.2x LTM
EBIT for Interstate's comparable companies. Baird also calculated P/E Ratios based on the Implied Value of the Consideration for Interstate and as of August 20, 1996 for each comparable company based on market stock prices as of such date and LTM earnings per share and estimated earnings per share (based on median Firstcall estimates) for calendar years 1996 and 1997. An analysis of the P/E Ratios for Interstate yielded 10.0x to 10.3x LTM net earnings, 9.5x to
10.3x projected 1996 net earnings, and 8.1x to 8.4x projected 1997 net earnings, compared to low, mean, median and high multiples, respectively, of 8.8x, 14.7x, 15.1x and 24.7x LTM earnings per share; 9.2x, 11.4x, 10.0x and 16.1x estimated 1996 earnings per share; and 7.9x, 9.6x, 8.4x and 13.6x estimated 1997 earnings per share for Interstate's comparable companies. Baird noted that the Implied Value of the Consideration was generally consistent with the low and median multiples of the comparable companies, due to the historical and projected financial performance of Interstate and the dynamics of the forging industry relative to the comparable companies.



     ANALYSIS OF SELECTED COMPARABLE ACQUISITION TRANSACTIONS. Baird reviewed selected transactions involving the acquisition of all or part of companies in businesses which Baird deemed relevant. Such comparable acquisition transactions, which were consummated between May 1994 and August 1996 consisted of (acquiror/acquired company): Wyman-Gordon Company/Cameron Forged Products Company; Citation Corporation/Iroquois Foundry Company; Citation Corporation/Oberdorfer Industries; Citation Corporation/Berlin Foundry Corporation; Citation Corporation/Pennsylvania Steel Foundry and Machine Company; Citation Corporation/Castwell Products Company; Johnstown American Industries, Inc./Truck Components, Inc.; Bar Technologies, Inc. (formerly known as BRW Steel Corporation)/Bliss & Laughlin Industries and Citation Corporation/Southern Aluminum Castings Company. Such transactions were chosen based on a review of acquired companies which possessed general business, operating and financial characteristics representative of companies which supply metal products and components to the original equipment manufacturing market. For each comparable transaction where the relevant data was available, Baird calculated the multiples of Enterprise Value (based on the actual consideration paid for the equity of the acquired company plus the book value of total debt assumed, less cash and cash equivalents) to LTM revenues, LTM EBITDA and LTM EBIT; and calculated P/E Ratios based on LTM net earnings. Baird then compared those multiples to the relevant Interstate multiples based on the Implied Value of the Consideration. For the transactions selected, these calculations yielded multiples of Enterprise Value to

LTM revenues, LTM EBITDA and LTM EBIT of  0.76x to  0.78x, 5.4x to  5.5x, and
 7.5x to 7.6x, respectively, for Interstate, compared to low, mean, median and high multiples, respectively, of 0.32x, 0.57x, 0.47x and 0.96x LTM revenues; 3.3x, 4.5x, 4.6x and 5.4x LTM EBITDA; and 4.0x, 5.3x, 5.7x and 6.0x LTM EBIT for the comparable acquisition transactions. An analysis of the P/E Ratios based on LTM results yielded 10.0x to 10.3x for Interstate compared to low, mean, median and high multiples, respectively, of 5.9x, 10.0x, 10.0x and 15.5x, respectively, for the comparable acquisition transactions. Baird noted that the Interstate multiples implied by the Implied Value of the Consideration were generally near or above the corresponding high multiples for the comparable acquisition transactions.



     DISCOUNTED CASH FLOW ANALYSIS. Baird performed a discounted cash flow analysis of Interstate on a stand alone basis using Interstate management's projections of future EBIT and free cash flow without taking into account cost savings and synergies which may be realized following the Merger. In such analysis, Baird assumed terminal value multiples of 5.0x to 7.0x EBIT in the year 2000 and discount rates of 13.0% to 15.0%. Such analyses produced implied values of Interstate ranging from $28.93 to $44.20 per share with a median value of $36.29 per share. Baird noted that the Implied Value of the Consideration was generally within the range of the Discounted Cash Flow Analysis.



     LEVERAGED TRANSACTION ANALYSIS. Baird performed an analysis of the maximum price an acquiror would be likely to pay for Interstate in a leveraged transaction, based on the achievement of benchmark returns for debt and equity investors and financing terms generally available in the current market environment. This analysis did not take into account cost savings and/or synergies that might be available to a new owner of Interstate. The Implied Value of the Consideration exceeded the values generated by this analysis.



      The preparation of financial analyses and a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Baird believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of such analyses and of the factors considered by Baird, without considering all of such analyses and factors, could create an incomplete view of the processes underlying the analyses conducted by Baird and its opinion. Baird did not attempt to assign specific weights to particular analyses. Any estimates contained in Baird's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Baird does not assume responsibility for their accuracy.



     Interstate selected Baird to render its opinion as to the fairness, from a financial point of view, of the Consideration, because of its experience and expertise in the valuation of businesses and their securities in connection with mergers and acquisitions and based on Baird's prior experience with and knowledge of Interstate. Baird, as part of its investment banking business, is continually engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private
placements, and valuations for estate, corporate and other purposes.   In the
ordinary course of business, Baird may from time to time trade equity securities of Interstate and Citation for its own account and for accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, the President and Chief Executive Officer of Baird is a director of Interstate and the beneficial owner of shares of Interstate Common Stock.



     Pursuant to the January 25, 1996 engagement letter agreement, as amended, Interstate agreed to pay Baird a retainer fee of $25,000, a fairness opinion fee of $87,500, upon payable upon delivery of its opinion on May 13, 1996, and a fairness opinion fee of $12,500, payable upon delivery of its opinion on August 23, 1996, in each case regardless of the conclusions reached by Baird in such opinions and regardless of whether any transaction is consummated. Interstate has also agreed to reimburse Baird for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel. Interstate has also agreed to indemnify Baird, its affiliates and their respective directors, officers, partners, employees and agents and controlling persons against certain liabilities relating to or arising out of its engagement, including liabilities under the federal securities laws. Baird has rendered from time to time various investment banking and other financial advisory services to Interstate for which it has received its customary compensation.


PRINCIPAL TERMS OF THE MERGER

     EFFECT OF THE MERGER. If the Merger is approved by at least a majority of all the votes entitled to be cast at the Special Meeting by the holders of the outstanding shares of Interstate Common Stock and the other conditions to consummation of the Merger specified in the Merger Agreement are satisfied or waived, then Sub will be merged with and into Interstate, with Interstate being the Surviving Corporation in the Merger. The closing to consummate the Merger (the "Closing") will occur at a date and time mutually agreed to by the parties to the Merger Agreement that is no later than the fifth business day after satisfaction of the conditions to consummation of the Merger set forth in the Merger Agreement (the "Closing Date"). The Merger will be effective upon filing the Articles of Merger with the Wisconsin Department of Financial Institutions, such filing to occur as soon as practicable on or after the Closing Date (the "Effective Time"). It is currently anticipated that, subject to the receipt of all requisite regulatory approvals and other factors, the Effective Time will be the same date as the Special Meeting. At and after the Effective Time, the shareholders of Interstate will no longer have an equity interest in the Surviving Corporation. The Surviving Corporation will be a wholly-owned subsidiary of Citation. As of the Effective Time, by operation of law, the separate corporate existence of Sub will cease and the Surviving Corporation will succeed to all of the assets and liabilities of Sub.

     MERGER CONSIDERATION. As of the Effective Time, and without any action on the part of the holders thereof, each issued and outstanding share of Interstate Common Stock, except shares owned by shareholders who perfect dissenters' rights, will be converted into the right to receive, without interest thereon, an amount in cash equal to the Company Stock Price (as defined below) plus a pro rata portion of the aggregate amount of any Contingent Payments, each of which is further described herein. In addition, each share of Option Stock will be converted into the right to receive an amount in cash equal to the Company Stock Price less the per share exercise price of the related option (and less any required withholding taxes) (the "Option Stock Price"), plus a pro rata portion of the aggregate amount of any Contingent Payments. The consideration to be paid to the holders of Interstate Common Stock and the holders of Option Stock shall herein be referred to as the "Merger Consideration."


     The Company Stock Price (which will be rounded to four decimal places) shall be equal to the sum of the Closing Merger Payment (as defined below) and the aggregate amount of the combined option exercise prices of all Option Stock of $1,668,404 (the "Option Stock Exercise Price"), divided by 1,496,474, which represents the total number of shares of Interstate Common Stock and Option Stock that will be outstanding as of the Effective Time (collectively, the "Closing Stock"). The Closing Merger Payment shall be equal to $45,409,000, less the Interstate Transaction Costs, plus the SAR Difference as defined below, plus a per diem accrual equal to $9,952.66 multiplied by the number of calendar days from April 15, 1996 to and including the Closing Date. The "SAR Difference" means the amount by which the aggregate payment required to settle the outstanding Interstate SARs (based on a stock value equal to the Company Stock Price) is less than $608,200. If the Company Stock Price is $32.5239, the SAR Difference will be $48,121, as illustrated below. Interstate Transaction Costs will include only costs and expenses directly associated with the transactions contemplated by the Merger Agreement, including, without limitation, Interstate's attorneys and accountants' fees (including fees associated with the preparation and filing of this Registration Statement); fees and expenses of the Paying Agent (as defined herein) and Baird; costs of providing certain real estate surveys and title insurance as required by the Merger Agreement; distributions to dissenting shareholders in excess of the Company Stock Price; and prohibited shareholder distributions.

     For example, if the Closing were to occur on October 29, 1996, and the Interstate Transaction Costs were equal to $425,000 (actual Interstate Transaction Costs could be higher or lower), the Company Stock Price would be equal to $32.5239 per share as follows:



     1.   Closing Merger Payment =  $47,002,748
          Starting Point of Closing Merger Payment Calculation   $45,409,000
          Less:     Interstate Transaction Costs                    (425,000)



          Plus:     SAR Difference (estimated)                        48,121



          Plus:     Per Diem of $9,952.66
                    multiplied by  198 days ($9,952.66 X  198)     1,970,627



          Closing Merger Payment                                 $47,002,748



     2.   Company Stock Price =  $32.5239
          Closing Merger Payment                                 $47,002,748



          Plus:     Option Stock Exercise Price                    1,668,404
                    Total                                        $48,671,152



          Divided by Total Number of Shares
                    of Closing Stock                    DIVIDED BY 1,496,474
                    Company Stock Price                       $      32.5239



     Promptly upon surrender of their Interstate Common Stock certificates, Interstate shareholders of record as of the Effective Time will be entitled to receive a cash amount equal to the number of shares of Interstate Common
Stock surrendered multiplied by the Company Stock Price.   Promptly upon
surrender of their Option Agreements, holders of Option Stock will be entitled to receive a cash amount equal to the number of shares of Option Stock surrendered multiplied by the applicable Option Stock Price. See
- --EXCHANGE OF STOCK CERTIFICATES AND OPTION AGREEMENTS.



     Each of the Closing Stockholders will also be entitled to their pro rata share of the aggregate amount of any Contingent Payments based on the combined total number of shares of Interstate Common Stock and Option Stock outstanding at the Effective Time. Pursuant to the terms of the Merger Agreement, the Contingent Payments, if any, that will be made to the Closing Stockholders, consist of an aggregate amount equal to five (5) times the amount by which (x) the average annual net earnings of Interstate before interest and income and franchise taxes during the three year period from January 1, 1996 through December 31, 1998 exceeds (y) $10,000,000. The calculation and payment of any Contingent Payments that may be due in the future are described in detail herein under DESCRIPTION OF CONTINGENT PAYMENTS. Reference should also be made to
Section 1.9(d) of the Merger Agreement, a copy of which is attached hereto as Appendix A.


CONDITIONS TO CLOSING

     The respective obligations of the parties to consummate the Merger are subject to the fulfillment or waiver on or before the Closing Date of certain conditions specified in the Merger Agreement. The conditions include (among others): (1) the representations and warranties made by the respective parties in the Merger Agreement shall be true and correct in all material respects on and as of the date of the Merger Agreement and the Closing Date, and all of the terms and conditions of the Merger Agreement to be performed or complied with by the Closing by the respective parties shall have been performed or complied with in all material respects, including the delivery of all required Closing documents and payments; (2) the consents and approvals of all persons or entities, including governmental agencies whose consent is required to consummate the transactions contemplated by the Merger Agreement, shall have been obtained, including the expiration of all applicable waiting periods under the HSR Act; (3) at the Closing Date there shall be no litigation or governmental investigation in which an injunction or other order or decree has been obtained against the transactions contemplated by the Merger Agreement;
(4) there
shall not have been any material casualty loss affecting the respective parties, and there shall not have been any material adverse change in the financial condition of the respective parties between their respective fiscal year ends and the Closing Date; (5) holders of Interstate Common Stock exercising dissenters' rights under the WBCL shall hold shares convertible into the right to receive an aggregate of less than 10% of the Closing Merger Payment; (6) the Merger Agreement must have been approved by the affirmative vote of the holders of Interstate Common Stock constituting at least a majority of all votes entitled to be cast on the Merger Agreement; (7) the Registration Statement shall have become effective under the Securities Act, no stop order suspending its effectiveness shall be in effect, and no stop order with respect thereto shall be pending; (8) the Contingent Payments shall have been qualified under all applicable state securities laws without unreasonable effort or expense; and (9) the opinion of Baird attached hereto as Appendix C shall not have been withdrawn as of the date of the Special
Meeting.   No assurance can be given as to when, if ever, all of the
conditions to Closing will be satisfied or waived.

WAIVER, AMENDMENT AND TERMINATION

     At any time before the Effective Time, whether before or after the Merger is approved by Interstate shareholders at the Special Meeting, each party to the Merger Agreement (by action taken by their respective Board of Directors) may waive any of the terms or conditions of the Merger Agreement, or agree to any amendment of the Merger Agreement, without seeking further approval of Interstate shareholders, as long as any such amendment does not materially adversely affect the Closing Stockholders. Any such waiver or amendment must be executed in writing.


     At any time before the Effective Time, whether before or after the Merger is approved by Interstate shareholders at the Special Meeting, the Merger Agreement may be terminated, and the Merger abandoned, by (1) the mutual consent of Citation and Interstate, (2) written notice from either Citation or Interstate to the other party if the conditions required of the other party shall not have been fulfilled by November 15, 1996, (3) by Interstate, if it agrees to a competing offer or transaction (see --COMPETING TRANSACTIONS), or (4) by written notice from either Interstate or Citation to the other party if the Closing has not occurred on or before November 30, 1996.


REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain customary representations and warranties (some of which are subject to specified exceptions) of each of Interstate, Citation and Sub, relating to, among other things: as to Interstate, (a) due organization, power and existence; (b) the validity, legality and enforceability of the Merger Agreement; (c) the absence of any governmental, regulatory or other authorization, consent or approval necessary to consummate the Merger; (d) the absence of any conflict with its articles of incorporation or bylaws, with applicable law or with certain contracts; (e) its capital structure; (f) compliance with applicable laws; (g) accuracy of certain financial statements of Interstate; (h) absence of material changes to the business of Interstate since December 31, 1995; (i) material leases; (j) valid title to and ownership of assets; (k) good operating condition of equipment; (l) material contracts; (m) assets necessary for the conduct of business; (n) insurance coverages; (o) absence of judgments and decrees; (p) absence of material pending or threatened litigation; (q) absence of foreseeable material adverse changes in business; (r) intellectual property rights; (s) matters involving employee benefit plans; (t) employees, consultants and agents; (u) conduct of business in the ordinary course since December 31, 1995; (v) validity and collectability of accounts receivable; (w) administration of books and records in accordance with generally accepted accounting principles ("GAAP");
(x) customers' toolings and dies; (y) absence of environmental law violations;
(z) indebtedness; (aa) taxes; and (bb) accurate disclosure of statements of fact in the Merger Agreement and related schedules: as to Citation and Sub, (a) due organization, power and existence; (b) authorization, validity, legality and enforceability of the Merger Agreement; (c) the absence of any governmental, regulatory or other authorization, consent or approval necessary to consummate the Merger; (d) the absence of any conflict with their certificate/articles of incorporation or bylaws, with applicable law or with certain contracts; (e) the filing of all required reports and other documents with the Commission, and the accuracy of the information contained therein; (f) absence of material changes, except as publicly disclosed, since October 1, 1995; (g) absence of foreseeable material adverse changes in business; (h) absence of judgments and decrees; (i) absence of material pending or threatened litigation; and (j) accurate disclosure of statements of fact in the Merger Agreement. Each of Interstate, Citation and Sub have also made certain representations and warranties regarding the accuracy of the information provided by it for use in this Proxy Statement-Prospectus and the Registration Statement.

RIGHTS OF DISSENTING SHAREHOLDERS

     SUBJECT TO CONSUMMATION OF THE MERGER, INTERSTATE SHAREHOLDERS MAY DEMAND TO BE PAID THE FAIR VALUE OF THEIR SHARES OF INTERSTATE COMMON STOCK IN CASH, IF THEY FOLLOW THE PROCEDURES SPECIFIED Sections 180.1301 THROUGH 180.1331 OF THE WBCL ("SUBCHAPTER XIII"). THE FOLLOWING SUMMARY OF SUBCHAPTER XIII IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT THEREOF CONTAINED IN APPENDIX B TO THIS PROXY STATEMENT-PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. SINCE THE FOLLOWING SUMMARY IS NOT A COMPLETE DESCRIPTION OF THE PROVISIONS OF SUBCHAPTER XIII, ANY SHAREHOLDER WHO MAY BE CONSIDERING EXERCISING HIS OR HER RIGHTS AS A DISSENTER IS URGED TO REFER TO THE FULL TEXT OF SUCH SUBCHAPTER IN APPENDIX B. THE PROVISIONS OF SUBCHAPTER XIII REQUIRE STRICT COMPLIANCE. ANY SHAREHOLDER WHO WISHES TO OBJECT TO THE MERGER AND DEMAND PAYMENT FOR HIS OR HER SHARES SHOULD CONSULT HIS OR HER OWN ATTORNEY OR ADVISOR. IF A SHAREHOLDER FAILS TO PERFECT DISSENTERS' RIGHTS BY NOT STRICTLY COMPLYING WITH THE APPLICABLE STATUTORY REQUIREMENTS, SUCH SHAREHOLDER WILL BE BOUND BY THE TERMS OF THE MERGER AGREEMENT.

     Pursuant to Section 180.1302 of the WBCL, any registered holder of the Interstate Common Stock, or any beneficial owner of shares of such stock held by a nominee as the shareholder of record, has the right to object to the Merger and demand payment of the "fair value" of his or her shares in cash. For purposes of Subchapter XIII, the "fair value" of Interstate's shares is determined immediately before the consummation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger unless such exclusion would be inequitable.

     Any Interstate registered or beneficial shareholder electing to dissent to the Merger must file with Interstate, before the Merger vote is taken, a written notice of intent to demand payment that complies with Section 180.0141 of the WBCL. A vote against approval of the Merger Agreement, in person or by proxy, will not in and of itself constitute a notice of objection satisfying Section
180.0141. Furthermore, such Interstate shareholder or beneficial shareholder may not vote his or her shares in favor of the Merger Agreement. Because an executed proxy on which no voting direction is made will be voted FOR approval of the Merger Agreement, a dissenting shareholder who wishes to have his or her shares represented by a proxy at the Special Meeting but preserve his or her dissenters' rights must mark such proxy either to vote against the Merger Agreement or to abstain from voting thereon, in addition to complying with the other requirements as described herein.

     Any Interstate shareholder may assert dissenters' rights as to fewer than all shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies Interstate in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. In order to assert dissenters' rights, a beneficial shareholder must submit to Interstate the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights, which consent should be with respect to all shares of which he or she is the beneficial shareholder.

     If the Merger Agreement is approved by the requisite vote at the Special Meeting, Interstate will send within 10 days after such approval to any dissenting shareholder who has preserved his or her dissenters' rights by filing such intent to demand payment and refraining from voting his or her shares in favor of the Merger Agreement, a dissenters' notice including or having attached a form for demanding payment that requires the registered or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before the first announcement to the news media or to shareholders of the terms of the Merger, a statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for the shares of Interstate Common Stock must be deposited, a date by which Interstate must receive the payment demand and a copy of Subchapter XIII. Persons receiving a dissenters' notice must demand payment in writing within the requisite time and certify whether they acquired beneficial ownership of the shares before the date specified in the dissenters' notice. The dissenter's certificates for shares of such stock must also be deposited in accordance with the terms of the notice.

     As soon as the Merger is consummated or upon receipt of a payment demand, whichever is later, Interstate will pay each shareholder who has perfected his or her dissenters' rights the amount that Interstate estimates to be the fair value of his or her shares plus accrued interest. The payment shall be accompanied by Interstate's latest available audited financial statements, a statement of Interstate's estimate of the fair value of the shares, an explanation of the calculation of interest, a statement of the dissenter's right to demand payment if the dissenter is dissatisfied with Interstate's payment and a copy of Subchapter XIII.

     Interstate may elect to withhold payment from a dissenter who was not the beneficial owner of shares before the date specified in the dissenters' notice. To the extent Interstate elects to withhold such payment after consummating the Merger, Interstate shall estimate the fair value of the shares plus accrued interest and shall pay that amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. Interstate shall send with its offer of payment a statement of its estimate of the fair value of the shares, an explanation of how interest was calculated and a statement of the dissenter's right to demand payment if he or she is dissatisfied with the offer.

     A dissenter, within 30 days after Interstate has made or offered payment for his or her shares, shall notify Interstate in writing in accordance with
Section 180.0141 of the WBCL if he or she is dissatisfied with the payment or offer. The notice shall state the dissenter's estimate of the fair value of his or her shares and the amount of interest due and demand payment of that estimate less the payment already received from Interstate, or for dissenters whose payments have been withheld, reject the offer of payment and demand payment of the fair value of his or her shares and interest due if certain conditions are satisfied.

     If a dissenter's demand for payment remains unsettled, Interstate may bring a special proceeding within 60 days after receiving the payment demand and petition a court to determine the fair value of Interstate shares and accrued interest. If this special proceeding is not brought within the 60-day period, Interstate must pay each dissenter whose demand remains unsettled the amount demanded.



CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     Quarles & Brady, counsel to Interstate, is giving its opinion, dated as of September 6, 1996 substantially to the effect that the statements made in this summary of certain federal income tax consequences are correct in all material respects insofar as they may constitute matters of law or legal conclusions.



     The following discussion, which is included solely for the general information of Interstate shareholders, summarizes certain federal income tax consequences to holders of Interstate Common Stock that receive cash and rights to Contingent Payments in exchange for shares of Interstate Common Stock pursuant to the terms of the Merger Agreement (or that receive cash pursuant to the exercise of dissenters' rights). This summary is based upon the statutes, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular shareholder in light of the shareholder's personal investment circumstances, or to certain types of shareholders subject to special treatment under the federal income tax laws (for example, financial institutions, life insurance companies, tax-exempt organizations and foreign persons), and it does not discuss any aspects of state, local or foreign tax laws. This summary does not discuss the tax consequences that may be applicable to shareholders who acquired their shares of Interstate Common Stock through the exercise of stock options or otherwise as compensation or to Interstate shareholders that own or will own shares of Citation. This summary assumes that shareholders hold their shares of Interstate Common Stock as a "capital asset" (generally property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code"), and that the Company Stock Price will be paid in 1996. No rulings have been or will be requested from the Internal Revenue Service (the "IRS") as to the federal income tax consequences of the Merger. Because the tax consequences for any particular shareholder may be affected by matters not taken into account in this summary or a decision to elect out of installment reporting as discussed below, each shareholder is urged to consult his or her own tax advisor as to the specific tax consequences to him or her of the Merger, including the application and effect of federal, state, local and foreign income and other tax laws.


     The receipt of cash and the right to Contingent Payments in exchange for shares of Interstate Common Stock pursuant to the terms of the Merger Agreement (or the receipt of cash pursuant to the exercise of dissenters' rights) will be a taxable transaction for federal income tax purposes, and may also be a taxable transaction under applicable state, local, foreign and other tax laws.

     SHAREHOLDERS THAT DO NOT ELECT OUT OF INSTALLMENT REPORTING. If a taxpayer does not elect out of installment reporting, Treasury Regulations governing contingent debt instruments will require the shareholder to allocate in equal annual increments the basis of his or her shares of Interstate Common Stock to the taxable years in which payments (including the Company Stock Price and Contingent Payments) may be received. Because the Company Stock Price will be received in 1996 and Contingent Payments, if any, may be received in each of the years 1997, 1998 and 1999, twenty-five percent (25%) of the shareholder's basis would be allocated to each of the years 1996 through 1999. Gain will be recognized to the extent that the Company Stock Price or principal component of a Contingent Payment (computed as described below) received in a taxable year exceeds the basis allocated to that year. If in 1997 or 1998 no Contingent Payment is received or if the principal component of such payment is less than the basis allocated to that year, the unrecovered portion of basis allocated to that year will be carried forward to the next year. No loss will be allowed until 1999, the final taxable year in which a Contingent Payment may be received (or, if earlier, the taxable year in which it is determined that the right to Contingent Payments is worthless). As a result of the basis allocation rules, unless an Interstate shareholder elects out of installment reporting, the shareholder will generally be able to offset only twenty-five percent (25%) of the shareholder's basis in shares of Interstate Common Stock against the payment of the Company Stock Price received in 1996, even though that payment could well be the majority of total payments to be received by the shareholder pursuant to the Merger. Therefore, a shareholder may wish to consider electing out of installment reporting with respect to the Merger.

        Pursuant to temporary Treasury Regulation Section 15A.453-1(c)(7), a taxpayer may request a private letter ruling from the IRS to use an alternative method of basis recovery if the taxpayer is able to demonstrate, prior to the due date of the return (including extensions) for the taxable year in which the first payment is received (1996), that application of the normal basis recovery rule described above will substantially and inappropriately defer recovery of basis. To meet this test the taxpayer must show (i) that the alternative method is a reasonable method of ratably recovering basis, and (ii) that, under such method, it is reasonable to conclude over time the taxpayer likely will recover basis twice as fast as the taxpayer would under the otherwise applicable normal basis recovery rule. The request must be filed before the due date for filing the return. The taxpayer must receive the ruling prior to using the alternative method of basis recovery.

        A shareholder that does not elect out of installment reporting may be required to pay interest on the deferred tax. Section 453A of the Code generally requires that interest be paid on the deferred tax with respect to an obligation arising from the installment sale of property if (i) the sales price is over $150,000 and (ii) the face amount of all such obligations that arose during the taxable year and that are outstanding as of the close of the taxable year exceeds $5 million. If interest must be paid with respect to an obligation that arises during a year, interest must also be paid for any subsequent year if any part of that obligation remains outstanding at the end of that subsequent year. It is not clear how the interest charge will be computed when the installment obligation involves rights such as rights to the Contingent Payments.

        SHAREHOLDERS THAT ELECT OUT OF INSTALLMENT REPORTING. If an Interstate shareholder elects out of installment reporting of the receipt of the Company Stock Price and Contingent Payments, it is likely that at the Effective Time the shareholder will recognize capital gain or loss for federal income tax purposes equal to the difference between (i) the tax basis of the shares of Interstate Common Stock converted in the Merger and (ii) the sum of the Company Stock Price plus the fair market value at the Effective Time of the right to Contingent Payments for such shares. To elect out of installment reporting, a shareholder should report the full amount of the gain or loss on a timely filed federal tax return (including extensions). Generally, once a taxpayer reports a gain under the installment method, the taxpayer cannot later elect out of installment reporting. However, if the original federal tax return of the taxpayer was filed on time, the taxpayer may make the election on an amended return filed no more than six months after the due date of the return, excluding extensions.

        If an Interstate shareholder elects out of installment reporting, the shareholder will recognize additional gain if the total of the principal components of the Contingent Payments (computed as described below) exceeds the fair market value of the right to Contingent Payments at the Effective Time. Such a shareholder will recognize a capital loss in 1999 (the last year in which a Contingent Payment could be received) if the total of the principal components of such actual Contingent Payments is less than such fair market value.

        On occasion, taxpayers have argued that if installment reporting does not apply to the sale or exchange of an asset (e.g., because the taxpayer elects out of installment reporting), the taxpayer should be permitted to postpone taxation of the contingent portion of the sale price until the contingent portion is actually paid. Under this method, the so-called "open transaction method," taxpayers have argued that they are entitled to recover tax basis before reporting any gain. However, temporary Treasury Regulation
Section 15A.453-1(d) severely limits the availability of the open transaction method. The Regulation provides that if a taxpayer elects not to report on the installment method, then "[r]eceipt of an installment obligation shall be treated as the receipt of property, in an amount equal to the fair market value of the installment obligation, whether or not such obligation is the equivalent of cash. An installment obligation is considered to be property and is subject to valuation . . . without regard to whether the obligation is embodied in a note, an executory contract, or other instrument . . . ."  The
Regulation also states that if a taxpayer elects out the installment method "[t]he fair market value of a contingent payment obligation may be ascertained from, and in no event shall be considered to be less than, the fair market value of the property sold (less the amount of any other consideration received in the sale). Only in those rare and extraordinary cases involving sales for a contingent payment obligation in which the fair market value of the obligation (determinable under the preceding sentences) cannot reasonably be ascertained will the taxpayer be entitled to assert that the transaction is 'open.'" Thus, it is likely that the IRS would challenge any attempt to use the open transaction method, and no assurance can be given that the IRS would not be successful in such a challenge.

        DISSENTING SHAREHOLDERS. A shareholder that exercises dissenters' rights will recognize gain or loss equal to the difference between the basis of the shares of Interstate Common Stock held by the shareholder and the amount of cash received pursuant to the exercise of such rights.

        CAPITAL LOSS LIMITATION. If an individual recognizes a capital loss in a taxable year, such a loss is deductible only to the extent of capital gains recognized in that taxable year plus $3,000 ($1,500 for a married individual filing a separate return). Any excess capital loss may be carried forward indefinitely until exhausted under the rules of the preceding sentence, but may not be carried back. Thus, as an example of the effect of the basis allocation rules discussed above, an Interstate shareholder that does not elect out of installment reporting could have a capital gain in 1996 and a capital loss in 1999, which loss could not be used to offset the capital gain. A corporation may deduct a capital loss only to the extent of capital gains. A corporation may generally carry a capital loss back three years and forward five years.

        COMPUTATION OF PRINCIPAL AND INTEREST COMPONENTS OF CONTINGENT PAYMENTS. A certain portion of any cash received by a former Interstate shareholder in connection with a subsequent cash payment made by Citation as a Contingent Payment will constitute interest income to the shareholder. The amount of any Contingent Payment that will be characterized as interest income is a function of the amount of cash actually received by the former Interstate shareholder and the applicable federal interest rate. The Merger Agreement provides that the applicable federal interest rate shall be the applicable federal mid-term rate, compounded semi-annually. In effect, any cash received as a Contingent Payment will be discounted by the applicable rate to determine both a principal component and an interest component. The interest component will be taxed as interest income, while the principal component will be taxed in accordance with the provisions of the Code described above.

CONDUCT OF BUSINESS PENDING THE MERGER

        The Merger Agreement provides that, between May 16, 1996 (the date of the Merger Agreement) and the Closing, except with Citation's consent, Interstate will use reasonable efforts to: (a) maintain all of the material assets presently being used in the operation of its business in good operating condition and repair subject to ordinary wear and tear; (b) maintain insurance upon the assets of its business in amounts comparable to that in effect on the date of the Merger Agreement; (c) preserve its present business organization intact, and refrain from firing or terminating any of its present officers or key employees, except upon prior notice to Citation;
(d) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years, endeavor to comply, in all material respects, with all laws applicable to it and to the conduct of its business, and perform all of its material obligations without default;
(e) not sell or voluntarily dispose of any of the assets of its business, except in the ordinary course of business; (f) not incur any accounts payable with respect to the operation of its business except in the ordinary course of business; (g) not grant any increase in pay to employees nor increase any salary, commission, bonus or management fee to any employee, nor pay any bonus or institute any bonus or pension or profit-sharing plan or program, other than in the ordinary course of business; (h) not enter into any contract or commitment or engage in any transaction which is not in the ordinary course of business, nor permit any material change in the character of its business; (i) prevent the occurrence of any event which would result in any of its representations and warranties contained in the Merger Agreement not being true and correct; (j) keep its business intact and preserve its relationship with suppliers, customers and others with whom Interstate has business relations; (k) not amend or propose to amend its articles of incorporation or bylaws except as required by law; (l) not issue any additional stock options, stock appreciation rights or similar rights;
(m) not remove any inventory or equipment from its business premises, except for the sale of inventory and equipment in the ordinary course of business; and (n) not pay or declare any distributions to shareholders. Interstate has also agreed not to make or institute any material change in its method of purchase, sale, lease, management, marketing, accounting or operations without the prior consent of Citation.

        Citation and Sub and, subject to the approval of the Merger by Interstate's shareholders, Interstate each agreed to take such action as is required to consummate the Merger and the other transactions contemplated thereby as of the earliest practicable date and to refrain from taking any action that would impair the prospect of completing the Merger, except that Interstate may agree to a competing offer or transaction. See --COMPETING TRANSACTIONS. Citation is not prevented under the Merger Agreement from proceeding with other mergers or acquisitions, regardless of whether or not Citation Common Stock or other securities are used as the consideration.

COMPETING TRANSACTIONS

        Interstate has agreed in the Merger Agreement that neither it nor its officers, directors, employees, agents or other representatives will solicit, initiate, facilitate, encourage, negotiate with respect to, discuss or agree to any Competing Transaction (as defined below) or Competing Offer (as defined below), except (i) to the extent required by the fiduciary duties of the Interstate Board and its officers under applicable law if so advised by advice of counsel, and (ii) Competing Offers by officers, directors, employees and shareholders of Interstate. Interstate is obligated to notify Citation within 48 hours following receipt of any Competing Offer and must give Citation 48 hours prior notice and an opportunity to negotiate with Interstate before entering into, executing or agreeing to, any Competing Offer or Competing Transaction. Interstate may, by notice to Citation at any time prior to the Effective Time, terminate the Merger Agreement if it enters into, executes or agrees to, a Competing Offer or Competing Transaction following a determination by the Interstate Board on advice of counsel that such action is required by its fiduciary duties under applicable laws.

        For purposes of the Merger Agreement, Competing Transaction is defined to mean any of the following transactions occurring prior to the Effective Time, other than the Merger: (a) a merger, consolidation, exchange of securities, reorganization, business combination or similar transaction involving Interstate; (b) a disposition of all or substantially all of the assets of Interstate in a single or series of related transactions; (c) a sale of, or a tender offer or exchange offer for, or acquisition by any person or group of beneficial ownership of, 10% or more of the outstanding capital stock of Interstate in a single or series of related transactions; or
(d) a public announcement of a proposal, plan, intention or agreement to do any of the foregoing. Under the Merger Agreement, a Competing Offer means any inquiry, proposal or offer relating to a Competing Transaction.

INDEMNIFICATION

        Interstate has agreed to indemnify Citation and the Surviving Corporation and their respective officers, directors, and/or agents (collectively, the "Citation Indemnified Parties") and hold them harmless from any liability, loss, cost, expense, damage, claim or deficiency (including reasonable legal expenses), which the Citation Indemnified Parties may suffer, sustain or become subject to, (i) as a result of any misrepresentation by Interstate in the Merger Agreement, breach of any of the warranties of Interstate contained in the Merger Agreement, or any breach or failure to perform by Interstate of any of its covenants, duties or obligations set forth in the Merger Agreement, (ii) related to delinquent or underpaid taxes, including any interest and penalties thereon, with respect to fiscal year 1995 and prior years and not included as a liability on the December 31, 1995 Balance Sheet of Interstate, (iii) related to or arising out of any administrative, civil or criminal action or proceedings relating to any securities law matters, including but not limited to any inquiry or investigation, whether formal or informal, with respect to any conduct by Interstate relating thereto, or (iv) related to or arising out of a claim of stock ownership (and/or options or other rights to purchase the capital stock of Interstate) in Interstate to the extent such claimant is not recognized by Interstate as of the Effective Time as being entitled to a portion of the Merger Consideration (collectively, the "Citation Losses"). It should be noted that, in the opinion of the Securities and Exchange Commission, indemnification of officers, directors and controlling persons of registrants for liabilities arising under the Securities Act of 1933 is against public policy and is, therefore, unenforceable.


        The indemnification provided by Interstate in the Merger Agreement will be satisfied solely from a set-off by Citation against the final installment of the Contingent Payments, if any. See DESCRIPTION OF CONTINGENT PAYMENTS. Citation will be entitled to such set-off (i) only if Citation promptly notifies in writing the Stockholders Agents (as defined herein), specifying the nature and amount of the Citation Losses related to such claim or claims, (ii) only for a particular matter if it exceeds $10,000 and the amount of any reserves on Interstate's books at December 31, 1995, and (iii) only if the aggregate amount of all such Citation Losses exceeds $750,000 (the "Basket Amount"), in which case Interstate shall be obligated to indemnify the Citation Indemnified Parties only for the excess of the aggregate amount of all such Citation

Losses over the Basket Amount, except that indemnification for (i) securities law matters, (ii) stock ownership matters, and (iii) Interstate Transaction Costs in excess of those disclosed at Closing shall be made without reference to the Basket Amount. The maximum amount that can be recovered by Citation through the exercise of the right of set-off against the final installment of the Contingent Payments, if any, is $10,000,000.

        Citation has agreed to indemnify the Closing Stockholders and their agents, and the directors, officers and agents of Interstate (collectively, the "Interstate Indemnified Parties") and hold them harmless from any liability, loss, cost, expense, damage, claim or deficiency (including reasonable legal expenses), which the Interstate Indemnified Parties may suffer, sustain or become subject to, (i) as a result of any misrepresentation by Citation or Sub in the Merger Agreement, breach of any of the warranties of Citation or Sub contained in the Merger Agreement, or any breach or failure to perform by Citation or Sub of any of their covenants, duties or obligations set forth in the Merger Agreement, or (ii) arising in connection with, or resulting from, the operation of Interstate on or after the Closing Date (collectively, the "Interstate Losses"). The Interstate Indemnified Parties will be entitled to indemnification for any claim resulting in Interstate Losses only if they promptly notify Citation in writing of the nature and amount of the Interstate Losses related to such claim. All Interstate Losses are subject to indemnification by Citation regardless of the dollar amount.

        Prior to asserting any claim for indemnification for Citation Losses or Interstate Losses, the indemnitee must exhaust all remedies with respect to such losses against all other sources, including applicable insurance policies. The rights of the Citation Indemnified Parties and the Interstate Indemnified Parties set forth in the Merger Agreement are exclusive of all other rights of indemnity or contribution, whether created by law or otherwise, either before or after the Effective Time, relating in any way to the terms of the Merger Agreement.

        For a period of at least eight years after the Effective Time, Citation will, and will cause Interstate to, maintain in effect: (a) charter provisions or other agreements indemnifying present or former directors and officers of Interstate, and former, present or future fiduciaries of any employee benefit plan of Interstate, who serve or served as such at or prior to the Effective Time; and (b) policies of insurance: (i) insuring such officers and directors of Interstate against certain matters which arose at or prior to the Effective Time; and (ii) insuring such plan fiduciaries against certain matters which arose at or prior to, or which arise after, the Effective Time. All such indemnification and insurance shall cover the same matters and be on terms no less favorable than such charter documents, agreements and insurance policies of Interstate as are in effect at the Effective Time.

FEES AND EXPENSES

        Whether or not the Merger is consummated, each party will pay all fees and expenses incurred by it in connection with the Merger Agreement. The Interstate Transaction Costs will be deducted from the amount otherwise payable by Citation at Closing. See --PRINCIPAL TERMS OF THE MERGER--MERGER CONSIDERATION.

ACCOUNTING TREATMENT

        Citation intends to treat the Merger as a "purchase" under generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of Interstate will be, as of the Effective Time, recorded at their respective fair values. Additionally, amounts related to the Contingent Payments, if any, will be recorded when the contingency is resolved and the additional consideration is distributable. The expected excess of the consideration including Contingent Payments, if any, paid by Citation over the fair value of Interstate's assets and liabilities will be recorded as property, plant and equipment up to its fair value with any remaining amount recorded as goodwill. The additional costs of affected assets, property, plant and equipment and goodwill, relating to the payment of Contingent Payments, if any, will be amortized over the remaining lives of the affected assets .

        All unaudited pro forma financial information contained or incorporated by reference in this Proxy Statement-Prospectus has been prepared using the purchase method to account for the Merger. See PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS and INCORPORATION OF DOCUMENTS BY REFERENCE.

REGULATORY MATTERS

        The HSR Act and the rules and regulations thereunder provide that certain acquisition transactions (including the Merger) may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice ("Justice") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. The required information was furnished to Justice and the FTC by Citation on July 24, 1996 and by Interstate on July 24, 1996. The waiting period under the HSR Act terminated on August 2, 1996. The expiration or termination of the HSR Act waiting period does not preclude Justice, the FTC or others from challenging the Merger on antitrust grounds. Neither Citation nor Interstate believes that the Merger would violate the federal antitrust laws. See --CONDITIONS TO CLOSING. Other than certain filings with regulatory agencies under certain federal securities laws and certain state securities or "blue sky" laws, there are no other federal or state regulatory requirements or authorities that must be complied with or whose approval must be obtained, respectively, in connection with the Merger.


MANAGEMENT AND OPERATIONS OF INTERSTATE AFTER CLOSING

        POST-CLOSING MANAGEMENT. Interstate will be the Surviving Corporation in the Merger and, after the Effective Time, will continue to own and operate the business conducted by Interstate before the Effective Time. Citation intends that the operations of the Surviving Corporation after the Effective Time will be conducted substantially in the same manner as those of Interstate before the Effective Time, with present Interstate management personnel retained except that Franklyn Esenberg, Chairman of the Board of Interstate, will resign from that position effective as of the Effective Time and will be appointed Vice-Chairman of the Board of Interstate.

        It is anticipated that after the Effective Time the Board of Directors of the Surviving Corporation will consist of T. Morris Hackney, R. Conner Warren, Stanley B. Atkins, Franklyn Esenberg and James Mitchell. The officers of the Surviving Corporation after the Effective Time are expected to consist of the current officers of Interstate, James Mitchell, President and Chief Executive Officer, David P. Lauer, Chief Financial Officer and Treasurer, Everett Johnson, Vice President and General Manager-Southwest Division, David A. Boettcher, Vice President-Sales, and Louis Zietz, Vice President and Technical Manager-Southwest Division, plus T. Morris Hackney, who will become Chairman of the Board, R. Conner Warren and Thomas W. Burleson, who will each become Vice President and Assistant Secretary, and Stanley B. Atkins, who will become Vice President and Secretary.

        EMPLOYEES. Other than Messrs. Esenberg and Mitchell (see --INTERESTS OF CERTAIN PERSONS IN THE MERGER), employees of Interstate as of the Effective Time will be employed by the Surviving Corporation after the Effective Time on an "at-will" basis and for the same salaries or wages in effect as of the Effective Time. Collective bargaining agreements between Interstate and its employees in effect immediately prior to the Effective Time will continue in effect after the Effective Time.

        EMPLOYEE BENEFIT PLANS. After the Effective Time, Interstate's existing group benefit plans will continue in effect unchanged, except where cost factors or unusual circumstances dictate otherwise. In addition, Interstate will adopt Citation's employee stock purchase plan. The Interstate Retirement Plan will also continue in effect after the Effective Time.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        In considering the recommendation of the Interstate Board with respect to the Merger, shareholders should be aware that certain members of Interstate's management and the Interstate Board have certain interests in the Merger that are in addition to the interests of shareholders of Interstate generally. The Interstate Board was aware of these interests and considered them, among other matters, in adopting and approving the Merger Agreement.


        JAMES MITCHELL EMPLOYMENT AGREEMENT. Citation and Interstate have entered into an employment agreement with James Mitchell dated May 16, 1996, as amended (the "Mitchell Employment Agreement"), which will become effective as of the Effective Time, pursuant to which Mr. Mitchell will serve as President and Chief Executive Officer of Interstate for a term beginning at the Effective Time and continuing for a period of three years thereafter, which term is subject to extension unless terminated by Mr. Mitchell or Interstate. Pursuant to the terms of the Mitchell Employment Agreement, Mr. Mitchell shall receive an annual base salary of $225,000, incentive compensation from incentive compensation programs of Interstate in place from time to time and fringe benefits customarily provided to executives of Interstate. The Mitchell Employment Agreement may be terminated by Interstate prior to the expiration of the three year term or any extension in the event of Mr. Mitchell's death, retirement or total disability; upon the bankruptcy, receivership, dissolution or cessation of business of Citation; or after written notice and an opportunity for Mr. Mitchell to respond, in the event that Mr. Mitchell commits an act of personal dishonesty or willful misconduct, breaches a fiduciary duty involving personal profit or intentionally fails to perform stated duties, related to his position with Interstate. Should Interstate terminate Mr. Mitchell prior to the expiration of his employment term for reasons other than those set forth above, Mr. Mitchell would be entitled to all compensation and the value of all benefits provided for under the Mitchell Employment Agreement for the unexpired portion of the Mitchell Employment Agreement. Mr. Mitchell has also agreed not to compete with Interstate, except that he may acquire an equity interest of 5% or less of the total equity interests in any company, partnership, joint venture or similar entity which may compete with Interstate.


        FRANKLYN ESENBERG EMPLOYMENT AGREEMENT AND RELATED CITATION GUARANTY. Interstate and Franklyn Esenberg have entered into an employment agreement dated May 16, 1996, as amended (the "Esenberg Employment Agreement"), pursuant to which Mr. Esenberg will serve as Vice Chairman of the Board of Interstate for a term beginning on the date of the Effective Time and continuing until December 31, 2001. Pursuant to the terms of the Esenberg Employment Agreement, Mr. Esenberg will receive an annual salary of $67,000 plus customary fringe benefits. During the term of the Esenberg Employment Agreement, Mr. Esenberg has agreed not to compete with Interstate, except that he may invest in publicly traded companies which may compete with Interstate. In the event of Mr. Esenberg's death, Interstate shall continue to pay Mr. Esenberg's salary through the term of the Esenberg Employment Agreement.

        Pursuant to the terms of the Merger Agreement, Citation will guarantee at Closing the performance of and payment by Interstate under the Esenberg Employment Agreement. In addition, under the terms of the guaranty, Mr. Esenberg will be appointed to the Citation Board of Directors at the Effective Time and will be nominated by Citation management for election as a director at each annual meeting thereafter until at least the 1999 annual meeting of Citation.

        SETTLEMENT OF STOCK APPRECIATION RIGHTS. On January 1, 1994, Interstate granted SARs for 29,600 underlying shares of Interstate Common Stock at a $14.00 per share grant price to seventeen non-executive officer key employees. On January 1, 1996, Interstate granted additional SARs for 3,000 underlying shares of Interstate Common Stock at $28.60 per share to three additional non-executive officer key employees. Pursuant to the terms of the Merger Agreement, all outstanding Interstate SARs for a total of 32,600 underlying shares of Interstate Common Stock will be settled in cash by Interstate at the Effective Time based on a per share value for Interstate Common Stock equal to the Company Stock Price. The aggregate payment by Interstate in full settlement of the SARs is expected to be approximately

$558,000 (based on a Company Stock Price of $32.5239 per Interstate share). This SAR payment will be excluded from the calculation of average annual net earnings of Interstate before interest and income and franchise taxes for purposes of determining the amount of Contingent Payments, if any, due to the Closing Stockholders. See DESCRIPTION OF CONTINGENT PAYMENTS.


        RESTRICTED STOCK ARRANGEMENT FOR MANAGEMENT OF INTERSTATE. Pursuant to the terms of the Merger Agreement, Citation has agreed to make awards of an aggregate of 43,500 shares of restricted Citation Common Stock (the "Restricted Stock") to Messrs. Mitchell, Lauer, Johnson, Boettcher and Zietz and 20 other Interstate key employees whose SARs will be settled at the Effective Time. See --SETTLEMENT OF STOCK APPRECIATION RIGHTS. The 43,500 shares of Citation Common Stock to be used for the Restricted Stock awards were acquired for that purpose by Interstate in anticipation of the execution of the Merger Agreement. The Citation Common Stock was acquired by Interstate in open market purchases for an aggregate amount of approximately $500,000. No new Citation Common Stock will be issued in connection with the Restricted Stock awards. See --CITATION COMMON STOCK OWNERSHIP. The awards shall be made as of the Effective Time and shall be subject to restrictions whereby the awardee shall forfeit the Restricted Stock if he or she does not remain an employee of Interstate (or Citation or one of Citation's other subsidiaries) until December 31, 1998 (the "Restricted Period"). The Restricted Stock will vest in whole upon the recipient's death, permanent total disability or involuntary discharge (except for cause) during the Restricted Period. If any of such Restricted Stock is forfeited, it shall be returned to Citation and immediately awarded pro rata to the remaining employees in the group of executive officers or former SAR recipients, as the case may be, from which the forfeited stock originated. The restrictions on any such forfeited stock newly-awarded to an employee shall expire at the same time the Restricted Period of the Restricted Stock awarded at the Effective Time to such employee expires. During the Restricted Period, recipients of Restricted Stock shall have the right to vote their Restricted Stock, but all cash dividends, stock dividends, stock rights or other securities issued with respect to the Restricted Stock shall be forfeitable and subject to the same restrictions as exist regarding the original shares of Restricted Stock. The Restricted Stock is nontransferable during the Restricted Period, except by will or the laws of descent and distribution.

        CITATION COMMON STOCK OWNERSHIP. At the Record Date, the directors and executive officers of Interstate beneficially owned approximately 29,000 shares of Citation Common Stock. At that date Interstate also held 43,500 shares of Citation Common Stock to be used for the Restricted Stock awards. See --RESTRICTED STOCK ARRANGEMENT FOR MANAGEMENT OF INTERSTATE. Such shares of Citation Common Stock held by Interstate and its directors and executive officers constitute less than 1% of the outstanding Citation Common Stock.

STOCKHOLDERS AGENTS

        Upon the approval of the Merger Agreement by the Interstate shareholders, each Closing Stockholder shall be deemed to have irrevocably constituted and appointed Franklyn Esenberg, James Mitchell and David P. Lauer, and each of them (the "Stockholders Agents"), as their agents and attorneys in fact with full power of substitution to act from and after the Effective Time to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by the Merger Agreement, including but not limited to: (i) execution of documents and certificates pursuant to the Merger Agreement; (ii) receipt of payments under or pursuant to the Merger Agreement and disbursement thereof to the Closing Stockholders and others, as contemplated by the Merger Agreement; (iii) receipt and forwarding of notices and communications pursuant to the Merger Agreement; and (iv) administration and enforcement of the provisions of the Merger Agreement relating to the calculation and payment of the Contingent Payments. See Section 2.1 of the Merger Agreement, attached hereto as Appendix A.

EXCHANGE OF STOCK CERTIFICATES AND OPTION AGREEMENTS

        As soon as is practicable after the Effective Time (but not later than 15 days following such date), instructions for surrendering outstanding certificates that immediately before the Effective Time represented shares of Interstate Common Stock or Option Agreements relating to Option Stock will be mailed to each Closing Stockholder of record. A summary of the exchange procedures is provided immediately below.

        PAYING AGENT. A bank or trust company that is eligible for appointment as a trustee under the Trust Indenture Act of 1939, as amended (the "Indenture Act") will act as paying agent (the "Paying Agent") for the payment of the Closing Merger Payment on surrender of certificates representing Interstate Common Stock and upon receipt of the applicable Option Agreement for each holder of Option Stock. Firstar Trust Company, Milwaukee, Wisconsin, will initially act as Paying Agent unless it is ineligible to do so under the Indenture Act, in which case the Paying Agent shall be mutually acceptable to Interstate, Citation and Sub.

        SUB AND CITATION TO PROVIDE FUNDS. Before the Effective Time, Sub will provide to the Paying Agent the Closing Merger Payment. Citation will provide to the Paying Agent prior to the respective annual installment payment dates for the Contingent Payments the funds necessary to pay the Contingent Payments then due pursuant to the Merger Agreement.

        EXCHANGE PROCEDURE FOR INTERSTATE COMMON STOCK.   The Paying Agent
will mail to each holder of record of a certificate or certificates that immediately before the Effective Time represented outstanding shares of Interstate Common Stock (the "Certificates") (i) a letter of transmittal specifying that delivery will be effected, and risk of loss and title to the Certificates will pass, only on delivery of the Certificates to the Paying Agent, and in such form and having such other provisions as Citation may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Company Stock Price plus the right to receive a pro rata portion of the aggregate amount of Contingent Payments, if any. On surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange, and the Paying Agent will pay as soon as practicable to such holder, the amount of cash into which the shares of Interstate Common Stock represented by the Certificate so surrendered have been converted pursuant to the Merger Agreement, and the
Certificate so surrendered will forthwith be canceled.   No interest will be
paid or will accrue on the cash payable on the surrender of any Certificate. Any holder whose Certificates have been lost or destroyed may nevertheless obtain the amount of cash into which the shares of Interstate Common Stock represented by such Certificates have been converted pursuant to the provisions of the Merger Agreement, provided such holder delivers to Citation and the Paying Agent a statement certifying such loss or destruction and providing for indemnity reasonably satisfactory to Citation and the Paying Agent indemnifying Citation and the Paying Agent against any loss or expense either of them may incur as a result of such lost or destroyed Certificates
being thereafter surrendered to the Paying Agent.   In the event of a
transfer of ownership of Interstate Common Stock which is not registered in the transfer records of Interstate, a check in payment of the proper amount of cash may be issued to a transferee if the Certificate representing such Interstate Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that
any applicable stock transfer taxes have been paid.   Until surrendered as
contemplated by the Merger Agreement, each Certificate after the Effective Time will represent only the right to receive on such surrender in exchange for each share of Interstate Common Stock represented thereby the Company Stock Price and its pro rata portion of the aggregate amount of Contingent Payments, if any. Any funds deposited with the Paying Agent that remain unclaimed by the former holders of Interstate Common Stock for four years after the Effective Time will be paid to the Surviving Corporation on demand, and any former holders of Interstate Common Stock who have not then complied with the instructions for exchanging their Certificates may look only to the Surviving Corporation for payment.

        EXCHANGE PROCEDURE FOR HOLDERS OF OPTION STOCK. The procedure for holders of Option Stock at the Effective Time to receive the Option Stock Price from the Paying Agent shall be the same procedure as that specified above for payment of the Company Stock Price for shares of Interstate Common Stock (as reasonably modified pursuant to the discretion of the Paying Agent, as necessary), except that the holders of Option Stock shall be required to deliver their Option Agreements to the Paying Agent, rather than being required to deliver the Certificates as in the case of holders of Interstate Common Stock.

        PAYMENT OF CONTINGENT PAYMENTS. If any amount of Contingent Payments is due to the Closing Stockholders pursuant to the provisions of the Merger Agreement, Citation will make payment of such Contingent Payments to the Paying Agent, and the Paying Agent shall deliver the payment due to all Closing Stockholders (other than dissenting shareholders) who have delivered their Certificates or Option Agreements, as applicable, to the Paying Agent, in accordance with the terms of the Merger Agreement. See DESCRIPTION OF CONTINGENT PAYMENTS.

        NO FURTHER OWNERSHIP RIGHTS IN CLOSING STOCK. All cash paid on the surrender of shares of Interstate Common Stock (or rights to shares for Option Stock) plus the right to the payment of any Contingent Payments due in accordance with the terms of the Merger Agreement will be deemed to have been made and given in full satisfaction of all rights pertaining to such shares of Interstate Common Stock and Option Stock, and there will be no further registration of transfers on the stock transfer books of the Surviving
Corporation of the shares of Interstate Common Stock.   If, after the
Effective Time, Certificates are presented to the Surviving Corporation for any reason, they will be canceled and exchanged as provided in the Merger Agreement.

        PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR INTERSTATE COMMON STOCK AT THIS TIME.

DISPUTE RESOLUTION

        The Merger Agreement establishes certain procedures to resolve any dispute or disagreement (other than with respect to calculation of the Contingent Payments (see DESCRIPTION OF CONTINGENT PAYMENTS--PROCEDURES TO DETERMINE ANY CONTINGENT PAYMENTS DUE) between Interstate or the Stockholders Agents and Citation relating to the Merger Agreement. If any such dispute is not resolved within 30 days of one party giving the other notice of a dispute, the Stockholders Agents and Citation must attempt in good faith to resolve the dispute by non-binding mediation. If such mediation fails to resolve the dispute and 100 days have passed since the first notice of the dispute, any party may bring an action or proceeding in state or federal court which has jurisdiction over the parties. The parties to the Merger Agreement have agreed that any proceeding relating to the Merger Agreement must be brought in a court of competent jurisdiction sitting in Milwaukee County, Wisconsin.

                  DESCRIPTION OF INTERSTATE CAPITAL STOCK

GENERAL

        At the Record Date, the authorized capital stock of Interstate consisted of 6,000,000 shares of Common Stock, $1.00 par value per share, of which 1,313,524 shares were issued and outstanding. The following summary of Interstate Common Stock does not purport to be complete and is qualified in its entirety by reference to Interstate's Articles of Incorporation and Bylaws, as well as applicable statutory or other law.

COMMON STOCK

        Holders of Interstate Common Stock: (i) have equal and ratable rights to dividends from funds legally available therefor, when, as and if declared by the Interstate Board, subject to any contractual restrictions on the payment of dividends, as discussed below; (ii) are entitled to share ratably in any distribution to holders of Interstate Common Stock upon liquidation, dissolution or winding-up of Interstate, after payment in full of all creditors; and (iii) do not have preemptive rights. Interstate Common Stock is not redeemable or convertible, and each holder is entitled to one vote per share on all matters presented to shareholders.

        The outstanding shares of Interstate Common Stock are fully paid and non-assessable. However, shareholders are subject to personal liability under
Section 180.0622(2)(b) of the WBCL, as judicially interpreted, for debts owing to employees of Interstate for services performed, but not exceeding six months service in any one case.

        Interstate's lending arrangements with its bank place certain restrictions on Interstate's ability to pay dividends or make other distributions to shareholders. See MARKET PRICES OF INTERSTATE COMMON STOCK AND DIVIDENDS.

        Except as may otherwise be required by law, under Interstate's Articles of Incorporation the vote required to approve a plan of merger, sale of substantially all assets not in the ordinary course of business or dissolution is a majority of all the votes entitled to be cast by those shareholders who have a right to vote.

        The registrar and transfer agent for Interstate Common Stock is Firstar Trust Company, Milwaukee, Wisconsin.

CERTAIN ANTI-TAKEOVER PROVISIONS

        Sections 180.1140 to 180.1144 of the WBCL prohibit certain "business combinations" between a "resident domestic corporation," such as Interstate, and a person beneficially owning 10% or more of the voting power of the outstanding voting stock of Interstate (an "interested stockholder") within three years after the date such person became a 10% beneficial owner, unless the business combination or the acquisition of such stock has been approved before the stock acquisition date by the Interstate Board. After such three-year period, a business combination with the interested stockholder may be consummated only if the Interstate Board approved such stock acquisition before the stock acquisition date or the holders of a majority of the voting stock not beneficially owned by the interested stockholder approve the business combination at a meeting called for that purpose, unless the business combination satisfies certain adequacy-of-price standards intended to provide a fair price for shares held by disinterested shareholders.

                      DESCRIPTION OF CONTINGENT PAYMENTS

        THE CONTINGENT PAYMENTS, IF ANY, ARE PAYABLE PURSUANT TO THE PROVISIONS OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT-PROSPECTUS. THE FOLLOWING DESCRIPTION SUMMARIZES CERTAIN GENERAL TERMS AND PROVISIONS OF THE CONTINGENT PAYMENTS AS PROVIDED FOR IN THE MERGER AGREEMENT AND DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, PROVISIONS OF THE MERGER AGREEMENT.

GENERAL

        Pursuant to the terms of the Merger Agreement, Citation has agreed to deliver to the Closing Stockholders aggregate Contingent Payments equal to five (5) times the amount by which (x) the average annual net earnings of Interstate before interest and income and franchise taxes ("Interstate EBIT") during the three year period from January 1, 1996 through December 31, 1998 (the "Payout Period") exceeds (y) $10,000,000. For example, if the aggregate Interstate EBIT during the Payout Period is $39,000,000, then the aggregate amount of Contingent Payments payable to the Closing Stockholders would be $15,000,000 ($39,000,000 DIVIDED BY 3 = $13,000,000 - $10,000,000
= $3,000,000 x 5 = $15,000,000), subject to the making of partial progress payments as described below. Any Contingent Payments due are payable to the Closing Stockholders on a pro rata basis, based on the combined aggregate outstanding shares of Interstate Common Stock and Option Stock as of the Effective Time. As partial progress payments, Citation has agreed to make annual payments equal to 50% of the estimated final Contingent Payments due based on the actual first and second year's Interstate EBIT, as discussed below. Such partial progress payments shall be deemed fully earned by the Closing Stockholders even though the subsequent year Interstate EBIT may be less than $10,000,000. Any such Contingent Payments shall be paid in cash on the dates indicated below, and shall be deemed to include interest compounded semiannually at the applicable federal mid-term rate as determined in accordance with provisions of Section 1274(d) of the Code.


DESCRIPTION OF INTERSTATE EBIT

        The Merger Agreement further defines the term "Interstate EBIT" to mean the consolidated net earnings (or losses), before all interest, income (federal and state) and franchise taxes, of Interstate, computed on the accrual basis of accounting in accordance with GAAP consistently applied and consistent with the accounting principles applied by Interstate in its prior fiscal years. The following provisions further govern the computation of Interstate EBIT for purposes of the Merger Agreement:

        (i) Any loss, charge or expense agreed to by Citation and the Stockholders Agents to be (a) not related to the ordinary business operations of Interstate, or (b) paid, incurred or charged in connection with expansion of the business operations presently conducted by Interstate as a result of the making of acquisitions or the opening and staffing of new offices, or any income or revenues directly derived therefrom, shall be excluded from such computation.

        (ii) Any charge or expense for the amortization of goodwill arising out of the Merger, or that the purchase price thereof is in excess of the net worth thereof, shall be excluded from such computation.

        (iii) Any payments, charges or expenses for allocation of home office, executive, general and administrative expenses or other payments, charges or expenses of Citation and the Sub and/or its affiliates shall be excluded from such computation.

        (iv) Such computation (including, without limitation, the determination of the basis for depreciation and the reflection of intercompany transactions) shall be made as though the Merger had not occurred and Interstate were a single corporation with all of the Interstate Common Stock owned by persons who are neither directly or indirectly related to or affiliated with Citation or any of its affiliates.

        (v) Interstate shall maintain plant and equipment consistent with past practices, and if such maintenance is determined to be inconsistent, an appropriate adjustment shall be made to Interstate EBIT. Inventory practices including maintenance and spare parts inventories, and capitalization policies for fixed assets shall be consistent with prior practices. There will be deducted from Interstate EBIT any material savings in expenses and/or reduction in costs of goods and services purchased that would not have resulted if Interstate had not been affiliated with Citation. Interest will be deducted from Interstate EBIT that is related to equipment being purchased by Interstate after March 1, 1996 that was leased prior to March 1, 1996.

        (vi) Payments made in settlement for outstanding Interstate SARs as provided by the Merger Agreement shall be excluded from the computation of Interstate EBIT. See THE PROPOSED
                MERGER--INTERESTS OF CERTAIN PERSONS IN THE MERGER--SETTLEMENT OF STOCK APPRECIATION RIGHTS.

        (vii) No effect shall be given to: (a) any tax or financial statement write-up of the assets of Interstate based on the consummation of the transactions described in the Merger Agreement; (b) Interstate's payment of the Interstate Transaction Costs; (c) any recapture income or recapture taxes resulting from the consummation of the Merger; (d) any additional depreciation or amortization of intangibles associated with a write-up of assets upon or following the consummation of the Merger; (e) the payments of, or accrual for, the Contingent Payments; or (f) the payments of, or accrual for, any prepayment penalties based on the prepayment of any indebtedness of Interstate existing as of the Effective Time.

        (viii) To the extent that Interstate EBIT for calendar year 1996, 1997 or 1998 is reduced as a result of an event for which Interstate has indemnified Citation and the Sub pursuant to the Merger Agreement (and is recoverable because all indemnifiable breaches exceed $750,000 or such breaches relate to Interstate securities law or stock ownership matters), the amount of such reduction shall be added back to Interstate EBIT.

        (ix) The grant of Restricted Stock shall be excluded from the computation of Interstate EBIT. See THE PROPOSED
                MERGER--INTERESTS OF CERTAIN PERSONS IN THE MERGER--RESTRICTED STOCK ARRANGEMENT FOR MANAGEMENT OF INTERSTATE.

PROTECTIVE PROVISIONS

        The Merger Agreement sets forth certain provisions intended to ensure that Interstate will continue to operate its business during the Payout Period as it did prior to the Effective Time. In particular, Citation has agreed, subject to certain exceptions specified in the Merger Agreement, to:
(a) not cause or permit Interstate to (i) sell all or substantially all of its assets, (ii) merge or consolidate with any other person; (iii) liquidate or dissolve; or (iv) purchase all or substantially all of the assets or capital stock of any person; (b) cause all transactions between it and its affiliates, on the one hand, and Interstate, on the other hand, to be conducted on an arm's length basis on terms and conditions at least as favorable to Interstate as Interstate could obtain from persons other than Citation or its affiliates; (c) permit the Stockholders Agents and their representatives to have reasonable access to all books and records of Interstate; (d) cause Interstate to maintain accounting books and records which are the basis for the calculation of Interstate EBIT and the Contingent Payments for calendar years 1996, 1997 and 1998; (e) cause Interstate not to enter into the ownership, active management or operation of any business other than the business of Interstate on the date of the Merger Agreement;
(f) cause James Mitchell to be the principal executive officer of Interstate, having the right to manage the business and affairs of Interstate and direct the formulation and execution of both short- and long-term corporate plans;
(g) cause Interstate to make all capital expenditures described in Interstate's 1996 business plan; and (h) not own (other than through Interstate), directly or indirectly, any other forging operation without first consulting with the Stockholders Agents.

PROCEDURES TO DETERMINE ANY CONTINGENT PAYMENTS DUE

        The Merger Agreement establishes certain procedures that must be complied with in determining whether any Contingent Payments are due and payable during the Payout Period. Generally, by March 1, 1997, 1998 and 1999, Citation must deliver to the Stockholders Agent (i) audited financial statements of Interstate for the preceding calendar year; (ii) a statement setting forth Citation's calculation of Interstate EBIT for the preceding calendar year or years; (iii) a statement setting forth Citation's calculation of the amount of the Contingent Payments due for the preceding calendar year or years and the amount payable for the preceding calendar year; and (iv) a special report by the auditors regarding Citation's calculation of Interstate EBIT and the Contingent Payments for the preceding calendar year or years. With respect to the final calendar year in the Payout Period, Citation must also deliver a statement setting forth the amount of any setoff by Citation against the Contingent Payments and the basis therefor. See THE PROPOSED MERGER--INDEMNIFICATION. The Merger Agreement also contains provisions intended to resolve any disagreement with respect to the calculation of Interstate EBIT or the Contingent Payments. If Citation and the Stockholders Agents are unable to resolve any disagreement involving any such calculation, the disagreement may be submitted to a firm of independent certified public accountants of national standing with an office in Chicago, Illinois which is not affiliated with Citation, as agreed to in writing by Citation and the Stockholders Agents. The independent accountants will render a decision on the disagreement in writing, such decision being final and binding on the parties. The independent accountants will determine the proportion of their fees and expenses to be paid by Citation and the Stockholders Agents (out of the Contingent Payments), based on the degree to which they have accepted the position of a party. Citation will be responsible for certain fees and expenses of the Stockholders Agents and the independent accountants and interest on the Contingent Payments in dispute should the independent accountants determine that the amount of Contingent Payment due is $25,000 or more than the amount of the Contingent Payments originally calculated by Citation.

PAYMENT OF CONTINGENT PAYMENTS

        All payments of the Contingent Payments, if any, shall be made by Citation to the Closing Stockholders by delivery of such amounts to the Paying Agent. The Paying Agent shall: (i) pay all expenses of the Stockholders Agents incurred in connection with the administration and enforcement of the Merger Agreement; and (ii) distribute the balance of the Contingent Payments to the Closing Stockholders pro rata.

        Any Contingent Payments shall be payable by Citation in annual installments as follows: (i) on or before March 1, 1997, Citation will deliver to the Paying Agent an amount equal to 50% of the amount by which the 1996 calendar year Interstate EBIT exceeds $10,000,000, multiplied by five; (ii) on or before March 1, 1998, Citation will deliver to the Paying Agent an amount equal to 50% of the amount by which the combined 1996 and 1997 calendar year Interstate EBIT exceeds $20,000,000, divided by two and multiplied by five, less the amount of Contingent Payments previously made; and (iii) on or before March 1, 1999, Citation will deliver to the Paying Agent an amount equal to the amount by which the combined 1996, 1997 and 1998 calendar year Interstate EBIT exceeds $30,000,000, divided by three and multiplied by five, less the amount of Contingent Payments previously made. Examples of these calculations are set forth in Section 1.12(b) of the Merger Agreement, attached hereto as Appendix A.

        The Closing Stockholders will have no obligation to return any prior payments of Contingent Payments made, even though the lack of Interstate EBIT in a subsequent year or years results in an amount of Contingent Payments being made in excess of that which would otherwise be due at the end of the Payout Period.

COMPARISON OF CONTINGENT PAYMENTS TO INTERSTATE COMMON STOCK

        Unlike the Interstate Common Stock, which Interstate shareholders will surrender in connection with the Merger, the right to a pro rata portion of the aggregate amount of any Contingent Payments will not constitute or represent any equity or ownership interest in Interstate, nor in Citation or Sub. As distinguished from Interstate Common Stock, each such right to any Contingent Payments: (i) will not be represented by any form of certificate or instrument; (ii) will not be transferable, whether by sale, assignment, pledge or other transfer, except by operation of law or the laws of descent and distribution; and (iii) will not entitle the holder thereof to any voting or dividend rights or any other rights common to shareholders. The pro rata right to a portion of the Contingent Payments is a cash only right. See DESCRIPTION OF INTERSTATE CAPITAL STOCK.

                    CERTAIN INFORMATION CONCERNING CITATION

BUSINESS OF CITATION

        Citation is a major components supplier to the durable goods industry. It manufactures, machines and assembles precision ductile, gray and high-alloy iron, steel and aluminum castings. It serves the automotive/light truck, heavy truck, electrical, railroad, pump, valve, fittings, waterworks, agriculture, aircraft and other industrial markets. Citation maintains a diverse base of approximately 1,900 customers with no one customer accounting for more than 7.8% of sales in the twelve months ended October 1, 1995. In fiscal 1994 and 1995 the Company produced and shipped 131,984 and 206,295 tons of castings, respectively.

        Citation currently operates 18 manufacturing facilities in nine states and employs more than 5,000 employees. Citation's manufacturing facilities are divided into the following three operating groups based on customer base, length of production runs and technological processes: High Volume, Medium Volume, Special Products. In fiscal year 1995, Citation's total revenues were $307.7 million.

ADDITIONAL INFORMATION

        Information regarding the names, ages, positions and business backgrounds of the executive officers and directors of Citation, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated by reference to Items 10, 11, 12 and 13 of Citation's Annual Report on Form 10-K for the fiscal year ended October 1, 1995 (which incorporates portions of Citation's Proxy Statement for its 1996 Annual Meeting of Shareholders).

            MARKET PRICES OF INTERSTATE COMMON STOCK AND DIVIDENDS

        As of the Record Date, there were approximately 150 holders of record of Interstate Common Stock. There is no established public trading market for Interstate Common Stock. Trading in shares of Interstate Common Stock is infrequent and Interstate has not necessarily tracked the sales prices of such shares in those transactions. As a result, the market value for shares of Interstate Common Stock is not readily ascertainable. However, since January 3, 1994, Interstate is aware of the following purchase and sale transactions of Interstate Common Stock not involving Interstate employee benefit plans: Pursuant to a stock redemption program commenced in January 1994, in April 1994 Interstate completed the repurchase, at $14.00 per share, of 750,006 shares and options to purchase shares of Interstate Common Stock. In conjunction with the redemption program, Interstate also repurchased 50,000 shares of stock, based on the $14.00 per share price, from two shareholders in exchange for the termination of their stock repurchase and sale agreements and received from one of its executive officers 21,668 shares of already-
owned stock valued at the $14.00 per share price in payment for an option
exercise for 86,181 shares of Interstate Common Stock.   Additionally,
concurrent with the redemption, all outstanding interest free loans made from time to time to certain officers of Interstate to enable them to purchase Interstate Common Stock from Interstate were repaid by the delivery of Interstate Common Stock valued at $14.00 per share. Two transactions for a total of 5,255 shares were also completed after announcement of the redemption program but before its completion at the $14.00 per share price. In December 1994, approximately 30,000 shares of Interstate Common Stock were traded at $14.00 per share. In October 1995, approximately 5,000 shares of such stock were traded at $11.00 per share.

        The Interstate Retirement Plan provides a put option to participants who hold Interstate Common Stock distributed from the Retirement Plan. Participants have 15 months from the date of distribution to "put" their distributed shares to Interstate at the fair market value of such stock. In order to establish the fair market value of the stock for purposes of the put option under the Interstate Retirement Plan, each year Interstate obtains an independent appraisal of such shares. At December 31, 1995, Valuation Research Corp. ("Valuation") valued Interstate Common Stock for purposes of the put option under the Interstate Retirement Plan at $28.60 per share, reflecting a minority interest discount but no liquidity discount. At that date, Valuation also valued the shares of Interstate Common Stock for purposes of transactions outside of the Interstate Retirement Plan at $22.90 per share, applying a minority discount and a 20% liquidity discount.

        During the first six months of fiscal 1996, Interstate declared and paid a dividend totalling $90,703 on the Interstate Common Stock. During fiscal years 1995 and 1994, Interstate declared and paid aggregate dividends on the Interstate Common Stock of $441,505 and $404,311, respectively. Pursuant to Interstate's credit agreement with its bank, Interstate is prohibited from making dividend payments or other distributions to its shareholders in any fiscal year in excess of an amount equal to the lesser of 60% of Interstate's net earnings (as defined in the credit agreement) earned on a cumulative basis after January 1, 1993 or $650,000. If in any fiscal year Interstate has negative net earnings, the amount available under the credit agreement to make dividends or other distributions to its shareholders must be reduced on a cumulative basis by 100% of the negative net earnings.

                 SELECTED FINANCIAL INFORMATION OF INTERSTATE

        The following table sets forth selected historical financial data for Interstate and should be read in conjunction with the Interstate financial statements and notes thereto appearing elsewhere in this Proxy Statement-Prospectus. See FINANCIAL STATEMENTS OF INTERSTATE. The selected historical financial data as of and for the five years ended December 31, 1995 have been derived from the financial statements of Interstate, which were audited by Ernst & Young LLP, Interstate's independent auditors. The selected historical financial data as of and for the six month periods ended
 June 30, 1996 and July 2, 1995 are derived from unaudited financial statements. In the opinion of Interstate management, such unaudited data include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position, results of operations and changes in cash flows for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 29, 1996.

                                                                                      (In Thousands)
                                                                                                                  At or for the six
                                                            At or for the fiscal year ended (1)                     months ended
                                             ------------------------------------------------------------------   -----------------
                                             December 29,   January 3,   January 2,   January 1,   December 31,   July 2,  June 30,
                                                 1991          1993         1994         1995          1995        1995      1996
                                             ------------   ----------   ----------   ----------   ------------   -------  --------
Statement of Income Data:
  Net Sales                                    $60,172       $55,479      $59,324      $81,526       $86,333      $44,574  $50,036
  Cost of products sold                         48,490        45,169       48,142       64,644        69,918       35,756   41,768
                                             ------------   ----------   ----------   ----------   ------------   -------  --------
    Gross margin                                11,681        10,310       11,182       16,882        16,415        8,817    8,268

Expenses:
  Selling & administrative                       6,093         5,605        5,406        6,442         6,672        3,357    2,938
                                             ------------   ----------   ----------   ----------   ------------   -------  --------
    Operating income                             5,588         4,705        5,777       10,439         9,743        5,461    5,330
  Interest                                       1,341           679          613        1,150         1,296          637      865
  Other expense (2)                                932           869          159        1,774           130           56       91
                                             ------------   ----------   ----------   ----------   ------------   -------  --------
Income before income taxes and cumulative
 effect of change in accounting principle        3,315         3,157        5,004        7,515         8,317        4,768    4,374
  Income taxes                                   1,241         1,151        1,818        2,770         2,971        1,754    1,696
                                             ------------   ----------   ----------   ----------   ------------   -------  --------
Income before cumulative effect of change
 in accounting principle                         2,074         2,006        3,186        4,745         5,346        3,014    2,678
Cumulative effect of change in
 accounting principle (3)                           --        (1,303)          --           --            --           --       --
                                             ------------   ----------   ----------   ----------   ------------   -------  --------
    Net income                                 $ 2,074       $   703      $ 3,186      $ 4,745       $ 5,346      $ 3,014  $ 2,678
                                             ------------   ----------   ----------   ----------   ------------   -------  --------
                                             ------------   ----------   ----------   ----------   ------------   -------  --------
Balance Sheet Data:


  Current assets                               $15,624       $13,783      $19,399      $21,299       $25,003      $22,374  $27,039
  Current liabilities                            9,448        10,021       13,251       17,420        21,143       16,717   17,822
  Working capital                                6,176         3,762        6,148        3,879         3,860        5,657    9,717
  Property, plant and equipment (net)           32,254        32,857       32,418       37,037        43,276       41,510   43,810
  Total assets                                  50,172        47,609       54,314       60,228        70,326       65,848   73,342
  Notes payable/ current portion of
   long-term debt                                2,175         1,969        2,128        4,087         4,067        4,034    4,157
  Long-term debt, less current portion          10,001         6,850        7,366       14,291        15,756       18,335   19,359
  Stockholders' equity                          20,997        21,597       24,054       17,285        19,813       20,182   22,909

- ---------------------
(1) Interstate operates on a 52 or 53 week fiscal year ending on the Sunday closest to December 31. Fiscal year 1992 was a 53 week year, all others were 52 weeks.

(2) Includes nonrecurring compensation expense of $1,180,247 in 1994 and $454,000 in 1992, loss on disposal of property and equipment of $327,035 in 1994 and loss on curtailment of Interstate's pension plans of $472,468 in 1991.

(3) The cumulative effect of change in accounting principle for the fiscal year ended January 3, 1993 relates to the adoption of Statement of Financial Accounting Standards No.106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INTERSTATE

GENERAL



     The following discussion and analysis provides information regarding the historical results of operations and financial condition of Interstate for the six months ended June 30, 1996 and July 2, 1995 and for the years ended December 31, 1995, January 1, 1995 and January 2, 1994. This discussion and analysis should be read in conjunction with the related financial statements and notes thereto and other financial information of Interstate contained elsewhere in this Proxy Statement-Prospectus.



     This Management's Discussion and Analysis contains forward looking statements that involve a number of risks and uncertainties. Such statements are based on management's current expectations. Interstate cautions that such statements are further qualified by important factors, such as automotive/truck and capital goods markets; its relative sales concentration by both customer and industry group; the potential loss of a significant customer constituting approximately 7% of Interstate's total sales and 10% of Interstate's total net earnings before interest and taxes in 1995; industry profit margins that are relatively low as a result of significant competition and excess capacity; a competitor's announcement that it will install a 14,000 ton mechanical forging press in direct competition with Interstate for the North American front axle forging market; the cyclical nature of the capital goods market; the capital intensive nature of its business, which makes it difficult to reduce costs quickly when sales decline; its dependence on certain key personnel; environmental costs incident to its business; and potential uninsured product liability losses in respect of parts manufactured for nuclear powered vehicles or facilities or for aircraft of any kind. Each of these factors could cause actual results to differ materially from those in the forward looking statements See RISK FACTORS--RISK FACTORS APPLICABLE TO INTERSTATE.


OPERATIONS


     Six Months Ended June 30, 1996 Compared to Six Months Ended July 2,
1995



     Net sales for the six months ended June 30, 1996 increased $5.5 million, or 12.3%, over net sales for the first six months of 1995. Tons shipped were 18,907 in the first six months of 1996 compared to 18,160 in the first six months of 1995. The increase in sales resulted from the higher tonnage shipped combined with the shipment of product with more value-added services (heat treatment, machining, painting, etc.).



     Gross profit was down despite the increase in sales. Gross profit margin as a percentage of sales declined to 16.5% in the first six months of 1996 from 19.8% in the comparable period last year as a result of a change in product mix and start up costs (higher scrap rates, more labor input, etc.) related to new programs on the 14,000 ton press for Dana, General Electric, Caterpillar and Eaton. In the first six months start up costs amounted to approximately $1,000,000. These costs are being expensed as incurred as they do not have any future economic benefit.



     Selling and administrative expenses were 5.9% of sales in the first six months of 1996 compared to 7.5% in the same period in 1995. The decline, as a percentage of sales, was due to fewer sales by outside sales representatives who are paid a commission of approximately 3.5% of sales, and lower incentive compensation costs.



     Interest expense was higher in the first six months of 1996 as compared to 1995 primarily due to higher borrowing levels required to support the working capital requirements of the business, offset by slightly lower market interest rates.

FISCAL YEAR 1995 COMPARED TO FISCAL YEAR 1994


     Net income for the year increased from $4.7 million in 1994 to $5.3 million in 1995. This increase is principally due to a $1.2 million nonrecurring compensation charge, related to the settlement of stock options, which occurred in 1994 that was not present in 1995.



     Net sales increased $4.8 million for fiscal 1995, or 5.9%, over net sales for fiscal 1994. Tons shipped remained at 35 million. The increase in sales resulted primarily from the shipment of product with more value-added services (heat treatment, machining, painting, etc.). In addition, a price increase of approximately 3% was implemented in February, 1995.



     Gross profit decreased $0.5 million in fiscal 1995 although there was an increase in sales. Raw material (steel) costs increased approximately 10% from the previous year. Gross profit margin as a percentage of sales declined to 19.0% in 1995 from 20.7% in 1994 as a result of higher material costs, and a change in product mix (i.e., more automotive product which has lower margins). Management expects this declining margin trend to continue into 1996.


     Selling expenses were 2.15% of sales in 1995 compared to 2.3% in 1994. The decline, as a percentage of sales, was due to fewer sales by outside sales representatives who are paid a commission of approximately 3.5% of sales.

     Administrative expenses increased $235,000 from 1994, but were 5.6% of sales in both 1995 and 1994. The increase in expenses was primarily related to wage increases for administrative personnel.

     Interest expense was higher in 1995 as compared to 1994 due primarily to higher borrowing levels required for capital expenditures and a full year of interest expense, in 1995, related to the financing of the stock redemption versus nine months in 1994.

FISCAL YEAR 1994 COMPARED TO FISCAL YEAR 1993

     Net income for the year increased from $3.2 million in 1993 to $4.7 million in 1994. This increase is principally due to the increase in sales as described below.

     Net sales in fiscal 1994 increased $22.2 million, or 37.4%, over net sales for fiscal 1993. Tons shipped increased to 35 million from 25 million. The increase in sales resulted from the addition of new customers, and increased shipments to existing customers due to a general strengthening of the economy.

     Gross profit increased $5.7 million as a result of the increase in sales. Gross profit margin as a percentage of sales increased to 20.7% in 1994 from 18.8% in 1993 as a result of higher levels of productivity associated with the higher production volumes and the spreading of fixed costs over a larger production base.

     Selling expenses increased by $336,000 from 1993, but were 2.3% of sales in 1994 compared to 2.6% in 1993. The increase in selling expenses was attributable to the higher sales volumes.

     Administrative expenses increased $701,000 from 1993, but were 5.6% of sales in 1994 compared to 6.5% in 1993. The increase in expenses was primarily related to incentive compensation and other expenses attributable to the higher level of shipments.

     Interest expense was higher in 1994 as compared to 1993 due to higher market interest rates and higher borrowing levels associated primarily with a repurchase of approximately $9.8 million of Interstate's stock.

     The nonrecurring compensation charge reflects the settlement of certain stock options in connection with the stock repurchase referred to above.

LIQUIDITY AND CAPITAL RESOURCES


     Working capital was $9.2 million at June 30, 1996, and $3.9 million, $3.9 million and $6.2 million at the end of fiscal years 1995, 1994, and 1993, respectively. The increase between December 31, 1995 and June 30, 1996 is principally to support new programs for the 14,000 ton press, as previously described, which are expected to contribute to sales in the third and fourth quarters of 1996. The decline from 1993 to 1994 was due to an increase in short-term borrowings related to the redemption of Interstate's stock, as described below.



     Cash provided by operating activities was negative $0.5 million for the first six months of 1996 compared to $2.9 million for the first six months of 1995. The decrease in cash flow was due to an increase in accounts receivable (due to higher sales) and inventory (tooling, raw materials and work-in-process for the new programs for the 14,000 ton press, identified previously, as well as a general increase in inventory to meet customer requirements) and a decrease in accounts payable due to timing of payments. Interstate anticipates that cash flow will improve as the year progresses. Cash flow from operations was $9.0 million for fiscal 1995, $8.8 million for fiscal 1994, and $4.3 million for fiscal 1993. The increase from fiscal 1993 to 1994 was related to the increase in net income during fiscal 1994 combined with working capital reductions resulting from inventory management programs.



     At June 30, 1996, Interstate had $3.6 million available under its line of credit, which provides for $14.0 million of borrowings (subject to collateral availability). Interstate believes that cash generated from operations, combined with its credit facilities, will provide it with adequate liquidity to meet the needs of operations and capital expenditure programs for the foreseeable future.



     Capital expenditures (including certain tooling costs) amounted to $2.7 million in the first six months of 1996 compared to $6.5 million in the same period in 1995. A significant portion of the $2.7 million is to be paid for by customers in the form of tooling reimbursements in the second six months of 1996. Interstate has projected capital expenditures of $6.4 million for 1996 which is down from the levels of the two previous years. Expenditures in the previous two years were unusually high by historical standards due to the installation of the 14,000 ton press. Expenditures in 1996 are anticipated to be primarily for the completion of the 14,000 ton press and the expansion of die making, heat-treat and machining capacity.



     Capital expenditures for fiscal years 1995 and 1994 amounted to $10.3 million and $8.4 million, respectively, and were primarily for the installation of the 14,000 ton mechanical forging press, the largest of its kind in the Western Hemisphere. Interstate believes this press will allow it to be a leading producer for the heavy truck front axle market. The press will produce approximately $30 million of sales per year once it is in full production, anticipated to be in 1999. Contracts have been entered into with customers that will utilize approximately 70% of the press' capacity.



     At January 1, 1995, the Company had commitments, under a letter of credit, for $2.2 million of equipment related to the 14,000 ton press.



     In April 1994, Interstate repurchased $9.8 million of its outstanding common stock under a redemption program designed to provide liquidity for its shareholders. Certain vested stock options (112,619) were settled for the difference between the redemption value ($14.00 per share) and the exercise price of the options ($3.52 per share). The cost of the redemption of the options of



$1.2 million was expenses as compensation in 1994. Funds for this repurchase were provided by $9.0 million of long-term bank borrowings and $2.0 million of short-term borrowings.

                            BUSINESS OF INTERSTATE

     Interstate manufactures and markets forged carbon, alloy and stainless steel parts for various applications requiring high strength, durability and impact resistance. Interstate operates facilities in Milwaukee, Wisconsin (the Midwest division) and Navasota, Texas (the Southwest division). Interstate's sales are concentrated in three primary industries: construction machinery, petroleum services, and auto, truck and bus. These industries accounted for approximately 72% of fiscal 1995 sales. Interstate also sells to the aircraft, railroad, material handling, mining and power generation industries. Approximately 60% of Interstate's sales result from long-term contracts with its customers. Based on information available publicly and through the Forging Industry trade association, Interstate believes that it is among the largest independent multi-purpose forger of ferrous alloys in the United States and that it is one of the lowest cost, technologically sophisticated producers of steel forgings of the type that it manufactures which weigh between one pound and 2,500 pounds. Based on feedback from customers and suppliers, management believes that Interstate's success is largely attributable to its commitment (i) to technical excellence within its core business, (ii) to selective diversification of its target markets, and
(iii) to continuous improvement of its quality and delivery times.


     Interstate uses the closed-die method of hot plastic deformation of ferrous alloys (i.e., carbon, alloy and stainless steel). Interstate forges its products utilizing one or more of its eight forging presses (which range in size from 700 to 14,000 tons), its two upsetters and its ten forging hammers (from 2,000 lbs. to 50,000 lbs.). Interstate has acquired two additional 3,000 ton presses and one 7,000 ton press, which will be installed when market demands dictate.


     In addition to producing the forging itself, Interstate performs a variety of other operations which support its objective of providing prompt delivery of high-quality forged parts to its customers. Interstate manufactures the majority of its own dies (tooling) in-house. It also cuts the steel stock to the appropriate length for each forging and provides all or nearly all of its own heat treatment, shot blast cleaning and Magnaflux inspection of the completed forgings. Interstate also machines and paints certain forgings, and can pick up steel or deliver forgings when necessary using its fleet of seven leased Class 8 trucks. Interstate is expanding its capabilities in the machining area and currently provides one customer with a fully machined, painted and assembled component. Based on information available through the Forging Industry trade association and knowledge gained through other sources, management believes that Interstate is the only independent, multi-purpose ferrous forging supplier in the United States that offers this combination of services for forgings throughout the one to 2,500 pound range and that these capabilities allow it to produce and deliver high quality ferrous forgings to customers more quickly and efficiently than would be possible otherwise.


     Interstate was organized as a Wisconsin corporation under the name "Interstate Drop Forge Company" in 1920. It has maintained its headquarters and plant operations in Milwaukee, Wisconsin, for the past 76 years. In 1974 it acquired Interstate Southwest Forge Company, a Texas corporation formed in 1972 by certain Interstate shareholders, which was merged into Interstate in 1979 and now operates as the Southwest division at Navasota, Texas.

                      PRINCIPAL SHAREHOLDERS OF INTERSTATE

     The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of Interstate Common Stock by (i) each person who is the beneficial owner of more than 5% of the outstanding Interstate Common Stock, (ii) each director of Interstate, (iii) each executive officer of Interstate, and (iv) all directors and executive officers as a group. Except as otherwise noted, the named beneficial owner has sole voting and/or investment power over the shares of Interstate Common Stock indicated.


BENEFICIAL OWNER                      NUMBER OF SHARES         PERCENT OF CLASS
- ----------------                      ----------------         ----------------
Marshall & Ilsley Trust Company           286,898(1)                 21.8%
1000 North Water Street
Milwaukee, Wisconsin 53202

Franklyn Esenberg                         178,329(2)(3)(4)           13.5%
Interstate Forging Industries, Inc.
4051 North 27th Street
Milwaukee, Wisconsin 53216-1883

James Mitchell                            159,284(3)(4)              11.9%
Interstate Forging Industries, Inc.
4051 North 27th Street
Milwaukee, Wisconsin 53216-1883

Everett Smith Holdings Inc.
800 North Marshall Street
Milwaukee, Wisconsin 53202-3911           115,760(5)                  8.8%

G. Frederick Kasten                        12,500(4)(6)                .9%

Dennis J. Kuester                          17,500(4)                  1.3%

Frederick G. Luber                         33,586(4)                  2.5%

Lawrence F. Schuetz                        49,064(4)(7)               3.7%

William C. Smith                           22,000(4)                  1.7%

David A. Boettcher                          6,181(3)(4)                .5%

Everett Johnson, III                       10,186(3)(4)(8)             .8%

David P. Lauer                              6,508(3)(4)                .5%

Louis Zietz                                 5,184(3)(4)                .4%

All directors and executive               765,587(9)                 54.2%
officers as a group (11 persons)

____________________
(1) Represents shares held as trustee of the Interstate Retirement Plan and Interstate's two pension plans.

(2) Includes 7,482 shares held by Mr. Esenberg's spouse, as to which voting and investment power is shared.

(3) Includes the following number of shares in the named person's Savings and Retirement Plan account, as to which voting power is shared:
     Mr. Esenberg--5,967; Mr. Mitchell--6,826; Mr. Boettcher--2,408;
     Mr. Johnson--3,451; Mr. Lauer--480; and Mr. Zietz--2,411.

(4) Includes unissued shares deemed to be beneficially owned by the named persons pursuant to unexercised stock options which may be exercised within 60 days of the Record Date. Each person holds the following number of option shares which are deemed to be beneficially owned:
     Mr. Esenberg--10,000; Mr. Mitchell--28,400; Mr. Kasten--10,000;
     Mr. Kuester--10,000; Mr. Luber--10,000; Mr. Schuetz--10,000;

     Mr. Smith--10,000; Mr. Boettcher--2,600; Mr. Johnson--3,300;
     Mr. Lauer--2,400; and Mr. Zietz--1,600.

(5) Includes 20,280 shares held by Everett Smith Investment Company Ltd. of Delaware, an affiliate of the named party.

(6) Includes 2,500 shares held as co-trustee of four trusts, as to which voting and investment power is shared.

(7) Does not include 14,482 shares held by Mr. Schuetz' spouse, as to which he disclaims beneficial ownership.

(8) Includes 1,173 shares held jointly with Mr. Johnson's spouse, as to which voting and investment power is shared.

(9) Includes 8,655 shares as to which voting and investment power is shared with the named persons' spouses, 2,500 shares as to which voting and investment power is shared with a co-trustee, 98,300 shares subject to options deemed beneficially owned, 247,649 shares held in the Interstate Retirement Plan, as to which Interstate has shared voting and investment power, and 39,249 shares held in Interstate's two pension plans, wherein Interstate has shared investment power.

     The above beneficial ownership information is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this Proxy Statement-Prospectus. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.


               INTERSTATE EXECUTIVE AND DIRECTOR COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the total compensation of Franklyn Esenberg, Chairman of the Board of Interstate, during the last three fiscal years. Mr. Esenberg, who is 63 years of age, joined Interstate in 1951. He has served in a number of executive capacities, including President from 1971 to 1979, when he became Chairman of the Board. Mr. Esenberg remained Chief Executive Officer of Interstate until January 1, 1991. Mr. Esenberg has been a director of Interstate since 1969 and is a member of the Interstate Board's Executive Committee, Audit Committee and Committee on Salary and Supplemental Compensation. Pursuant to the terms of the Merger Agreement, Mr. Esenberg will serve as Vice Chairman of Interstate and become a director of Citation upon consummation of the Merger. See THE PROPOSED MERGER--INTERESTS OF CERTAIN PERSONS IN THE MERGER--FRANKLYN ESENBERG EMPLOYMENT AGREEMENT.

                                     ANNUAL COMPENSATION
                                -----------------------------
                                                OTHER ANNUAL    ALL OTHER
NAME AND PRINCIPAL                              COMPENSATION    COMPENSATION
    POSITION              YEAR   SALARY($)(1)        ($)             ($)
- -----------------------------------------------------------------------------
Franklyn Esenberg         1995     $169,500       $4,851(2)       $5,245(3)
CHAIRMAN OF THE BOARD     1994     $171,500           0           $1,616
                          1993     $170,000           0           $1,642
_________________

(1)  Includes Interstate Board fees paid to the individual.

(2) Reflects tax gross up in connection with Interstate's contribution on behalf of the individual under Interstate's self-insured supplemental medical plan for officers.

(3) Reflects Interstate's contribution to self-insured supplemental medical plan for officers.

OPTION EXERCISES AND YEAR-END VALUES

     The table below sets forth information concerning the number and value of options outstanding at the end of the last fiscal year for Franklyn Esenberg. Mr. Esenberg did not exercise any stock options during the last fiscal year.

      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
            AND FISCAL YEAR-END OPTION/SAR VALUES
- -------------------------------------------------------------
                                                Value of
                                              Unexercised
                         Number of            In-the-Money
                  Securities Underlying       Options/SARs
                       Unexercised                 at
                     Options/SARs at          Fiscal Year-
                  Fiscal Year-End (#)(1)       End ($)(2)
                  -------------------------------------------
                       Exercisable/           Exercisable/
Name                   Unexercisable          Unexercisable
- -------------------------------------------------------------
Franklyn Esenberg         10,000/0             $146,000/$0

_________________

(1)  Represents a stock option.

(2) There is no established public trading market for Interstate Common Stock. The value of the option for purposes of this table is based on the $28.60 per share valuation at December 31, 1995 rendered by Valuation Research Corp. with respect to shares of Interstate Common Stock acquired pursuant to a put option under Interstate's Savings and Retirement Plan.

DIRECTOR COMPENSATION

     As a director of Interstate, Mr. Esenberg receives a monthly retainer of $500 and a meeting fee of $1,000 per Interstate Board or committee meeting attended, as compensation for his services. As a director of Interstate, Mr. Esenberg was awarded on June 1, 1994 an option for 10,000 shares of Interstate Common Stock at $14.00 per share under Interstate's 1994 Directors and Key Employees Non-Qualified Stock Option Plan. Mr. Esenberg's option was immediately exercisable. The option expires ten years from the date of grant. This option will be converted into cash at the Effective Time and will give Mr. Esenberg the right to a pro rata portion of the aggregate amount of any Contingent Payments. See THE PROPOSED MERGER--PRINCIPAL TERMS OF THE MERGER--MERGER CONSIDERATION.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Franklyn Esenberg, an executive officer of Interstate, served on the Interstate Board's Salary and Supplemental Compensation Committee during the last fiscal year.


     In order to provide funds for operations at favorable rates, the Interstate Board previously adopted a policy permitting directors and officers to make loans to Interstate from time to time. Such loans pay interest at 1/4 of 1% below Interstate's cost of funds. At June 30, 1996, Mr. Esenberg and his spouse had outstanding loans to Interstate in aggregate principal amount of $763,000. Such other outstanding loans at June 30, 1996 were $1,694,362 in aggregate principal amount. In fiscal 1995, Interstate paid Mr. Esenberg and his spouse $69,104 in interest on their loans outstanding during that period. It is anticipated that all loans outstanding under this policy will be paid off, and the policy will terminate, upon consummation of the Merger.



                                    EXPERTS

     The consolidated balance sheets of Citation and subsidiaries as of October 1, 1995 and October 2, 1994 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended October 1, 1995 have been incorporated by reference in this Proxy Statement-Prospectus and in the Registration Statement in reliance upon the report of Coopers & Lybrand L.L.P., independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

     The financial statements of Interstate at December 31, 1995 and January 1, 1995, and for each of the years in the three year period ended December 31, 1995, appearing in this Proxy Statement-Prospectus and in the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Merger will be passed upon by Ritchie & Rediker, L.L.C., Birmingham, Alabama, counsel for Citation, and Quarles & Brady, Milwaukee, Wisconsin, counsel for Interstate. Members of the firm of Ritchie & Rediker, L.L.C. own an aggregate of 432,500 shares of Citation Common Stock.

                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                     INTRODUCTION



The following unaudited pro forma condensed consolidated financial statements reflect the consolidated financial position of Citation Corporation and Subsidiaries (Citation) as of June 30, 1996, and the results of its consolidated operations for the year ended October 1, 1995, and for the nine months ended June 30, 1996. The pro forma condensed consolidated financial statements give effect to (i) the purchase of the stock of Southern Aluminum Castings Company and (ii) the purchase of all other fiscal 1995 and 1996 acquisitions: (a) as if the acquisitions had occurred as of October 3, 1994 with respect to statement of income data and (b) as if the acquisitions had occurred at the balance sheet date, with respect to balance sheet data. Additionally, the pro forma condensed consolidated financial statements give effect to (i) Citation's secondary public offering of common stock on September 18, 1995 and (ii) the Merger: (a) as if these events had occurred as of October 3, 1994 with respect to statement of income data and (b) as if these events had occurred at the balance sheet date, with respect to balance sheet data. The pro forma condensed consolidated financial statements should be read in conjunction with the financial statements of Interstate, appearing elsewhere in this Proxy Statement - Prospectus, the consolidated financial statements of Citation on Form 10-K for the year ended October 1, 1995 and Citation's Form 10-Q for the quarter ended June 30, 1996. The pro forma condensed consolidated financial statements are not necessarily indicative of the actual consolidated financial position or consolidated results of operations had the above adjustments taken place on the dates indicated, nor do they purport to indicate the future consolidated financial position or consolidated results of operations of Citation.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
FOR THE YEAR ENDED OCTOBER 1, 1995
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                       CITATION CORPORATION    SOUTHERN ALUMINUM                                OTHER
                                          AND SUBSIDIARIES      CASTINGS COMPANY            BUSINESS         ACQUISITIONS
                                        FOR THE YEAR ENDED     FOR THE YEAR ENDED         COMBINATION            AND
                                          OCTOBER 1, 1995       DECEMBER 31, 1995         ADJUSTMENTS        ADJUSTMENTS
                                              ACTUAL                 ACTUAL                   (A)                (B)
                                     ------------------------ --------------------     ---------------    ----------------
Net sales                            $              307,681   $          41,774                            $    178,184
Cost of sales                                       243,493              38,816                                 147,428
                                     ------------------------ --------------------                         ---------------
         Gross profit                                64,188               2,958                                  30,756

Selling, general, and
    administrative expenses                          32,697                 646        $        279              14,931
                                     ------------------------ --------------------     ---------------     ---------------
         Operating income                            31,491               2,312                (279)             15,825

Other expense (income):
    Interest expense, net                             3,974               1,529                 900               2,434
    Other, net                                         (581)                  7                                      54
                                     ------------------------ --------------------     ---------------     ---------------
                                                      3,393               1,536                 900               2,488
                                     ------------------------ --------------------     ---------------     ---------------
Income before provision
    for income taxes                                 28,098                 776              (1,179)             13,337

Provision for income taxes                           11,019                                    (158)              5,228
                                     ------------------------ --------------------     ---------------     ---------------

         Net income                  $               17,079   $             776        $     (1,021)       $      8,109
                                     ------------------------ --------------------     ---------------     ---------------
                                     ------------------------ --------------------     ---------------     ---------------

Net income per share                 $                 1.27
                                     ------------------------
                                     ------------------------

Weighted average shares
    outstanding                                  13,437,900
                                     ------------------------
                                     ------------------------


                                     CITATION CORPORATION
                                       AND SUBSIDIARIES        INTERSTATE FORGING
                                      FOR THE YEAR ENDED         INDUSTRIES, INC.         BUSINESS           FOR THE YEAR
                                        OCTOBER 1, 1995         FOR THE YEAR ENDED       COMBINATION            ENDED
                                           PRO FORMA           DECEMBER 31, 1995         ADJUSTMENTS       OCTOBER 1, 1995
                                            COMBINED                ACTUAL                   (C)              PRO FORMA
                                     ------------------------ --------------------    ----------------     ---------------
Net sales                            $              527,639   $          86,333                            $    613,972
Cost of sales                                       429,737              69,918       $       2,151             501,806
                                     ------------------------ --------------------     ---------------     ---------------
         Gross profit                                97,902              16,415              (2,151)            112,166


Selling, general and
    administrative expenses                          48,553               6,672                                  55,225
                                     ------------------------ --------------------     ---------------     ---------------
         Operating income                            49,349               9,743              (2,151)             56,941

Other expense (income):
    Interest expense, net                             8,837               1,296               3,567              13,700
    Other net                                          (520)                130                                    (390)
                                     ------------------------ --------------------     ---------------     ---------------
                                                      8,317               1,426               3,567              13,310
                                     ------------------------ --------------------     ---------------     ---------------

Income before provision
    for income taxes                                 41,032               8,317              (5,718)             43,631

Provision for income taxes                           16,089               2,971              (1,608)             17,452
                                     ------------------------ --------------------     ---------------     ---------------

         Net income                  $               24,943   $           5,346        $     (4,110)       $     26,179
                                     ------------------------ --------------------     ---------------     ---------------
                                     ------------------------ --------------------     ---------------     ---------------

Net income per share                 $                 1.41                                                $       1.48
                                     ------------------------                                              ---------------
                                     ------------------------                                              ---------------
Weighted average shares
    outstanding                                  17,675,540(d)                                               17,675,540(d)
                                     ------------------------                                              ---------------
                                     ------------------------                                              ---------------


SEE NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED JUNE 30, 1996
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)





                                       CITATION CORPORATION    SOUTHERN ALUMINUM
                                         AND SUBSIDIARIES       CASTINGS COMPANY             OTHER
                                           FOR THE NINE           FOR THE FIVE              BUSINESS          ACQUISITIONS
                                           MONTHS ENDED           MONTHS ENDED            COMBINATION             AND
                                          JUNE 30, 1996         FEBRUARY 29, 1996         ADJUSTMENTS         ADJUSTMENTS
                                              ACTUAL                 ACTUAL                  (A)                 (B)
                                     ------------------------ --------------------     ---------------     ---------------
Net sales                            $              356,136   $          16,729                            $     28,090
Cost of sales                                       291,678              14,744                                  25,492
                                     ------------------------ --------------------                         ---------------

         Gross profit                                64,458               1,985                                   2,598

Selling, general, and
    administrative expenses                          34,059                 369        $        116               1,643
                                     ------------------------ --------------------     ---------------     ---------------
         Operating income                            30,399               1,616                (116)                955

Other expense (income):
    Interest expense, net                             5,210                 964                 375                 868
    Other, net                                         (358)                  7                                     (41)
                                     ------------------------ --------------------     ---------------     ---------------
                                                      4,852                 971                 375                 827
                                     ------------------------ --------------------     ---------------     ---------------
Income before provision
    for income taxes                                 25,547                 645                (491)                128

Provision for income taxes                           10,219                                      61                  52
                                     ------------------------ --------------------     ---------------     ---------------
         Net income                  $               15,328   $             645        $       (552)       $         76
                                     ------------------------ --------------------     ---------------     ---------------
                                     ------------------------ --------------------     ---------------     ---------------

Net income per share                 $                 0.87
                                     ------------------------
                                     ------------------------

Weighted average shares
    outstanding                                  17,686,639
                                     ------------------------
                                     ------------------------



                                       CITATION CORPORATION    INTERSTATE FORGING
                                         AND SUBSIDIARIES       INDUSTRIES, INC
                                           FOR THE NINE           FOR THE NINE
                                           MONTHS ENDED           MONTHS ENDED              BUSINESS          FOR THE NINE
                                          JUNE 30, 1996          JUNE 30, 1996            COMBINATION         MONTHS ENDED
                                            PRO FORMA                ACTUAL               ADJUSTMENTS        JUNE 30, 1996
                                            COMBINED                  (C)                     (D)              PRO FORMA
                                     ------------------------ --------------------     ---------------     ---------------
Net sales                            $              400,955   $          70,908                            $    471,863
Cost of sales                                       331,914              58,753        $      1,613             392,280
                                     ------------------------ --------------------     ---------------     ---------------
         Gross profits                               69,041              12,155              (1,613)             79,583


Selling, general, and
    administrative expenses                          36,187               4,777                                  40,964
                                     ------------------------ --------------------     ---------------     ---------------
         Operating income                            32,854               7,378              (1,613)             38,619


Other expense (income):
    Interest expense, net                             7,417               1,307               2,675              11,399
    Other, net                                         (392)                 91                                    (301)
                                     ------------------------ --------------------     ---------------     ---------------
                                                      7,025               1,398               2,675              11,098
                                     ------------------------ --------------------     ---------------     ---------------

Income before provision
    for income taxes                                 25,829               5,980              (4,288)             27,521

Provision for income taxes                           10,332               2,196              (1,520)             11,008
                                     ------------------------ --------------------     ---------------     ---------------

    Net income                       $               15,497   $           3,784        $     (2,768)       $     16,513
                                     ------------------------ --------------------     ---------------     ---------------
                                     ------------------------ --------------------     ---------------     ---------------

Net income per share                 $                 0.88                                                $       0.93
                                     ------------------------                                              ---------------
                                     ------------------------                                              ---------------


Weighted average shares
    outstanding                                  17,686,639                                                  17,686,639
                                     ------------------------                                              ---------------
                                     ------------------------                                              ---------------

SEE NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
JUNE 30, 1996
(IN THOUSANDS)


                                                  CITATION          INTERSTATE
                                                 CORPORATION          FORGING              BUSINESS
                                                     AND          INDUSTRIES, INC.       COMBINATION
                                                SUBSIDIARIES          ACTUAL             ADJUSTMENTS
                                                   ACTUAL               (A)                  (B)               PRO FORMA
                                               ---------------    ---------------      ---------------     ----------------
                  ASSETS
Current assets:
    Cash and cash equivalents                  $      1,600                                                 $     1,600
    Accounts receivable                              81,937       $      15,387                                  97,324
    Inventories                                      42,105              10,889                                  52,994
    Prepaids and other current assets                10,017                 763        $       (500)             10,280
                                               ---------------    ---------------      ---------------      ---------------

         Total current assets                       135,659              27,039                (500)            162,198

Property, plant, and equipment                      201,389              43,810              25,811             271,010
Other assets                                         43,141               2,493                                  45,634
                                               ---------------    ---------------      ---------------      ---------------
         Total assets                          $    380,189       $      73,342        $     25,311         $   478,842
                                               ---------------    ---------------      ---------------      ---------------
                                               ---------------    ---------------      ---------------      ---------------

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt          $      2,170       $       4,157        $     (4,157)        $     2,170
    Accounts payable                                 37,154               8,261                                  45,415
    Accrued expenses                                 32,184               5,403                                  37,587
                                               ---------------    ---------------      ---------------      ---------------

         Total current liabilities                   71,508              17,821              (4,157)             85,172

Long-term debt, less current portion above          146,274              19,359              51,720             217,353
Deferred income taxes and other deferred
    liabilities                                      14,484               6,678               7,232              28,394
                                               ---------------    ---------------      ---------------      ---------------

         Total liabilities                          232,266              43,858              54,795             330,919
                                               ---------------    ---------------      ---------------      ---------------

Stockholders' equity:
    Preferred stock
    Common stock                                        177               2,054              (2,054)                177
    Additional paid-in capital                      107,105               1,190              (1,190)            107,105
    Retained earnings                                40,641              26,240             (26,240)             40,641
                                               ---------------    ---------------      ---------------      ---------------

         Total stockholders' equity                 147,923              29,484             (29,484)            147,923
                                               ---------------    ---------------      ---------------      ---------------
         Total liabilities and stockholders'
         equity                                $    380,189       $      73,342        $     25,311         $   478,842
                                               ---------------    ---------------      ---------------      ---------------
                                               ---------------    ---------------      ---------------      ---------------

SEE NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                      NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                           FINANCIAL STATEMENTS (UNAUDITED)
                   (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



The unaudited pro forma condensed consolidated statements of income of Citation Corporation and Subsidiaries (Citation) for the year ended October 1, 1995, and the nine-month period ended June 30, 1996, give effect to the consolidated results of operations as if the Merger, the March 1, 1996 purchase of the stock of Southern Aluminum Castings Company and all other fiscal 1995 and 1996 acquisitions had occurred at the beginning of the periods presented. The fiscal 1995 and 1996 acquisitions are as follows: Oberdorfer Industries acquired effective January 1, 1995; Iroquois Foundry Company acquired on February 24, 1995; Berlin Foundry Corporation acquired on May 8, 1995; Pennsylvania Steel Foundry and Machine Company, Inc. acquired on June 12, 1995; Castwell Products acquired on August 1, 1995; Texas Steel Company acquired effective January 5, 1996; Hi-Tech Corporation acquired on February 4, 1996; and Bohn Aluminum Corporation acquired on April 1, 1996 (the Companies). For periods subsequent to those dates, the actual results of the Companies have been included in the historical results of operations of Citation. For periods prior to those dates, PRO FORMA effects have been included. The consolidated results of operations of the other acquisitions for the periods presented include certain adjustments for additional depreciation, interest expense on acquisition debt, amortization of intangible assets, and income tax effects to reflect the impact of the purchase transactions. Additionally, the pro forma condensed consolidated statement of income for the year ended October 1, 1995 gives effect to Citation's secondary public offering of common stock, effective September 18, 1995, as if the offering had occurred on October 3, 1994. The unaudited pro forma condensed consolidated statement of income for the nine-month period ended June 30, 1996 also gives effect to the consolidated results of operations for the nine-month period as if the purchase of all other fiscal 1996 acquisitions had occurred on October 2, 1995. Those results are not necessarily indicative of the consolidated financial results of Citation as they may be in the future, or as they might have been had these events been effective as of October 3, 1994. The unaudited pro forma condensed consolidated balance sheet gives effect to the consolidated financial position at June 30, 1996, as if the Merger and the purchase of all other fiscal 1996 acquisitions had occurred as of June 30, 1996. Such financial position is not necessarily indicative of the consolidated financial position of Citation as it may be in the future, or as it might have been had the Merger been effective as of June 30, 1996. The pro forma information should be read in conjunction with the financial statements of Interstate, appearing elsewhere in this Proxy Statement - Prospectus, the consolidated financial statements of Citation on Form 10-K for the year ended October 1, 1995 and Citation's Form 10-Q for the quarter ended June 30, 1996.

Pro forma adjustments for the condensed consolidated statement of income for the year ended October 1, 1995 are as follows:


(a) Reflects (i) the increase in interest expense ($900) resulting from additional debt incurred by Citation of approximately $12,000 to fund the acquisition of Southern Aluminum Castings Company on March 1, 1996 with interest at a weighted average rate of 7.5%, (ii) the increase in amortization expense ($279) due to the allocation of the excess purchase price to goodwill ($5,580), and (iii) the applicable income tax effects of the above adjustments.


(b) Reflects (i) the actual results of operations for the 1995 and 1996 acquisitions, except the acquisition of Southern Aluminum Castings Company, which include certain adjustments for additional depreciation, interest expense on acquisition debt and amortization of intangible assets, (ii) the reduction in interest expense ($4,623) resulting from the application of the net proceeds of Citation's secondary public offering of 4,250,000 shares of common stock to repay $69,000 of indebtedness having a weighted average interest rate of 6.7%, and (iii) the applicable income tax effects of the above adjustments.

                      NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                     FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
                   (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



(c) Reflects (i) the increase in depreciation expense ($2,151) due to the allocation of the excess acquisition purchase price over the book value of the assets acquired to property, plant, and equipment, (ii) the increase in interest expense ($3,567) resulting from additional debt incurred by Citation of approximately $47,563 to fund the acquisition with interest at a weighted average rate of 7.5%, and (iii) the applicable income tax effects of the above adjustments.

(d) Reflects the weighted average number of shares outstanding as if the 4,250,000 shares of common stock issued in conjunction with Citation's September 18, 1995 secondary public offering were outstanding for the entire year.


Pro forma adjustments for the condensed consolidated statement of income for the nine months ended June 30, 1996 are as follows:

(a) Reflects (i) the increase in interest expense ($375) resulting from additional debt incurred by Citation of approximately $12,000 to fund the acquisition of Southern Aluminum Castings Company on March 1, 1996 with interest at a weighted average rate of 7.5%, (ii) the increase in amortization expense ($116) due to the allocation of the excess purchase price to goodwill ($5,580), and (iii) the applicable income tax effects of the above adjustments.

(b) Reflects the actual results of operations for the 1996 acquisitions, except for the acquisition of Southern Aluminum Castings Company, which include certain adjustments for additional depreciation, interest expense on acquisition debt, amortization of intangible assets and the applicable income tax effects of the above adjustments.

(c) The income statement for the nine months ended June 30, 1996 was derived from Interstate's unaudited internal financial statements.

(d) Reflects (i) the increase in depreciation expense ($1,613) due to the allocation of the excess acquisition purchase price over the book value of the assets acquired to property, plant, and equipment, (ii) the increase in interest expense ($2,675) resulting from additional debt incurred by Citation of approximately $47,563 to fund the Interstate acquisition with interest at a weighted average interest rate of 7.5%, and (iii) the applicable income tax effects of the above adjustments.

Pro forma adjustments for the condensed consolidated balance sheet as of June 30, 1996, are as follows:

(a) The balance sheet at June 30, 1996 was derived from Interstate's unaudited internal financial statements.

(b) Gives effect for the Merger including the additional debt incurred by Citation to fund the acquisition ($47,563), the allocation of the excess purchase price to property, plant, and equipment ($25,811) (based on preliminary allocation estimates), the issuance of the Citation shares of common stock purchased by Interstate ($500) to satisfy the restricted stock award to Interstate management, and the recording of a deferred tax liability related to the difference between the book and tax basis of property, plant, and equipment resulting from the Merger ($7,232).

                          FINANCIAL STATEMENTS OF INTERSTATE

Index to Financial Statements of Interstate

                                                                          PAGE
                                                                          ----

AUDITED FINANCIAL INFORMATION:

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . .  F-8

Balance Sheets at December 31, 1995 and January 1, 1995. . . . . . . . .  F-9

Statements of Income for the years ended December 31, 1995, January 1,
         1995 and January 2, 1994. . . . . . . . . . . . . . . . . . . .  F-11

Statements of Stockholders' Equity for the years ended December 31,
          1995, January 1, 1995 and January 2, 1994.   . ... . . . . . .  F-12

Statements of Cash Flows for the years ended December 31, 1995,
         January 1, 1995 and January 2, 1994 . . . . . . . . . . . . . .  F-13

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . .  F-14

UNAUDITED INTERIM PERIOD FINANCIAL INFORMATION:

Condensed Balance Sheets at June 30, 1996 and December 31, 1995. . . . .  F-24

Condensed Statements of Income for the six months ended
         June 30, 1996 and July 2, 1995. . . . . . . . . . . . . . . . .  F-25

Condensed Statements of Cash Flows for the six months ended
         June 30, 1996 and July 2, 1995. . . . . . . . . . . . . . . . .  F-26

Notes to Condensed Financial Statements. . . . . . . . . . . . . . . . .  F-27

                            Report of Independent Auditors

Board of Directors
Interstate Forging Industries, Inc.

We have audited the accompanying balance sheets of Interstate Forging Industries, Inc. (the Company) as of December 31, 1995 and January 1, 1995, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interstate Forging Industries, Inc. at December 31, 1995 and January 1, 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



February 2, 1996, except for Note 10,
   as to which the date is August 7, 1996

                         Interstate Forging Industries, Inc.

                                    Balance Sheets


                                                              DECEMBER 31                   JANUARY 1
                                                                 1995                         1995
                                                             -----------------------------------------
                                                            (RESTATED, NOTE 10)
ASSETS
Current assets:
  Accounts receivable, less allowance for doubtful
     accounts of $225,000 in 1995 and $175,000 in 1994         $14,746,497              $12,472,042
  Inventories:
     Work in process--forgings                                   4,757,102                3,695,705
     Raw materials                                               3,943,630                4,261,247
     Other                                                         920,097                   56,289
                                                             -----------------------------------------
  Total inventories                                              9,620,829                8,013,241


  Deferred income tax benefits (NOTE 4)                            361,000                  618,000
  Prepaid expenses                                                 275,070                  195,482
                                                             -----------------------------------------
Total current assets                                            25,003,396               21,298,765


Other assets:
  Cash value of life insurance (net of policy loans)
     and other assets (NOTE 2)                                   2,046,903                1,892,477
  Equity in customers' dies                                              2                        2



Property, plant and equipment:
  Land                                                             186,766                  367,948
  Buildings and improvements                                    12,548,089               12,650,115
  Machinery and equipment                                       60,183,916               57,632,820
  Construction in progress                                      13,728,985                6,945,784
                                                             -----------------------------------------
                                                                86,647,756               77,596,667
  Less allowance for depreciation                               43,372,020               40,560,023
                                                             -----------------------------------------
                                                                43,275,736               37,036,644
                                                             -----------------------------------------
                                                               $70,326,037              $60,227,888
                                                             -----------------------------------------
                                                             -----------------------------------------


                                                              DECEMBER 31                   JANUARY 1
                                                                 1995                         1995
                                                             -----------------------------------------
                                                            (RESTATED, NOTE 10)

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable to stockholders (NOTE 3)                      $  2,367,385             $  2,061,850
  Trade payables                                                10,911,074                8,838,460
  Employee compensation                                          2,537,415                2,369,970
  Accrued retirement plan costs                                  1,102,996                  517,234
  Accrued postretirement benefits other than pensions              125,000                  125,000
  Interest and property taxes                                      756,952                  703,609
  Other accrued expenses and current liabilities                 1,642,068                  778,568
  Current portion of long-term debt (NOTE 3)                     1,700,000                2,025,000
                                                             -----------------------------------------
Total current liabilities                                       21,142,890               17,419,691

Long-term debt, less current portion (NOTE 3)                   15,756,114               14,291,006
Unfunded pension liabilities (NOTE 5)                            1,203,766                1,664,356
Accrued postretirement benefits other than pensions,
  less current portion (NOTE 7)                                  2,548,445                2,440,445
Deferred income taxes (NOTE 4)                                   3,287,000                2,930,000
                                                             -----------------------------------------
Total liabilities                                               43,938,215               38,745,498

Common stock subject to repurchase (NOTE 5)                      6,574,482                4,197,276

Stockholders' equity (NOTES 3, 5, 6 AND 8)
  Common stock, $1.00 par value:
     Authorized shares--6,000,000; issued shares--
        2,054,000--1995 and 1994; outstanding shares--
        1,295,752--1995 and 1,299,076--1994                      2,054,000                2,054,000
  Additional paid-in capital                                       783,485                  751,821
  Retained earnings                                             34,573,108               29,668,546
  Equity component of pension liabilities, net of
     income tax benefit                                           (672,550)                (733,474)
  Common stock subject to repurchase (NOTE 5)                   (6,574,482)              (4,197,276)
  Cost of common stock in treasury                             (10,350,221)             (10,258,503)
                                                             -----------------------------------------
                                                                19,813,340               17,285,114
                                                             -----------------------------------------
                                                               $70,326,037              $60,227,888
                                                             -----------------------------------------
                                                             -----------------------------------------


SEE ACCOMPANYING NOTES.

                         Interstate Forging Industries, Inc.

                                 Statements of Income



                                                                     YEAR ENDED
                                                   ---------------------------------------------
                                                    DECEMBER 31       JANUARY 1      JANUARY 2
                                                       1995             1995           1994
                                                   ---------------------------------------------
                                             (RESTATED, NOTE 10)
                                             -------------------
Net sales:
     Forgings                                   $ 83,428,616      $ 79,446,454    $ 57,880,309
     Dies                                          2,904,628         2,079,354       1,444,013
                                                ------------       -----------    ------------
                                                  86,333,244        81,525,808      59,324,322
Cost of products sold                             69,918,245        64,644,131      48,142,086
                                                ------------       -----------    ------------
                                                  16,414,999        16,881,677      11,182,236
Expenses:
     Selling                                       1,857,867         1,862,702       1,527,291
     Administrative                                4,814,126         4,579,616       3,878,269
     (Gain) loss on disposal of property and
       equipment                                     (67,921)          327,035         (94,516)
     Interest, net of interest capitalized of
       $504,000 in 1995 and $146,000 in 1994       1,295,858         1,150,411         613,239
     Nonrecurring compensation charge (NOTE 6)             -         1,180,247               -
     Other, net                                      198,002           266,889         253,942
                                                ------------       -----------    ------------
                                                   8,097,932         9,366,900       6,178,225
                                                ------------       -----------    ------------
Income before income taxes                         8,317,067         7,514,777       5,004,011
Income taxes (NOTE 4)                              2,971,000         2,770,000       1,818,000
                                                ------------       -----------    ------------
Net income                                      $  5,346,067       $ 4,744,777    $  3,186,011
                                                ------------       -----------    ------------
                                                ------------       -----------    ------------



SEE ACCOMPANYING NOTES.

                         INTERSTATE FORGING INDUSTRIES, INC.

                          STATEMENTS OF STOCKHOLDERS' EQUITY



                                                         Common Stock             Additional                         ESOP
                                                 -----------------------------     Paid-In         Retained          Loan
                                                    Shares          Balance        Capital         Earnings        Guarantee
                                                 -----------------------------------------------------------------------------
Balance at January 3, 1993                        2,054,000      $2,054,000      $1,643,235     $22,541,968     $(1,142,699)
  Net income                                              -               -               -       3,186,011               -
  Net change in common stock subject
    to repurchase                                         -               -               -               -               -
  Dividends declared ($0.20 per share)                    -               -               -        (399,899)              -
  Reduction of ESOP loan guarantee                        -               -               -               -         400,331
  Purchase of common stock for treasury                   -               -               -               -               -
  Minimum liability adjustment for
     pension plans (NOTE 5)                               -               -               -               -               -
                                                 -----------------------------------------------------------------------------
Balance at January 2, 1994                        2,054,000       2,054,000       1,643,235      25,328,080        (742,368)


  Net income                                              -               -               -       4,744,777               -
  Net change in common stock subject to
     repurchase                                           -               -               -               -               -
  Dividends declared ($0.29 per share)                    -               -               -        (404,311)              -
  Reduction of ESOP loan guarantee                        -               -               -               -         742,368
  Purchase of common stock for
    treasury (NOTE 8)                                     -               -               -               -               -
  Issuance of common stock from treasury                  -               -        (891,414)              -               -
  Minimum liability adjustment for
     pension plans (NOTE 5)                               -               -               -               -               -
                                                 -----------------------------------------------------------------------------
Balance at January 1, 1995                        2,054,000       2,054,000         751,821      29,668,546               -
  Net income (RESTATED - NOTE 10)                         -               -               -       5,346,067               -
  Net change in common stock subject to
     repurchase                                           -               -               -               -               -
  Dividends declared ($0.34 per share)                    -               -               -        (441,505)              -
  Purchase of common stock for treasury                   -               -               -               -               -
  Issuance of common stock from treasury                  -               -          31,664               -               -
  Minimum liability adjustment for
     pension plans (NOTE 5)                               -               -               -               -               -
                                                 -----------------------------------------------------------------------------
Balance at December 31, 1995                      2,054,000      $2,054,000     $   783,485     $34,573,108    $          -
                                                 -----------------------------------------------------------------------------
                                                 -----------------------------------------------------------------------------



                                                   Equity          Common
                                                  Componenet        Stock              Treasury Stock                Total
                                                  of Pension      Subject to  --------------------------------   Stockholders'
                                                 Liabilities      Repurchase         Shares          Cost           Equity
                                                 -----------------------------------------------------------------------------
Balance at January 3, 1993                       $  (26,797)    $(3,107,671)         45,667    $   (365,438)   $ 21,596,598
  Net income                                              -               -               -               -       3,186,011
  Net change in common stock subject
     to repurchase                                        -        (276,605)              -               -        (276,605)
  Dividends declared ($0.20 per share)                    -               -               -               -        (399,899)
  Reduction of ESOP loan guarantee                        -               -               -               -         400,331
  Purchase of common stock for treasury                   -               -          21,955        (259,069)       (259,069)
  Minimum liability adjustment for
     pension plans (NOTE 5)                        (193,487)              -               -               -        (193,487)
                                                 -----------------------------------------------------------------------------
Balance at January 2, 1994                         (220,284)     (3,384,276)         67,622        (624,507)     24,053,880
  Net income                                              -               -               -               -       4,744,777
  Net change in common stock subject to
     repurchase                                           -        (813,000)              -               -        (813,000)
  Dividends declared ($0.29 per share)                    -               -               -               -        (404,311)
  Reduction of ESOP loan guarantee                        -               -               -               -         742,368
  Purchase of common stock for
     treasury (NOTE 8)                                    -               -         757,070     (10,598,980)    (10,598,980)
  Issuance of common stock from treasury                  -               -         (69,768)        964,984          73,570
  Minimum liability adjustment for
     pension plans (NOTE 5)                        (513,190)              -               -               -        (513,190)
                                                 -----------------------------------------------------------------------------
Balance at January 1, 1995                         (733,474)     (4,197,276)        754,924     (10,258,503)     17,285,114
  Net income (RESTATED - NOTE 10)                         -               -               -               -       5,346,067
  Net change in common stock subject to
     repurchase                                           -      (2,377,206)              -               -      (2,377,206)
  Dividends declared ($0.34 per share)                    -               -               -               -        (441,505)
  Purchase of common stock for treasury                   -               -          11,260        (202,680)       (202,680)
  Issuance of common stock from treasury                  -               -          (7,936)        110,962         142,626
  Minimum liability adjustment for
     pension plans (NOTE 5)                          60,924               -               -               -          60,924
                                                 -----------------------------------------------------------------------------
Balance at December 31, 1995                      $(672,550)    $(6,574,482)        758,248    $(10,350,221)   $ 19,813,340
                                                 -----------------------------------------------------------------------------
                                                 -----------------------------------------------------------------------------



See accompanying notes.

                         Interstate Forging Industries, Inc.

                               Statements of Cash Flows

                                                                     YEAR ENDED
                                                   ---------------------------------------------
                                                    DECEMBER 31       JANUARY 1      JANUARY 2
                                                       1995             1995           1994
                                                   ---------------------------------------------
                                             (RESTATED, NOTE 10)
OPERATING ACTIVITIES
Net income                                     $   5,346,067      $  4,744,777     $ 3,186,011
Adjustments to reconcile net income to
  net cash provided by operating activities:
     Depreciation and amortization                 3,568,909         3,398,483       3,677,675
     (Gain) loss on disposal of property,
      plant and equipment                            (67,921)          327,035         (94,516)
     Deferred income taxes                           281,000           349,000         (15,000)
     Changes in operating assets and
      liabilities:
       Accounts receivable                        (2,274,455)       (1,321,779)     (2,337,651)
       Inventories                                (1,607,588)         (690,156)     (3,231,522)
       Prepaid expenses                              (79,588)          (60,946)         82,101
       Trade payables                              2,072,614         1,415,940       2,568,185
       Accrued expenses                            1,729,052           688,028         477,956
       Unfunded pension liabilities                  (60,382)         (269,353)       (185,634)
       Accrued postretirement benefits other
        than pensions                                108,000           215,483         128,083
                                               -------------------------------------------------
Net cash provided by operating activities          9,015,708         8,796,512       4,255,688

INVESTING ACTIVITIES
Purchases of plant and equipment                 (10,272,288)       (8,424,576)     (3,238,343)
Proceeds from disposal of property, plant
  and equipment                                      532,208            20,027          94,516
Increase in other assets                            (154,426)         (140,902)     (1,528,292)
                                               -------------------------------------------------
Net cash used in investing activities             (9,894,506)       (8,545,451)     (4,672,119)

FINANCING ACTIVITIES
Net borrowings on notes payable to stockholders      305,535         1,378,015          12,895
Net proceeds from revolving line of credit           900,000           800,000         800,000
Payments on long-term debt                        (1,901,667)       (1,510,833)     (1,160,477)
Proceeds from long-term debt                       2,141,775         8,959,454       1,422,981
Dividends paid                                      (506,791)         (288,893)       (399,899)
Purchases of common stock for treasury              (202,680)       (9,793,874)       (259,069)
Proceeds from sale of treasury stock                 142,626            73,570               -
                                               -------------------------------------------------
Net cash provided by (used in)
  financing activities                               878,798          (382,561)        416,431
                                               -------------------------------------------------

Net change in cash                                         -          (131,500)              -
Cash at beginning of year                                  -           131,500         131,500
                                               -------------------------------------------------
Cash at end of year                            $           -      $          -     $   131,500
                                               -------------------------------------------------
                                               -------------------------------------------------

Supplemental information:
  Cash paid during the year for interest       $   1,688,000      $  1,131,000     $   648,000
  Cash paid during the year for income taxes       1,875,000         2,729,000       1,805,000
Noncash transactions -
  Tender of 57,507 shares by stockholders in
     exchange for amounts owed on notes to
     Company                                               -           805,107               -

SEE ACCOMPANYING NOTES.

                         Interstate Forging Industries, Inc.

                            Notes to Financial Statements

                                  December 31, 1995




 1. SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND CONCENTRATIONS

Interstate Forging Industries, Inc. (the Company) produces custom closed die forgings of carbon, alloy and stainless steel for construction equipment, aircraft, off-road equipment, material handling equipment, outboard motors, and trucks and trailers. The Company's customers are located throughout North America, but are concentrated in the Midwest and Southwest U. S.

The Company sells its products principally to the automotive/truck, oilfield services and construction machinery industries. Sales to these industries accounted for approximately 73% of sales in 1995, 81% of sales in 1994 and 77% of sales in 1993. Sales to four large customers in these industries represented 24%, 9%, 7% and 7% of sales in 1995; 19%, 7%, 7% and 5% of sales in 1994; and
27%, 10%, 10% and 2% of sales in 1993.

The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Receivables are generally due within 30 days. Credit losses historically have not been significant and management anticipates no significant change in future collection experience.

FISCAL YEAR

The Company's fiscal year ends on the Sunday closest to December 31. The fiscal years ended December 31, 1995, January 1, 1995 and January 2, 1994 were comprised of 52 weeks.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORIES

Inventories are stated at the lower of actual cost, determined using the first-in, first-out (FIFO) method, or market. Adequate provision has been made for obsolete or slow moving inventories.

                         Interstate Forging Industries, Inc.

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost and includes expenditures for new facilities and other items that substantially increase the useful lives of existing plant and equipment. The Company capitalizes costs, including labor and overhead, incurred by its employees in the construction of plant and equipment. Interest costs are capitalized on assets which have a construction period greater than one year. Depreciation of plant and equipment is provided on the straight-line method for financial reporting purposes and on accelerated methods for income tax purposes over the useful economic lives of the assets.

REVENUE RECOGNITION

Revenue from sales of forging and dies is recognized upon delivery to the customer.

STOCK COMPENSATION

The Company accounts for employee stock compensation (e.g., stock appreciation rights and stock options) in accordance with APB Opinion No. 25 (APB No. 25), "Accounting for Stock Issued to Employees." Under APB No. 25, the total compensation expense recognized is equal to the difference between the award's exercise price and the underlying stock's market price (referred to as "intrinsic value") at the measurement date, which is the first date that both the exercise price and number of shares to be issued is known.

Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," is effective January 1, 1996. SFAS No. 123 allows companies to account for stock-based awards based on the fair value of the award at the date of grant or, alternatively, allows companies to continue following the accounting rules under APB No. 25 with certain pro forma and other disclosure requirements. The Company has not yet decided which alternative it will adopt.

IMPAIRMENT

The Company is required to adopt SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," on January 1, 1996. The adoption of SFAS No. 121 will not have a material effect on the Company's financial position.

                         Interstate Forging Industries, Inc.

2. OTHER ASSETS

Included in other assets is $1,898,825 and $1,778,656 of cash surrender value of life insurance policies at December 31, 1995 and January 1, 1995, respectively, net of policy loans of $28,321 and $26,454.

3. NOTES PAYABLE AND LONG-TERM DEBT

Notes payable consist of advances from certain stockholders. These advances are due on demand and bear interest at the Company's average borrowing cost less
 .25% (7.65% at December 31, 1995).

Long-term debt consisted of the following:

                                                                   DECEMBER 31         JANUARY 1
                                                                      1995               1995
                                                                 ---------------------------------
Loans from bank under revolving credit agreement (A)              $  5,900,000    $  5,000,000
Note payable to bank, due in quarterly installments of
     $200,000, plus interest at 7.63%, with a final principal
     payment due March 31, 1999                                      6,800,000       7,600,000
Construction loan payable to bank (B)                                3,000,000         925,000
Note payable to bank, due in quarterly installments of
     $175,000 commencing January 31, 1996, plus interest
     at 7.65%, with a final principal payment due April 30,
     1998 (C)                                                        1,570,000               -
Note payable to bank (C)                                                     -       1,450,000
Note payable to bank (C)                                                     -         980,000
City of Milwaukee industrial revenue bonds, paid in full
     in September 1995                                                       -         235,000
Noninterest-bearing unsecured notes payable, repaid in 1995                  -           6,667
Other notes payable bearing interest at 2% above the prime
     rate                                                              186,114         119,339
                                                                 ---------------------------------
                                                                    17,456,114      16,316,006
Less current portion                                                 1,700,000       2,025,000
                                                                 ---------------------------------
                                                                   $15,756,114     $14,291,006
                                                                 ---------------------------------
                                                                 ---------------------------------

(A) The revolving credit agreement, as amended on January 5, 1996, provides for a commitment of $14,000,000 (subject to collateral availability). This agreement matures on April 30, 1998.

    Revolving credit advances accrue interest, at the Company's option, at either a Bankers Acceptance rate (up to a $5 million limit), LIBOR plus 1.90% (LIBOR) or the prime rate. These rates, at December 31, 1995, were as follows: Bankers Acceptance--7.59%; LIBOR--7.84%; prime rate--8.50%. The weighted-average interest rate was 7.93% for amounts outstanding on the revolver at December 31, 1995.

                         Interstate Forging Industries, Inc.

3. NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

    The revolving credit agreement requires, among other things, that the Company maintain compliance with certain covenants, including minimum net worth, financial leverage and fixed charge ratios, and limits capital expenditures and dividends. The Company was in compliance with all covenants at December 31, 1995.

(B) The construction loan has a $5 million limit and may be converted to a fixed-rate term loan on October 1, 1996. Interest currently accrues at LIBOR plus 2.15%. The principal is due in quarterly payments of $250,000 beginning December 31, 1996, with a final payment due on September 30, 2001.

(C) The two notes payable to bank were combined into one note as described in the above table.

The revolving credit loans, the construction loan, and the notes payable to bank are secured by a general business security agreement covering substantially all of the Company's assets.

Maturities of long-term debt in the years subsequent to December 31, 1995, are as follows:

               Years
             ---------
              1996                        $ 1,700,000
              1997                          2,500,000
              1998                          7,870,000
              1999                          5,386,114
                                         --------------
                                          $17,456,114
                                         --------------
                                         --------------

The carrying value of all notes payable and long-term debt approximates their estimated fair value at December 31, 1995 (based on discounted analyses).

4. INCOME TAXES

The provision for income taxes consisted of the following:


                                                   1995           1994          1993
                                              -------------------------------------------
Current expense:
  Federal                                      $2,678,000     $2,290,000   $1,600,000
  State                                            12,000        131,000      110,000
Deferred expense -
  Federal and state                               281,000        349,000      108,000
                                              -------------------------------------------
                                               $2,971,000     $2,770,000   $1,818,000
                                              -------------------------------------------
                                              -------------------------------------------

                         Interstate Forging Industries, Inc.

4. INCOME TAXES (CONTINUED)

A reconciliation between the U.S. federal statutory rate and the effective tax rate follows:


                                                               1995                1994                1993
                                                          ------------------------------------------------------
Income tax computed using the federal
  statutory rate                                           $2,828,000          $2,555,000          $1,701,000
Increase (decrease) in income tax expense
  resulting from:
     State income taxes, net of federal
        income tax benefit                                     17,000              82,000              73,000
     Other                                                    126,000             133,000              44,000
                                                          ------------------------------------------------------
                                                           $2,971,000          $2,770,000          $1,818,000
                                                          ------------------------------------------------------


Significant components of the Company's deferred tax liabilities and assets are as follows:



                                                                           DECEMBER 31           JANUARY 1
                                                                              1995                 1995
                                                                         -----------------------------------
Deferred tax liabilities:
  Accelerated depreciation                                                $4,863,000          $4,651,000
  Inventory valuation                                                        105,000                   -
                                                                         -----------------------------------
                                                                           4,968,000           4,651,000

Deferred tax assets:
  Pension accrual                                                            428,000             592,000
  Postretirement benefits other than pensions                                951,000             909,000
  Vacation accrual                                                           289,000             290,000
  Inventory valuation                                                              -             215,000
  State sales tax credit carryforwards, expiring
     at various dates through 2007                                            90,000             219,000
  Other                                                                      284,000             114,000
                                                                         -----------------------------------
                                                                           2,042,000           2,339,000
                                                                         -----------------------------------
Net deferred tax liability                                                $2,926,000          $2,312,000
                                                                         -----------------------------------
                                                                         -----------------------------------

Classification in the financial statements:
  Current asset                                                           $ (361,000)         $ (618,000)
  Noncurrent liability                                                     3,287,000           2,930,000
                                                                         -----------------------------------
                                                                          $2,926,000          $2,312,000
                                                                         -----------------------------------
                                                                         -----------------------------------

At December 31, 1995, the Company believes, based on future projected profitability, that all gross deferred tax assets will be realized and that a valuation allowance is not required.

                         Interstate Forging Industries, Inc.

5. RETIREMENT PLANS

The Company sponsors two defined benefit pension plans covering Milwaukee union employees. Pursuant to its collective bargaining agreements, the Company amended these defined benefit plans in 1991 and 1990, to cease further benefit accruals and to freeze the current benefit rates.

The Company's funding policy is to contribute the amounts necessary to satisfy the requirements of the Employee Retirement Income Security Act of 1974, including amortization of past service cost. Benefits are determined based on an employee's credited service, as defined in the plan agreements. At December 31, 1995 and December 1, 1995, the pension plans collectively owned 39,249 shares of Company stock, with a fair value (based on an independent appraisal) of $903,000 and $565,000, respectively.

Net pension cost included the following components:

                                                       1995                1994              1993
                                                  ---------------------------------------------------
Interest cost on projected benefit obligation     $ 382,113           $ 383,096           $ 377,115
Actual return on plan assets                       (263,857)           (249,088)           (250,895)
Unrecognized loss                                    25,286              28,556                   -
                                                  ---------------------------------------------------
                                                  $ 143,542           $ 162,564           $ 126,220
                                                  ---------------------------------------------------
                                                  ---------------------------------------------------


The following table sets forth the plans' funded status and amounts recognized in the Company's financial statements for its pension plans:

                                                                 DECEMBER 31     JANUARY 1
                                                                   1995            1995
                                                             --------------------------------
Actuarial present value of benefit obligations:
  Vested benefit obligation                                  $ 4,922,197       $ 5,256,115
  Nonvested benefit obligation                                     1,254             3,696
                                                             --------------------------------
  Accumulated and projected benefit obligations                4,923,451         5,259,811
Plan assets at fair value, principally common stock
  of the Company, money market funds and listed
  U.S. corporate bonds                                         3,211,483         3,093,537
                                                             --------------------------------
Projected benefit obligations in excess of plan assets         1,711,968         2,166,274

Unrecognized net loss                                         (1,049,550)       (1,145,480)
Adjustment required to recognize minimum liability             1,049,550         1,145,480
                                                             --------------------------------
Accrued pension cost - current                                 1,711,968         2,166,274

Less amount included in accrued retirement plan costs            508,202           501,918
                                                             --------------------------------
Unfunded pension liability - noncurrent                      $ 1,203,766       $ 1,664,356
                                                             --------------------------------
                                                             --------------------------------

                         Interstate Forging Industries, Inc.

5. RETIREMENT PLANS (CONTINUED)

The assumptions used in determining the pension expense and, in the case of the discount rate, the actuarial present values at the end of the year were as follows:

                                                  1995        1994      1993
                                              ----------------------------------

Discount rate                                       8%        7.5%      8.5%
Long-term rate of return on plan assets             9           9         9

In addition to those benefits provided by the frozen defined benefit plans described above, the Company's union workforce participates in multi-employer pension plans sponsored by two labor unions. The Company's contribution to these plans (and expense) was $150,000 in 1995, $161,000 in 1994 and $147,000 in 1993.

The Company has a defined contribution 401(k) plan covering non-union employees. Participating employees may contribute up to 15% of their compensation. Matching contributions by the Company are discretionary. In 1995, the Company matched 100% of the employee's contribution, up to 4% of their compensation, in Company stock, and matched in cash 25% of the employee's contribution from 5% to 8% of their compensation. In 1994, matching contributions equal to 100% of the employee's contribution up to 4% of compensation were made in shares of the Company's common stock. The Company recorded expense of $723,000 in 1995, $314,000 in 1994 and $255,000 in 1993 related to its contributions to the plan.

The 401(k) plan (including the Company's Employee Stock Ownership Plan (ESOP), which was merged into the 401(k) plan on December 31, 1994), provides a put option to participants who hold the Company's common stock. Participants have 15 months from the date of distribution to "put" their distributed shares to the Company at the fair market value on the date they exercise the put. At December 31, 1995 and 1994, this plan held 229,877 and 233,182 shares of the Company's common stock which, when distributed, would represent an aggregate potential liability to the Company of $6,574,482 and $4,197,276 based on independent fair value appraisals of the Company's common stock at December 31, 1995 and 1994, respectively. These amounts are excluded from total stockholders' equity in the Company's balance sheet.

Prior to 1995, the Company sponsored an ESOP covering substantially all employees. The Company recorded expense of $196,000 in 1994 and $134,000 in 1993 related to the ESOP.

                         Interstate Forging Industries, Inc.

6. STOCK COMPENSATION PLANS

In 1987, the Board of Directors approved an incentive stock option plan (which was approved by the stockholders in February 1988) (the 1987 Plan) under which options for 568,000 shares of Common Stock could be granted through October 1997. All options were granted in 1987 at 100% of market value ($3.52), expire ten years from date of grant and are exercisable at the rate of 10% per year.

In connection with the April 1994 stock redemption (see Note 8), the Company repurchased 112,619 options granted under the 1987 Plan for $1,180,247 in cash. This cost is reflected as a nonrecurring compensation charge in the accompanying 1994 income statement. The original granting of these options resulted in no compensation charge to the Company. The cash repurchase price of $10.48 per option was equal to the estimated fair value of the underlying Company common stock at the repurchase date ($14 per share) less the option exercise price ($3.52 per share); thus, the repurchase price (and expense) represented the intrinsic value of the options. Options for 85,200 shares are currently outstanding under the 1987 Plan, of which 28,400 are exercisable at December 31, 1995.

In 1994, the Board of Directors and Stockholders approved the 1994 Directors and Key Employees Non Qualified Stock Option Plan (the 1994 Plan). Under this plan, options for 120,000 shares of common stock may be granted through December 31, 1997. Options for 97,750 shares were granted during 1994 at 100% of fair market value ($14.00 per share). These options expire ten years from the date of grant. Options for 70,000 shares were immediately exercisable. The remaining 27,750 options granted under the 1994 Plan become exercisable at a rate of 20% per year. At December 31, 1995, 75,550 options are exercisable under the 1994 Plan.

A total of 205,200 shares of the Company's stock is reserved for potential issuance under the 1987 Plan and the 1994 Plan.

Also in 1994, the Company implemented a Stock Appreciation Rights (SAR) plan, under which SARs may be granted until December 31, 1997. During 1994, 29,600 rights were granted at a price of $14.00. Participants vest 20% per year beginning five years from the grant date. Compensation expense of $330,000 and $120,000 was recognized with respect to the SARs in 1995 and 1994, respectively.

                         Interstate Forging Industries, Inc.

7. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

The Company provides postretirement benefits other than pensions, including health care and life insurance, to certain employee groups. The Company currently funds the cost of providing these benefits as they are incurred.

Employees governed by collective bargaining agreements receive the following benefits:

- -   Health insurance coverage to age 65 if they retire after age 62.
- -   Life insurance coverage, in varying amounts, for the remainder of their lives.

Certain salaried employees receive health care and life insurance benefits for the remainder of their lives if they retire after age 60.

The net periodic postretirement benefit cost is as follows:

                                                  1995     1994      1993
                                              ---------------------------------

Service cost                                  $ 94,000  $ 93,000  $ 77,001
Interest cost                                  158,000   187,000   172,516
Amortization of unrecognized gain              (21,000)        -         -
                                              ---------------------------------
                                              $231,000  $280,000  $249,517
                                              ---------------------------------
                                              ---------------------------------

A reconciliation of the funded status of the plans is as follows:

                                               DECEMBER 31        JANUARY 1
                                                  1995              1995
                                             ----------------------------------

Accumulated postretirement benefit obligation:
  Retirees                                  $  806,000          $  864,000
  Other active plan participants             1,368,445           1,181,445
                                             ----------------------------------
                                             2,174,445           2,045,445
Unrecognized net gain                          499,000             520,000
                                             ----------------------------------
Net postretirement benefit liability
  recognized in the balance sheet            2,673,445           2,565,445
Less current portion                           125,000             125,000
                                             ----------------------------------
Long-term postretirement benefit liability  $2,548,445          $2,440,445
                                             ----------------------------------
                                             ----------------------------------

                         Interstate Forging Industries, Inc.

7. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS (CONTINUED)

Assumptions affecting the calculation of the accumulated obligation are as follows:

- -    Health care cost trend rate             10.5% for 1995 (11.0% for 1994 and
                                             11.5% for 1993). This rate
                                             decreases until it levels out at 7%
                                             for the year 2006 and thereafter.

- -    Discount rate                           8%--December 31, 1995 benefit
                                             obligation; 8%--1995 expense and
                                             January 1, 1995 benefit obligation;
                                             7.5%--1994 and 1993 expense.

The effect of a one-percentage-point increase in the assumed health care cost trend rate would have increased the 1995 expense by $55,000 and would have increased the accumulated postretirement benefit obligation by $276,000 at December 31, 1995.

8. STOCK REDEMPTION

In 1993, the Company's Board of Directors approved a plan to repurchase up to 750,000 shares of its common stock at $14 per share, including certain vested stock options (see Note 6). The repurchase was completed in April 1994. In conjunction with this plan, the Company also repurchased 50,000 shares of stock from two significant shareholders in exchange for the termination of their stock repurchase and sale agreements with the Company. Additionally, all of the interest-free loans were repaid by the delivery of Company stock at $14 per share.

9. SUBSEQUENT EVENT

The Company has reached an agreement in principle to be acquired by Citation Corporation. This transaction is subject to a definitive agreement, the approval of both companies' Boards of Directors and the approval of the shareholders of the Company. The accompanying financial statements do not reflect any effects of this transaction.


10. RESTATEMENT



The financial statements as of and for the year ended December 31, 1995, have been restated to reflect a $505,000 inventory accumulation error discovered subsequent to the original issuance of these financial statements. The effect of the restatement was a $320,000 decrease to net income.

                         INTERSTATE FORGING INDUSTRIES, INC.
                               CONDENSED BALANCE SHEETS


                                                                  June 30, 1996     December 31, 1995
                                                                  -------------     -----------------
                                                                   (UNAUDITED)

                   ASSETS
                   ------
Accounts receivable, net                                          $ 15,386,851        $ 14,746,497
Inventory                                                           10,888,860           9,620,829
Other current assets                                                   763,197             636,070
                                                                  ------------        ------------

              Current Assets                                        27,038,908          25,003,396

Other assets                                                         2,493,899           2,046,905

Property, plant & equipment                                         89,305,534          86,647,756
Less accumulated depreciation                                       45,496,020          43,372,020
                                                                  ------------        ------------
              Net property, plant and equipment                     43,809,514          43,275,736
                                                                  ------------        ------------
              TOTAL ASSETS                                        $ 73,342,321        $ 70,326,037
                                                                  ------------        ------------
                                                                  ------------        ------------

    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------
Notes payable                                                     $  2,457,362        $  2,367,385
Trade payables                                                       8,261,395          10,911,074
Accrued expenses and income taxes                                    5,402,802           6,164,431
Current portion of long-term debt                                    1,700,000           1,700,000
                                                                  ------------        ------------
              Current liabilities                                   17,821,559          21,142,890

Long-term debt                                                      19,359,308          15,756,114

Unfunded pension and
  post-retirement benefits                                           3,752,211           3,752,211

Deferred income taxes                                                2,926,000           3,287,000

Common stock subject to repurchase                                   6,574,482           6,574,482

Stockholders' equity:
Common Stock, $1.00 par value; 6,000,000
shares authorized; 2,054,000 issued;
1,313,524 and 1,295,752 outstanding at
June 30, 1996 and December 31, 1995,
respectively                                                         2,054,000           2,054,000

Additional paid-in capital                                           1,189,736             783,485
Retained earnings                                                   36,487,700          33,900,558
Common stock subject to repurchase                                  (6,574,482)         (6,574,482)
Cost of common stock in treasury                                   (10,248,193)        (10,350,221)
                                                                  ------------        ------------
              Stockholders' equity                                  22,908,761          19,813,340
                                                                  ------------        ------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 73,342,321        $ 70,326,037
                                                                  ------------        ------------
                                                                  ------------        ------------


                         Interstate Forging Industries, Inc.
                            Condensed Statements of Income
                                     (UNAUDITED)




                                                                                         SIX MONTHS ENDED
                                                                                 ----------------------------------
                                                                                 June 30, 1996          July 2, 1995
                                                                                 -------------         --------------
Net sales                                                                        $ 50,035,829            $ 44,573,585

Cost of products sold                                                              41,768,180              35,756,463
                                                                                   ----------              ----------
                                                              Gross profit          8,267,649               8,817,122



Selling and administrative expenses                                                 2,937,993               3,356,599
                                                                                   ----------              ----------
                                                          Operating income          5,329,656               5,460,523


Other expenses:
  Interest                                                                            865,089                 636,862

  Other, net                                                                           90,723                  56,028
                                                                                   ----------              ----------
                                  Income before provision for income taxes          4,373,844               4,767,633


Provision for income taxes                                                          1,696,000               1,754,000
                                                                                   ----------              ----------

                                                                Net income         $2,677,844              $3,013,633
                                                                                   ----------              ----------
                                                                                   ----------              ----------


                              Interstate Forging Industries, Inc.
                              Condensed Statements of Cash Flows
                                          (UNAUDITED)

                                                                       SIX MONTHS ENDED
                                                               ------------------------------------
                                                               June 30, 1996           July 2, 1995
                                                               -------------           ------------
OPERATING ACTIVITIES
  Net income                                                   $   2,677,844           $  3,013,633

  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation                                                 2,124,000              1,984,504

      Changes in operating assets and liabilities:
        Receivables                                                 (640,354)            (2,801,372)

        Inventories                                               (1,268,031)             1,067,658

        Prepaid expenses                                            (488,127)                40,438

        Trade payables                                            (2,649,679)              (560,493)

        Accrued expenses                                            (253,349)               158,323
                                                                ------------           ------------
          Net cash provided by (used in) operating activities       (497,696)             2,902,691


INVESTING ACTIVITIES
  Purchases of plant and equipment                                (2,657,778)            (6,457,972)

  Decrease in other assets                                          (446,994)               (71,431)
                                                               -------------            -----------
          Net cash used in investing activities                   (3,104,772)            (6,529,403)


FINANCING ACTIVITIES
  Net borrowings under short-term obligations                         89,977                 37,505

  Borrowings (payments) on revolving line of credit                4,300,000              1,800,000

  Payments on other long-term debt                                  (696,806)              (831,367)

  Proceeds from long-term debt                                                            3,075,000

  Dividends paid                                                    (90,703)               (325,096)

  Purchases of common stock of treasury                                                    (129,330)
                                                                -----------               ---------
          Net cash provided by financing activities               3,602,468               3,626,712

                                 NET CHANGE IN CASH                      --                      --

  Cash at beginning of period                                            --                      --
                                                                -----------               ---------
                              CASH AT END OF PERIOD                      --                      --
                                                                -----------               ---------
                                                                -----------               ---------


                            Interstate Forging Industries, Inc.
                          Notes to Condensed Financial Statements


NOTE 1 -- BASIS OF PRESENTATION

The accompanying condensed financial statements of Interstate Forging Industries, Inc. ("Interstate") have been prepared in accordance with generally accepted accounting principles for interim financial reporting and with the instructions of Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments, representing normal recurring accruals, considered necessary for a fair presentation of the financial position, results of operations, and changes in cash flows for the periods presented. The interim results are not necessarily indicative of results for a full year.

NOTE 2 -- INVENTORIES

The components of inventory at June 30, 1996 and December 31, 1995 are summarized as follows:

                                June 30, 1996         December 31, 1995
                                -------------         -----------------

     Raw materials                $ 4,749,037               $ 3,943,630
     Work-in-process-forgings       5,271,780                 4,757,102
     Other                            868,045                   920,097
                                  -----------               -----------
                                  $10,888,860               $ 9,620,829
                                  -----------               -----------
                                  -----------               -----------

Inventory is carried at the lower of cost or market using the first-in, first-out method of valuation.


NOTE 3 -- SUBSEQUENT EVENT

On May 16, 1996, Interstate entered into an Agreement and Plan of Merger (the "Merger Agreement") with Citation Corporation ("Citation") and Citation Forging Corporation ("Sub"), a wholly-owned subsidiary of Citation. Pursuant to the terms of the Merger Agreement, as amended, Citation will acquire Interstate pursuant to a statutory merger of Sub into Interstate. Outstanding shares of Interstate Common Stock will be converted into the right to receive a cash payment upon consummation of the transaction, and certain additional contingent cash payments should Interstate's average annual net earnings before interest and income and franchise taxes during the three year period ending December 31, 1998 exceed $10,000,000.

                                                                      APPENDIX A



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              CITATION CORPORATION,

                          CITATION FORGING CORPORATION

                                       AND

                       INTERSTATE FORGING INDUSTRIES, INC.

                                   DATED AS OF

                                  MAY 16, 1996

                                TABLE OF CONTENTS


ARTICLE I:  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7
1.1  THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7
1.2  EFFECTIVE TIME OF THE MERGER. . . . . . . . . . . . . . . . . . . . . . A-7
1.3  CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7
1.4  EFFECTS OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . A-8
1.5  ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. . . . . . . . . . . A-8
1.6  BYLAWS OF SURVIVING CORPORATION . . . . . . . . . . . . . . . . . . . . A-8
1.7  DIRECTORS AND OFFICERS OF SURVIVING CORPORATION . . . . . . . . . . . . A-8
1.8  CALCULATION OF COMPANY STOCK PRICE. . . . . . . . . . . . . . . . . . . A-8
1.9  EFFECT ON CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . A-9
1.10 PROTECTIVE PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .A-11
1.11 PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-12
1.12 PAYMENTS OF CONTINGENT PAYMENTS . . . . . . . . . . . . . . . . . . . .A-13
1.13 SHARES OF DISSENTING STOCKHOLDERS . . . . . . . . . . . . . . . . . . .A-14
1.14 EXCHANGE OF CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . .A-14
1.15 PAYMENTS TO HOLDERS OF STOCK APPRECIATION RIGHTS. . . . . . . . . . . .A-16
ARTICLE II:  OTHER AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . .A-16
2.1  STOCKHOLDERS AGENTS . . . . . . . . . . . . . . . . . . . . . . . . . .A-16
2.2  COMPETING TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . .A-17
2.3  DISPUTE RESOLUTION MECHANISMS . . . . . . . . . . . . . . . . . . . . .A-18
2.4  SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-20
2.5  DIRECTORS,  OFFICERS AND FIDUCIARY INDEMNIFICATION. . . . . . . . . . .A-20
2.6  TAX TREATMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-20
2.7  ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-20
2.8  JURISDICTION AND VENUE. . . . . . . . . . . . . . . . . . . . . . . . .A-20
ARTICLE III:  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .A-20
3.1  CORPORATE EXISTENCE AND POWER . . . . . . . . . . . . . . . . . . . . .A-20
3.2  BINDING AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .A-20
3.3  EFFECT OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .A-21
3.4  OWNERSHIP OF CAPITAL STOCK OF THE COMPANY . . . . . . . . . . . . . . .A-21
3.5  OPERATION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . .A-21
3.6  FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .A-21
3.7  MATERIAL CHANGES. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-22
3.8  LEASES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-22
3.9  REAL ESTATE; TITLE TO ASSETS. . . . . . . . . . . . . . . . . . . . . .A-22
3.10 CONDITION OF EQUIPMENT. . . . . . . . . . . . . . . . . . . . . . . . .A-23
3.11 CONTRACTS AND COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . .A-23
3.12 ALL ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-23
3.13 INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-23
3.14 JUDGMENTS AND DECREES . . . . . . . . . . . . . . . . . . . . . . . . .A-23
3.15 LITIGATION AND ADMINISTRATIVE PROCEEDINGS . . . . . . . . . . . . . . .A-23
3.16 NO ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . .A-23
3.17 NAME,  TRADEMARKS AND TRADE NAMES, LICENSES, ETC. . . . . . . . . . . .A-23
3.18 EMPLOYEE PLANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-24
3.19 EMPLOYEES AND AGENTS. . . . . . . . . . . . . . . . . . . . . . . . . .A-24
3.20 ORDINARY COURSE OF BUSINESS . . . . . . . . . . . . . . . . . . . . . .A-24
3.21 ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . . . . . . . . . . .A-24
3.22 BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . .A-24
3.23 CUSTOMERS'  TOOLINGS AND DIES . . . . . . . . . . . . . . . . . . . . .A-25
3.24 PREPARATION OF SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . .A-25
3.25 HAZARDOUS MATERIALS . . . . . . . . . . . . . . . . . . . . . . . . . .A-25
3.26 INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-26

3.27 TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-26
3.28 SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-26
ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF CITATION AND SUB. . . . . . .A-26
4.1  CORPORATE EXISTENCE AND POWER . . . . . . . . . . . . . . . . . . . . .A-26
4.2  AUTHORITY RELATIVE TO AGREEMENT . . . . . . . . . . . . . . . . . . . .A-26
4.3  EFFECT OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .A-27
4.4  REPORTS AND FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . .A-27
4.5  NO ADVERSE CHANGE.  . . . . . . . . . . . . . . . . . . . . . . . . . .A-27
4.6  JUDGMENTS AND DECREES . . . . . . . . . . . . . . . . . . . . . . . . .A-27
4.7  LITIGATION AND ADMINISTRATIVE PROCEEDINGS . . . . . . . . . . . . . . .A-27
4.8  DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-28
4.9  SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-28
ARTICLE V:  CONDUCT OF BUSINESS PENDING CLOSING. . . . . . . . . . . . . . .A-28
5.1  FULL ACCESS AND INVESTIGATION . . . . . . . . . . . . . . . . . . . . .A-28
5.2  CONTINUE BUSINESS IN REGULAR COURSE . . . . . . . . . . . . . . . . . .A-28
5.3  CONSENTS OF CITATION. . . . . . . . . . . . . . . . . . . . . . . . . .A-29
5.4  REGISTRATION STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . .A-29
5.5  COMPANY STOCKHOLDER APPROVAL. . . . . . . . . . . . . . . . . . . . . .A-30
5.6  REPRESENTATIONS OF THE COMPANY AS TO THE REGISTRATION STATEMENT . . . .A-30
5.7  CITATION'S AND SUB'S  REPRESENTATIONS AS TO REGISTRATION STATEMENT. . .A-30
5.8  STATE SECURITIES FILINGS. . . . . . . . . . . . . . . . . . . . . . . .A-30
ARTICLE VI:  TITLE INSURANCE; SURVEYS. . . . . . . . . . . . . . . . . . . .A-30
6.1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-30
6.2  DELIVERIES PRIOR TO CLOSING.. . . . . . . . . . . . . . . . . . . . . .A-31
6.3  DELIVERIES AT CLOSING . . . . . . . . . . . . . . . . . . . . . . . . .A-31
6.4  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-31
ARTICLE VII:  HART-SCOTT-RODINO. . . . . . . . . . . . . . . . . . . . . . .A-31
ARTICLE VIII:  CONDITIONS TO OBLIGATIONS OF CITATION AND SUB . . . . . . . .A-31
8.1  REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. . . . . . . . . . . . .A-31
8.2  OBLIGATIONS PERFORMED . . . . . . . . . . . . . . . . . . . . . . . . .A-32
8.3  CONSENTS AND APPROVALS. . . . . . . . . . . . . . . . . . . . . . . . .A-32
8.4  DELIVERY OF CLOSING DOCUMENTS . . . . . . . . . . . . . . . . . . . . .A-32
8.5  NO LITIGATION OR GOVERNMENT INVESTIGATIONS. . . . . . . . . . . . . . .A-32
8.6  NO MATERIAL CHANGE. . . . . . . . . . . . . . . . . . . . . . . . . . .A-32
8.7  DISSENTING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . .A-32
8.8  COMPANY STOCKHOLDER APPROVAL. . . . . . . . . . . . . . . . . . . . . .A-32
8.9  EFFECTIVENESS OF REGISTRATION STATEMENT . . . . . . . . . . . . . . . .A-32
8.10 BLUE SKY QUALIFICATION. . . . . . . . . . . . . . . . . . . . . . . . .A-32
ARTICLE IX:  CONDITIONS TO COMPANY'S OBLIGATIONS . . . . . . . . . . . . . .A-32
9.1  REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. . . . . . . . . . . . .A-32
9.2  OBLIGATIONS PERFORMED . . . . . . . . . . . . . . . . . . . . . . . . .A-33
9.3  DELIVERY OF CLOSING DOCUMENTS . . . . . . . . . . . . . . . . . . . . .A-33
9.4  COMPANY STOCKHOLDER APPROVAL. . . . . . . . . . . . . . . . . . . . . .A-33
9.5  CONSENTS AND APPROVALS. . . . . . . . . . . . . . . . . . . . . . . . .A-33
9.6  NO LITIGATION OR GOVERNMENT INVESTIGATIONS. . . . . . . . . . . . . . .A-33
9.7  EFFECTIVENESS OF REGISTRATION STATEMENT . . . . . . . . . . . . . . . .A-33
9.8  BLUE SKY QUALIFICATION. . . . . . . . . . . . . . . . . . . . . . . . .A-33
9.9  OPINION OF FINANCIAL ADVISOR. . . . . . . . . . . . . . . . . . . . . .A-33
9.10 NO MATERIAL CHANGE. . . . . . . . . . . . . . . . . . . . . . . . . . .A-33
ARTICLE X:  DELIVERIES AT CLOSING. . . . . . . . . . . . . . . . . . . . . .A-33
10.1 DELIVERIES BY THE COMPANY AT CLOSING. . . . . . . . . . . . . . . . . .A-33
10.2 DELIVERIES BY CITATION AND THE SUB  AT CLOSING. . . . . . . . . . . . .A-34
ARTICLE XI:  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .A-35
11.1 INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-35
11.2 LIMITS OF INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .A-35

11.3  METHOD OF ASSERTING CLAIMS AGAINST THE COMPANY. . . . . . . . . . . . A-36
11.4  PAYMENT OF CLAIMS   . . . . . . . . . . . . . . . . . . . . . . . . . A-37
11.5  INDEMNIFIED CLAIMS BY CITATION. . . . . . . . . . . . . . . . . . . . A-37
11.6  METHOD OF ASSERTING CLAIM AGAINST CITATION. . . . . . . . . . . . . . A-37
11.7  EXCLUSIVITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-37
11.8  DEFINITION OF LOSS. . . . . . . . . . . . . . . . . . . . . . . . . . A-37
11.9  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-37
ARTICLE XII:  TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . A-38
12.1  TERMINATION.    . . . . . . . . . . . . . . . . . . . . . . . . . . . A-38
12.2  EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . A-38
12.3  AMENDMENT.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-38
12.4  EXTENSION;  WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . A-38
12.5  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER . . . . . . A-38
ARTICLE XIII:  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . A-38
13.1  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-38
13.2  BINDING AGREEMENT; ASSIGNMENT . . . . . . . . . . . . . . . . . . . . A-40
13.3  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . A-40
13.4  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-40
13.5  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-40
13.6  BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-41
13.7  FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . . A-41
13.8  CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-41
13.9  INCORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-41
13.10 COOPERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-41
13.11 CAPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-41
13.12 GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-41
13.13 PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-41
Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-41
List of Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-43

                             INDEX TO DEFINED TERMS


TERM                                    AGREEMENT SECTION
- ----                                    -----------------

1933 Act                                     4.4
1934 Act                                     4.4
ADA                                          3.5
ADEA                                         3.5
Agreement                                    Preface
Articles of Merger                           1.2
Basic Merger Payment                         1.8(a)(i)
Business                                     Recital C
CERCLA                                       3.25(b)(iii)
Certificates                                 1.14(c)
Citation                                     Preface
Claim Notice                                 11.3(a)
Closing                                      1.3
Closing Date                                 1.3
Closing Merger Payment                       1.8(a)(ii)
Closing Stock                                1.9(c)
Closing Stockholders                         1.9(c)
Code                                         1.9(d)
Company                                      Preface
Company Covered Breach                       11.2(a)
Company Indemnifiable Breach                 11.2(b)
Company Stock                                Recital B
Company Stock Price                          1.8(a)(iii)
Company Transaction Costs                    13.5
Competing Offer                              2.2(a)(i)
Competing Transaction                        2.2(a)(ii)
Contingent Payments                          1.9(d)
Contingent Payments List                     10.1(f)
Contingent Payments Percentages              10.1(f)
Contingent Payments Rights                   5.4
Contracts                                    3.11
Coopers                                      1.11(a)
Corporation Law                              1.1
CPR                                          2.3(d)
Dispute                                      2.3(a)
Dissenting Stockholders                      1.13
EBIT                                         1.9(d)
EPA                                          3.5
ERISA                                        3.5
Effective Time                               1.2
Employee Plans                               3.18
Environmental Laws                           3.25(b)(iii)
Esenberg Employment Agreement                3.18
Excess Amount                                1.11(h)
Expense List                                 13.5
Final Contingent Payments Payment            1.12(b)(iii)
GAAP                                         1.9(d)(i)
Hazardous Material                           3.25(b)(i)
Indenture Act                                1.14(a)
Independent Accountants                      1.11(f)

TERM                                    AGREEMENT SECTION
- ----                                    -----------------

Interstate Restricted Stock                  1.9(d)(i)(I)
Liens                                        3.9
Leases                                       3.8
Merger                                       Recital A
Mitchell Employment Agreement                3.18
NLRA                                         3.5
Navasota Plant                               1.10(a)
Notice Period                                11.3(a)
OSHA                                         3.5
Option Agreement                             1.14(a)
Option Stock                                 1.9(c)
Option Stock Price                           1.9(c)
Paying Agent                                 1.14(a)
Payout Period                                1.9(d)
Pension Plan                                 3.18
Permits                                      3.25(a)(v)
Permitted Liens                              6.1(a)
Proxy Statement                              5.4
Proxy Statement-Prospectus                   5.4
Real Estate                                  3.9
Registration Statement                       5.4
Release                                      3.25(b)(ii)
Replacement                                  2.3(l)
Request                                      2.3(d)
SEC                                          4.4
SEC Reports                                  4.4
Stock Appreciation Rights                    1.15
Stockholders                                 1.9(c)
Stockholders Agents                          2.1(a)
Stockholders Meeting                         5.5
Sub                                          Preface
Survey                                       6.1(c)
Surviving Corporation                        1.4(b)
Texas Limited Partnership                    1.10(a)
Title VII                                    3.5
Title Commitments                            6.1(d)
Title Company                                6.1(e)

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger dated as of May 16, 1996 (the "Agreement") is among Citation Corporation, a Delaware corporation ("Citation"), Citation Forging Corporation, a Wisconsin corporation (the "Sub") that is a wholly owned subsidiary of Citation, and Interstate Forging Industries, Inc., a Wisconsin corporation (the "Company").

                                    RECITALS

A. The respective Boards of Directors of Citation, the Sub and the Company, and Citation acting as the sole stockholder of the Sub, have approved of a plan whereby the Sub will be merged into the Company (the "Merger"), pursuant and subject to the terms and conditions of this Agreement.
B. In the Merger, all of the issued and outstanding shares of capital stock of the Company, consisting of 1,313,524 shares of common stock, par value $1.00 per share (the "Company Stock"), and all of the outstanding options to purchase 182,950 shares of the common stock of the Company, will be converted into the right to receive cash in the aggregate amount at Closing of the Closing Merger Payment (as defined in Section 1.8), plus certain contingent additional consideration based on the future earnings of the Company.
C. Citation, through the merger of Sub into the Company, desires to acquire the metal forging business being operated by the Company in Milwaukee, Wisconsin and Navasota, Texas (the "Business").
D. The transaction described in this Agreement is subject to the approval of the shareholders of the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

1.1 THE MERGER. This Agreement provides for the merger of Sub with and into the Company, whereby it is contemplated that each outstanding share of Closing Stock (as defined in Section 1.9) will be converted into the right to receive cash in the amount of the Company Stock Price (as defined in Section 1.8) and a portion of the Contingent Payments as contemplated by this Agreement. As of the Effective Time (as defined in Section 1.2), Sub will be merged with and into the Company, which shall continue to be governed by the laws of the State of Wisconsin, and the separate existence of Sub shall thereupon cease. The Merger shall be pursuant to the provisions of, and shall be with the effects provided in, the Wisconsin Business Corporation Law (the "Corporation Law").

1.2   EFFECTIVE TIME OF THE MERGER.   Subject to this Agreement, articles of
      merger (the "Articles of Merger") will be prepared, executed and acknowledged by the Sub and the Company and delivered to the Secretary of State of the State of Wisconsin (or the Wisconsin Department of Financial Institutions should it be the appropriate agency at the time of filing) for filing, as provided in the Corporation Law, as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger will become effective when such filing is made (the "Effective Time").

1.3   CLOSING.   The closing of the Merger (the "Closing") shall take place at the offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin on a date and time to be specified by the parties, or by mail if agreed to in writing by the parties, which date shall be no later than the fifth business day after the satisfaction of the conditions in Articles VIII and IX (the "Closing Date").

1.4   EFFECTS OF THE MERGER.
          (a) At the Effective Time, the effects of the Merger shall be as provided in the Corporation Law, including the effects described in Sections 1.4(b) and 1.4(c) of this Agreement.

          (b) The corporate identity, existence, purposes, powers, franchises, privileges, assets, properties and rights of the Company (hereinafter sometimes referred to as the "Surviving Corporation") shall continue unaffected and unimpaired by the Merger and the corporate identity, existence, purposes, powers, franchises, privileges, assets, properties and rights of Sub shall be merged into the Surviving Corporation and the Surviving Corporation shall be fully vested therewith. The separate existence of Sub, except insofar as otherwise specifically provided by law, shall cease at the Effective Time whereupon Sub and the Surviving Corporation shall be and become one single corporation.

          (c) At the Effective Time, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, assets, properties, powers and franchises both of a public and a private nature, and be subject to all the restrictions, disabilities and duties of Sub and the Company, and all the rights, privileges, assets, properties, powers and franchises of Sub or the Company and all property, real, personal and mixed, tangible or intangible, and all debts due to Sub or the Company on whatever account, shall be vested in the Surviving Corporation; and all rights, privileges, assets, properties, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of Sub or the Company; and the title to or any interest in any real estate vested by deed or otherwise in Sub or the Company shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and liens upon any property of either Sub or the Company shall be preserved unimpaired, and all debts, liabilities and duties of Sub or the Company shall thenceforth attach to the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

1.5 ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with law.

1.6 BYLAWS OF SURVIVING CORPORATION. The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with law.

1.7 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The duly qualified and acting directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, to hold office as provided in the Bylaws of the Surviving Corporation.

1.8   CALCULATION OF COMPANY STOCK PRICE.
          (a) As used in this Agreement, the following terms shall have the meanings specified:

          (i) "Basic Merger Payment" shall mean $45,409,000 less the Company Transaction Costs;

          (ii) "Closing Merger Payment" shall mean that amount calculated as follows:
                (A)  the Basic Merger Payment; plus

                (B) an additional amount equal to $9,952.66 multiplied by the number of calendar days from and after April 1, 1996 to and including the Closing Date.

          (iii) "Company Stock Price" shall be that amount (rounded to four decimal places) calculated as follows:
                (A)  the Closing Merger Payment plus $1,668,404; divided by
                (B)  1,496,474.

          (b) SCHEDULE 1.8 attached hereto sets forth an example of the calculation of the Basic Merger Payment, the Closing Merger Payment and the Company Stock Price. At the Closing, the Stockholders Agents (as defined in Section 2.1) and Citation shall agree on the amounts of the Basic Merger Payment, the Closing Merger Payment and the Company Stock Price by a written closing statement.

1.9   EFFECT ON CAPITAL STOCK.   As of the Effective Time, by virtue of the
      Merger and without any action on the part of the holder of any shares of capital stock or stock options:

          (a)   CAPITAL STOCK OF SUB.   Each issued and outstanding share of the
      capital stock of the Sub will be converted into and become one fully paid share of common stock, par value $1.00 per share, of the Surviving Corporation.

          (b)   CANCELLATION OF TREASURY STOCK.   All shares of Company Stock
      that are owned directly or indirectly by the Company as treasury stock, if any, will be canceled, and no consideration will be delivered in exchange for any such shares.

          (c)   CONVERSION OF COMPANY STOCK.   Each share of Company Stock will
      be converted into the right to receive, without interest thereon, an amount in cash equal to the Company Stock Price. In addition, each share of common stock of the Company which is issuable by the Company pursuant to option rights (as detailed on SCHEDULE 1.9(c), the "Option Stock") granted by the Company, whether vested or unvested at the Effective Time, shall be converted to an amount in cash (the "Option Stock Price") equal to the Company Stock Price less the per share exercise price of the related option (and less any required withholding taxes). The registered holders of Company Stock (the "Stockholders") and the holders of options detailed on SCHEDULE 1.9(c) immediately prior to the Effective Time shall herein be referred to as the "Closing Stockholders." The Company Stock and the Option Stock shall herein be referred to as the "Closing Stock." The Closing Stockholders shall also be granted the right to receive an amount equal to the Contingent Payments (as defined in Section 1.9(d) hereof), if any.

          (d) CONTINGENT PAYMENTS. Citation will deliver to the Closing Stockholders aggregate additional consideration (the "Contingent Payments") equal to five (5) times the amount by which (x) the average annual net earnings of the Company before interest and income and franchise taxes ("EBIT") during the three year period from January 1, 1996 through December 31, 1998 (the "Payout Period") exceeds (y) $9,500,000.00. As partial progress payments, Citation will make payments equal to 50% of the Contingent Payments due with respect to the first and second year's
      EBIT as hereinafter provided.   Such partial progress payments shall be
      deemed fully earned by the Closing Stockholders even though the subsequent
      year EBIT may be less than $9,500,000.   Any such Contingent Payments
      shall be paid in cash on the dates specified in Section 1.12 of this Agreement, and shall be deemed to include interest compounded semiannually at the applicable federal mid-term rate as determined in accordance with provisions of Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"). For example, if the aggregate EBIT during the Payout Period is $39,000,000, then the Contingent Payments payable to the Closing Stockholders would be $17,500,000 ($39,000,000 - $28,500,000 =
      $10,500,000 DIVIDED BY 3 = $3,500,000 x 5 = $17,500,000), subject to the
      making of partial progress payments as hereinafter provided.   The
      following terms and conditions shall be applicable in calculating the Contingent Payments and the payment thereof.

          (i) As used in this Section 1.9, the term "EBIT" shall mean the consolidated net earnings (or losses), before all interest, income (federal and state) and franchise taxes, of the Company, computed on the accrual basis of accounting in accordance with generally accepted accounting principles ("GAAP") consistently applied and consistent with the accounting principles applied by the Company in its prior fiscal years, except that the following provisions shall govern the computation of EBIT for purposes of this Section 1.9:

                (A) Any loss, charge or expense agreed to by Citation and the Stockholders Agents to be (a) not related to the ordinary business operations of the Company, or (b) paid, incurred or charged in connection with expansion of the business operations presently conducted by the Company as a result of the making of acquisitions or the opening and staffing of new offices, or any income or revenues directly derived therefrom, shall be excluded from such computation.

                (B) Any charge or expense for the amortization of goodwill arising out of the Merger, pursuant hereto or otherwise, or that the purchase price thereof is in excess of the net worth thereof, shall be excluded from such computation.

                (C) Any payments, charges or expenses for allocation of home office, executive, general and administrative expenses or other payments, charges or expenses of Citation and the Sub and/or its affiliates shall be excluded from such computation.

                (D) Such computation (including, without limitation, the determination of the basis for depreciation and the reflection of intercompany transactions) shall be made as though the Merger had not occurred hereunder and the Company were a single corporation with all of the Company Stock owned by persons who are neither directly or indirectly related to or affiliated with Citation or any of its affiliates.

                (E) The Surviving Corporation shall maintain plant and equipment consistent with past practices of the Company, and if such maintenance is determined to be inconsistent, an appropriate adjustment shall be made to EBIT. Inventory practices including maintenance and spare parts inventories, and capitalization policies for fixed assets shall be consistent with prior practices. There will be deducted from EBIT any material savings in expenses and/or reduction in costs of goods and services purchased that would not have resulted if the Surviving Corporation had not been affiliated with Citation. Interest will be deducted from EBIT that is related to equipment being purchased by the Business after March 1, 1996 that was leased prior to March 1, 1996.

                (F)  Payments made for Stock Appreciation Rights as provided by
                     Section 1.15 hereof shall be excluded from the computation of EBIT.

                (G) No effect shall be given to: (i) any tax or financial statement write-up of the assets of the Company based on the consummation of the transactions described in this Agreement; (ii) the Company's payment of the Company Transaction Costs; (iii) any recapture income or recapture taxes resulting from the consummation of the Merger; (iv) any additional depreciation or amortization of intangibles associated with a write-up of assets upon or following the consummation of the Merger; (v) the payments of, or accrual for, the Contingent Payments; or (vi) the payments of, or accrual for, any prepayment penalties based on the prepayment of any indebtedness of the Company existing as of the

                     Effective Time.

                (H) To the extent that EBIT of the Company for calendar year 1996, 1997 or 1998 is reduced as a result of an event for which the Company has indemnified Citation and the Sub pursuant to Section 11.1 of this Agreement (and is recoverable because all Company Indemnifiable Breaches exceed $750,000 or the Indemnifiable Breaches relate to matters described in Sections 11.1(c) or 11.1(d)), the amount of such reduction shall be added back to EBIT notwithstanding the provisions of Section 11.2 of this Agreement.

                (I) Awards of restricted Common Stock of Citation shall be made by Citation under Citation's Incentive Award Plan to those management personnel of the Company set forth on SCHEDULE 1.9(d)(i)-1, which schedule also indicates the number of restricted shares of Citation Common Stock to be awarded to each such person (the "Interstate Restricted Stock"). The awards of Interstate Restricted Stock shall be subject to restricted stock agreements to be executed by each awardee of Interstate Restricted Stock, the form of which restricted stock agreement is attached as SCHEDULE 1.9(d)(i)-2. The awards of Interstate Restricted Stock shall be made effective on the date of the Effective Time. The grant of Interstate Restricted Stock shall be excluded from the computation of EBIT.

1.10 PROTECTIVE PROVISIONS. From and after the date of this Agreement and until October 1, 1999 as to Sections 1.10(c), 1.10(d) and 1.10(f) and December 31, 1998 as to Sections 1.10(a), 1.10(b), 1.10(e), 1.10(g) and
      1.10(h), Citation shall:

          (a) not cause or permit the Company to: (i) sell all or substantially all of its assets; (ii) merge or consolidate with any other person; or (iii) liquidate or dissolve; or (iv) purchase all or substantially all of the assets or capital stock of any person; provided however, that Citation and Sub shall have the right to transfer the assets and liabilities of the Company's Navasota forging operation (the "Navasota Plant") to a Texas limited partnership (the "Texas Limited Partnership"). The Company shall own a 99% limited partnership interest in the Texas Limited Partnership. However, for purposes of the calculation of EBIT the Navasota Plant shall be accounted for as being 100% owned and operated by the Company;

          (b) cause all transactions between Citation and affiliates of Citation, on the one hand, and the Company, on the other hand, to be conducted on an arm's length basis on terms and conditions at least as favorable to the Company as the Company could obtain from persons who were not Citation or affiliates of Citation;

          (c) permit the Stockholders Agents and the agents, attorneys and accountants for the Stockholders Agents to have reasonable access to all books and records of the Company;

          (d) cause the Company to maintain accounting books and records which are the basis for the calculation of EBIT for calendar years 1996, 1997 and 1998 and the Contingent Payments;

          (e) cause the Company to not enter into the ownership, active management or operation of any business other than the business of the Company on the date of this Agreement;

          (f) subject to his resignation, death or disability and the terms of the Mitchell Employment Agreement (as defined in Section 3.18), cause James Mitchell to be the principal executive officer of the Company, and Citation shall cause James Mitchell to be so elected and, subject to the ultimate control and responsibility of the Company's Board of Directors and Citation and subject to James Mitchell's compliance with the procedures, policies and limitations on authority of Citation then in effect, James Mitchell shall have the right to manage the business and affairs of the Company and direct the formulation and execution of both short- and long-term corporate plans, including, without limitation, the hiring, retention or termination of employees, and the setting of compensation and fringe benefits (other than with respect to James Mitchell);

          (g) cause the Company to make all capital expenditures described in the business plan of the Company attached hereto as SCHEDULE 1.10(g), unless the Stockholders Agents agree that any such capital expenditures should not be made; and

          (h) other than through the Company it will not own, directly or indirectly, any other forging operation without first consulting with the Stockholders Agents about such operation.

1.11  PROCEDURES.

          (a) As soon as reasonably practicable after January 1, 1997, and in any event on or prior to March 1, 1997, Citation shall deliver to the Stockholders Agents: (i) audited financial statements for the Company for calendar year 1996 audited by Coopers & Lybrand L.L.P. ("Coopers"), with the costs of such audit to be borne by Citation and not taken into account in the calculation of EBIT; (ii) a statement setting forth Citation's calculation of the EBIT for calendar year 1996; (iii) a statement setting forth Citation's calculation of the amount of the Contingent Payments for 1996 and the amount of such Contingent Payments payable pursuant to
      Section 1.12(b)(i) of this Agreement; and (iv) a special report by Coopers regarding Citation's calculation of the EBIT and the Contingent Payments for calendar year 1996.

          (b) As soon as reasonably practicable after January 1, 1998, and in any event on or prior to March 1, 1998, Citation shall deliver to the Stockholders Agents: (i) audited financial statements for the Company for calendar year 1997 audited by Coopers, with the costs of such audit to be borne by Citation and not taken into account in the calculation of EBIT;
      (ii) a statement setting forth Citation's calculation of the EBIT for calendar years 1996 and 1997; (iii) a statement setting forth Citation's calculation of the amount of the Contingent Payments for 1996 and 1997 and the amount of such Contingent Payments payable pursuant to Section 1.12(b)(ii) of this Agreement; and (iv) a special report by Coopers regarding Citation's calculation of the EBIT and the Contingent Payments for calendar years 1996 and 1997.

          (c) As soon as reasonably practicable after January 1, 1999, and in any event on or prior to March 1, 1999, Citation shall deliver to the Stockholders Agents: (i) audited financial statements for the Company for calendar year 1998 audited by Coopers, with the costs of such audit to be borne by Citation and not taken into account in the calculation of EBIT;
      (ii) a statement setting forth Citation's calculation of the EBIT for calendar years 1996, 1997 and 1998; (iii) a statement setting forth Citation's calculation of the amount of the Contingent Payments and the amount of such Contingent Payments payable pursuant to Section 1.12(b)(iii) of this Agreement; (iv) a statement setting forth the amount of any set off under Section 1.12(c) of this Agreement against the Contingent Payments and the basis for, and facts underlying, such set off; and (v) a special report by Coopers regarding Citation's calculation of the EBIT and the Contingent Payments for calendar years 1996, 1997 and 1998.

          (d) Citation and the Stockholders Agents shall, throughout the entire period from the date of this Agreement to the date of the deliveries required by Sections 1.11(a), 1.11(b) and 1.11(c) of this Agreement, meet and discuss any and all financial and business matters relating to such process and the calculations of the EBIT for calendar years 1996, 1997 and 1998 and the calculation of the amounts of the Contingent Payments.

          (e) If the Stockholders Agents object to any calculation of EBIT or the Contingent Payments for any calendar year, the Stockholders Agents shall, within thirty (30) calendar days after receipt of the relevant delivery under Section 1.11(a), 1.11(b) or 1.11(c) of this Agreement:

      (i) notify Citation in writing of such objection; and (ii) deliver to Citation the calculation of the Stockholders Agents of the EBIT and the Contingent Payments. If Citation does not agree with the objection of the Stockholders Agents, Citation shall, within thirty (30) calendar days after receipt of such objection, notify the Stockholders Agents in writing of such fact.

          (f) The disagreement between Citation and Stockholders Agents may then be submitted by either Citation or the Stockholders Agents for resolution to Arthur Andersen LLP, Chicago, Illinois or to such other firm of independent certified public accountants of national standing with an office in Chicago, Illinois and which is not affiliated with Citation as is agreed to in writing by Citation and the Stockholders Agents (the "Independent Accountants"). Each of the parties shall furnish, at its own expense, the Independent Accountants and the other parties with such documents and other written information as the Independent Accountants may request. Each party may also furnish to the Independent Accountants such other written information and documents as it deems relevant with appropriate copies or notification being given to the other parties. The Independent Accountants may, at their discretion, conduct a conference concerning the disagreement with Citation and the Stockholders Agents, at which conference each party shall have the right to present such additional documents, materials and other information and to have present such advisors, counsel and accountants as each party shall choose in its sole discretion. In connection with such process, there shall be no hearings, oral examinations, testimony, depositions, discovery or other similar proceedings conducted by any party or by the Independent Accountants. The Independent Accountants shall determine the proportion of their fees and expenses to be paid by each of Citation and the Stockholders Agents, the greater the degree to which the Independent Accountants have accepted the position of a party, the smaller the proportion of fees and expenses assessed. Any fees and expenses assessed against the Stockholders Agents shall be paid only out of the Contingent Payments and shall not be a personal responsibility or liability of the Stockholders Agents.

          (g) The Independent Accountants shall promptly render their decision on the question in writing and such decision shall be final and binding on the parties.

          (h) If the Independent Accountants determine that the amount of the Contingent Payments is greater by $25,000.00 than the amount of the Contingent Payments calculated by Citation in the relevant delivery under
      Section 1.11(a), 1.11(b) or 1.11(c) of this Agreement, then Citation shall immediately pay: (i) to the Stockholders Agents any reasonable fees and expenses of the Stockholders Agents in connection with the procedures specified in Sections 1.11(e), 1.11(f) and 1.11(g) of this Agreement; (ii) to the Independent Accountants any fees and expenses assessed against Citation pursuant to Section 1.11(f) of this Agreement; (iii) to the Paying Agent (as defined in Section 1.14) the amount by which the Contingent Payments determined by the Independent Accountants is greater than the Contingent Payments theretofore paid by Citation to the Paying Agent (the "Excess Amount"); and (D) to the Paying Agent, interest on the Excess Amount at an annual interest rate of 8% calculated from the date of the relevant payment by Citation to the Paying Agent under Section 1.12 of this Agreement to the date that the Excess Amount is paid by Citation to the Paying Agent.

1.12  PAYMENTS OF CONTINGENT PAYMENTS.

          (a) All payments of Contingent Payments shall be made by Citation to the Closing Stockholders by delivery of such amounts to the Paying Agent. The Paying Agent shall: (i) pay all expenses of the Stockholders Agents incurred in connection with the administration and enforcement of this Agreement submitted in accordance with Section 2.1(g) of this Agreement; and (ii) distribute the balance of the Contingent Payments to the Closing Stockholders in accordance with the Contingent Payments Percentages (as defined in Section 10.1(h)) set forth on the Contingent Payments List (as defined in Section 10.1(h)).

          (b) The Contingent Payments shall be payable by Citation in annual installments as follows:

          (i) On or before the date that Citation makes the deliveries described in Section 1.11(a) of this Agreement, Citation shall deliver to the Paying Agent an amount equal to 50% of the amount by which the 1996 calendar year EBIT exceeds $9,500,000
                multiplied by 5.   For example, if the Company has an EBIT of
                $10,900,000, then Citation shall pay to the Paying Agent $3,500,000 ($10,900,000 - $9,500,000 = $1,400,000 x 5 =
                $7,000,000 x  1/2 = $3,500,000).

          (ii) On or before the date that Citation makes the deliveries described in Section 1.11(b) of this Agreement, Citation shall deliver to the Paying Agent an amount equal to 50% of the amount by which the combined 1996 and 1997 EBIT exceeds $19,000,000 divided by 2 and multiplied by 5, less the payments of Contingent Payments previously made. For example, if the Company has a 1996 EBIT of $10,900,000 and a 1997 EBIT of $11,200,000, then Citation shall pay to the Paying Agent $375,000 ($10,900,000 + $11,200,000 = $22,100,000 - $19,000,000
                = $3,100,000 DIVIDED BY 2 = $1,550,000 x 5 = $7,750,000 x  1/2 =
                $3,875,000 - $3,500,000 = $375,000).  As an additional example, if the Company has a 1996 EBIT of $10,900,000 and a 1997 EBIT of $9,000,000, then Citation shall pay to the Paying Agent $0 ($10,900,000 + $9,000,000 = $19,900,000 - $19,000,000 =
                $900,000 DIVIDED BY 2 = $450,000 x 5 = $2,250,000 x  1/2 =
                $1,125,000 - $3,500,000 = ($2,375,000) or zero).  The Closing
                Stockholders shall have no obligation to return prior payments of Contingent Payments made, even though the lack of EBIT in subsequent years result in prior payments of Contingent Payments being made in excess of what would otherwise be owed at the end of three year Contingent Payments payment period.

          (iii) On or before the date that Citation makes the deliveries described in Section 1.11(c) of this Agreement, Citation shall deliver to the Paying Agent an amount (the "Final Contingent Payments Payment") equal to the amount by which the combined 1996, 1997 and 1998 EBIT exceeds $28,500,000 divided by 3 and multiplied by 5, less the payments of Contingent Payments
                previously made.   For example, if the Company has a 1996 EBIT
                of $10,900,000, a 1997 EBIT of $11,200,000 and a 1998 EBIT of
                $12,000,000, then Citation shall pay to the Paying Agent $5,458,330, ($10,900,000 + $11,200,000 + $12,000,000 =
                $34,100,000 - $28,500,000 = $5,600,000 DIVIDED BY 3 = $1,866,666
                x 5 = $9,333,330 - $3,500,000 and - $375,000 = $5,458,330).

          (c) The amount payable as the Final Contingent Payments Payment shall be subject to set-off by Citation for claims of indemnification arising pursuant to Article XI herein.

1.13  SHARES OF DISSENTING STOCKHOLDERS.   Any Company Stock held by a person
      who complies with all of the provisions of the Corporation Law concerning the dissenters rights of holders of common stock (a "Dissenting Stockholder"), will not be converted as described in Sections 1.9(c) and
      (d), but will become subject to the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the
      Corporation Law.   Shares of Company Stock held by a Dissenting
      Stockholder who, after the Effective Time, loses the right of appraisal as provided in such law will be deemed to be converted as of the Effective Time into the right to receive an amount payable to non-dissenting holders of Company Stock described in Section 1.9(c) and (d) hereof.

1.14  EXCHANGE OF CERTIFICATES.
          (a)   PAYING AGENT.    A bank or trust company that is eligible for
      appointment as a trustee under the Trust Indenture Act of 1939, as amended (the "Indenture Act") will act as paying agent (the "Paying Agent") for the payment of the Closing Merger Payment on surrender of certificates representing Company Stock and upon receipt of the applicable option agreement for each holder of Option Stock (the "Option Agreement"). Firstar Trust Company, Milwaukee, Wisconsin, shall act as Paying Agent unless it is ineligible to do so under the Indenture Act, in which case the Paying Agent shall be mutually acceptable to the parties.

          (b)   SUB TO PROVIDE FUNDS.   Before the Effective Time the Sub will
      provide to the Paying Agent the Closing Merger Payment, and Citation will provide to the Paying Agent prior to the respective annual installment payment dates for the Contingent Payments the funds necessary to pay the Contingent Payments pursuant to Section 1.12.

          (c)   EXCHANGE PROCEDURE FOR COMPANY STOCK.   As soon as practicable
      after the Effective Time (but not later than 15 days following such date), the Paying Agent will mail to each holder of record of a certificate or certificates that immediately before the Effective Time of the Merger represented outstanding shares of Company Stock (the "Certificates") (i) a letter of transmittal specifying that delivery will be effected, and risk of loss and title to the Certificates will pass, only on delivery of the Certificates to the Paying Agent and in such form and having such other provisions as Citation may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Company Stock Price plus the contingent right to receive Contingent
      Payments.   On surrender of a Certificate for cancellation to the Paying
      Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange, and the Paying Agent will pay as soon as practicable to such holder, the amount of cash into which the shares of Company Stock represented by the Certificate so surrendered have been converted pursuant to this Agreement, and the Certificate so surrendered will forthwith be
      canceled.   No interest will be paid or will accrue on the cash payable on
      the surrender of any Certificate.   Any holder whose Certificates have
      been lost or destroyed may nevertheless obtain the amount of cash into which the shares of Common Stock represented by such Certificates have been converted pursuant to the provisions of this Agreement, provided such holder delivers to Citation and the Paying Agent a statement certifying such loss or destruction and providing for indemnity reasonably satisfactory to Citation and the Paying Agent indemnifying Citation and the Paying Agent against any loss or expense either of them may incur as a result of such lost or destroyed Certificates being thereafter surrendered
      to the Paying Agent.   In the event of a transfer of ownership of Company
      Stock which is not registered in the transfer records of the Company, a check in payment of the proper amount of cash may be issued to a transferee if the Certificate representing such Company Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer
      taxes have been paid.   Until surrendered as contemplated by this Section,
      each Certificate after the Effective Time will represent only the right to receive on such surrender in exchange for each share of Company Stock represented thereby the Company Stock Price and its pro rata share of
      Contingent Payments, if any.   Any funds deposited with the Paying Agent
      that remain unclaimed by the former holders of Company Stock for four years after the Effective Time will be paid to the Surviving Corporation on demand, and any former holders of Company Stock who have not then complied with the instructions for exchanging their Certificates may look only to the Surviving Corporation for payment.

          (d)   EXCHANGE PROCEDURE FOR HOLDERS OF OPTION STOCK.    The procedure
      for holders of Option Stock at the Effective Time to receive the Option Stock Price from the Paying Agent shall be the same procedure as that specified for payment of the Company Stock Price, as detailed in Section 1.14(c) hereof (as reasonably modified pursuant to the discretion of the Paying Agent, as necessary), except that the holders of Option Stock shall be required to deliver to the Paying Agent their Option Agreements giving rise to their rights to the Option Stock, rather than being required to deliver stock certificates as in the case of holders of Company Stock.

          (e)   PAYMENT OF CONTINGENT PAYMENTS.   If an amount of Contingent
      Payments is due to the Closing Stockholders pursuant to the provisions herein, Citation shall make payment of such Contingent Payments to the Paying Agent, and the Paying Agent shall deliver payment owed to all Closing Stockholders (other than Dissenting Stockholders) who have delivered their Certificates or Option Agreements, as applicable, to the Paying Agent, in accordance with Section 1.12 of this Agreement. The right to receive Contingent Payments, if any, is an integral part of the consideration to be received in the Merger by Closing Stockholders. Such rights (i) will not be represented by any form of certificate or instrument, (ii) will not be transferable, whether by sale, assignment, pledge or other transfer, except by operation of law or the laws of descent and distribution, (iii) will not constitute or represent any equity or ownership interest in the Company, Sub or Citation, and (iv) will not entitle the holder thereof to any voting or dividend rights or any other rights common to shareholders.

          (f)   NO FURTHER OWNERSHIP RIGHTS IN CLOSING STOCK.   All cash paid on
      the surrender of shares (or rights to shares for Option Stock) of Closing Stock plus the payment of any Contingent Payments due in accordance with the terms of this Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Closing Stock, and there will be no further registration of transfers on the stock transfer
      books of the Surviving Corporation of the shares of Closing Stock.   If,
      after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they will be canceled and exchanged as provided in this Article.

1.15  PAYMENTS TO HOLDERS OF STOCK APPRECIATION RIGHTS.   Upon the Effective
      Time, the holders of stock appreciation rights (the "Stock Appreciation Rights") of the Company detailed on SCHEDULE 1.15 hereof, shall be paid from the funds of the Company the amount specified on SCHEDULE 1.15 as full consideration for the payment in full and termination of such Stock
      Appreciation Rights.   Such payment from the Company to terminate the
      Stock Appreciation Rights shall be excluded from the calculation of EBIT described in Section 1.9(d) hereof.

                                   ARTICLE II
                                OTHER AGREEMENTS

2.1   STOCKHOLDERS AGENTS.
          (a) Upon the approval of this Agreement, the Merger and the transactions described in this Agreement by the Stockholders, each Closing Stockholder shall be deemed to have irrevocably constituted and appointed Franklyn Esenberg, James Mitchell and David P. Lauer, and each of them (the "Stockholders Agents"), as their agents and attorneys in fact with full power of substitution to act from and after the Effective Time to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement, including but not limited to:
      (i) execution of documents and certificates pursuant to this Agreement;
      (ii) receipt of payments under or pursuant to this Agreement and disbursement thereof to the Closing Stockholders and others, as contemplated by this Agreement; (iii) receipt and forwarding of notices and communications pursuant to this Agreement; and (iv) administration and enforcement of the provisions of this Agreement relating to the calculation and payment of the Contingent Payments.

          (b) In the event that the Stockholders Agents, with the advice of counsel, are of the opinion that they require further authorization or advice from the Closing Stockholders on any matters concerning this Agreement, the Stockholders Agents shall be entitled to seek such further authorization from the Closing Stockholders prior to acting on their behalf. In such event, each Closing Stockholder shall have a number of votes equal to the number of shares of the Company Stock (including the Option Stock for such purposes) owned by that Closing Stockholder on the Closing Date and the authorization of a majority of such number of such shares shall be binding on all of the Closing Stockholders and shall constitute the authorization by the Closing Stockholders.

          (c) Citation and the Sub shall be fully protected in dealing with the Stockholders Agents under this Agreement and may rely upon the authority of the Stockholders Agents to act as the agents of the Closing Stockholders. Any payment by Citation or the Sub, or both, to the Stockholders Agents under this Agreement shall be considered a payment by Citation and the Sub to the Closing Stockholders. The appointment of the Stockholders Agents is coupled with an interest and shall be irrevocable by any Closing Stockholder in any manner or for any reason. This power of attorney shall not be affected by the disability or incapacity of the principal pursuant to any applicable law.

          (d) Any act of the Stockholders Agents shall require the act of a majority of the Stockholders Agents. Any of the Stockholders Agents may resign from his capacity as a Stockholders Agent at any time by written notice delivered to the other Stockholders Agents and to Citation. If there is a vacancy at any time in any of the positions of Stockholders Agents for any reason, the remaining Stockholders Agents may act with full power and authority until such time as the remaining Stockholders Agents shall select a successor to fill such vacancy. If at any time there is no person acting as a Stockholders Agent for any reason, the Management Committee of Quarles & Brady shall specify no more than three (3) of the Closing Stockholders to act as the Stockholders Agents.

          (e) Each of the Stockholders Agents acknowledges that he has carefully read and understands this Agreement, hereby accepts such appointment and designation, and represents that he will act in his capacity as a Stockholders Agent in strict compliance with and conformance to the provisions of this Agreement.

          (f) The Stockholders Agents shall not be liable to Citation or to the Closing Stockholders or to the Paying Agent for any error of judgment, or any act done or step taken or omitted by them in good faith or for any mistake in fact or law, or for anything which they may do or refrain from doing in connection with this Agreement, except for their own bad faith or willful misconduct. The Stockholders Agents may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or their duties hereunder, and they shall incur no liability to Citation or the Closing Stockholders or the Paying Agent and shall be fully protected with respect to any action taken, omitted or suffered by them in good faith in accordance with the opinion of such counsel.

          (g) Any expenses incurred by the Stockholders Agents in connection with the performance of their duties under this Agreement shall not be the personal obligations of the Stockholders Agents but shall be payable by the Paying Agent out of any Contingent Payments paid to the Paying Agent pursuant to this Agreement. The Stockholders Agents may from time to time submit invoices to the Paying Agent covering such expenses.

2.2   COMPETING TRANSACTION.

          (a) As used in this Agreement, the following terms shall have the meanings specified:

          (i) "Competing Offer" shall mean any inquiry, proposal or offer relating to a Competing Transaction.

          (ii) "Competing Transaction" shall mean any of the following prior to the Effective Time, other than the Merger as contemplated by this Agreement: (A) a merger, consolidation, exchange of securities, reorganization, business combination or other similar transaction involving the Company; (B) a sale, transfer or other disposition of all or substantially all of the assets of the Company in a single transaction or series of related transactions; (C) a sale of, or tender offer or exchange offer for, or acquisition by any person or group of beneficial ownership of, ten percent (10%) or more of the outstanding capital stock of the Company in a single transaction or series of related transactions; or (D) a public announcement of a proposal, plan, intention or agreement to do any of the foregoing.

          (b) The Company shall not, and shall not permit its officers, directors, employees, agents or other representatives (including, without limitation, any investment banker, attorney or accountant retained or engaged by the Company) to, solicit, initiate, facilitate, encourage, negotiate with respect to, discuss or agree to, any Competing Offer or any Competing Transaction, except to the extent required by the fiduciary duties of the Company's officers and Board of Directors under applicable law if so advised by advice of counsel; provided, however, that this provision shall not prohibit officers, directors, employees and shareholders of the Company from making Competing Offers. The Company shall notify Citation within forty-eight (48) hours following receipt of any Competing Offer. The Company shall give Citation forty-eight (48) hours prior notice and an opportunity to negotiate with the Company before entering into, executing or agreeing to any Competing Offer or Competing Transaction.

          (c) The Company may, by notice to Citation at any time prior to the Effective Time, terminate this Agreement if the Company enters into, executes or agrees to a Competing Offer or Competing Transaction following a determination by the Board of Directors of the Company on the advice of counsel that such action is required by its fiduciary duties under applicable law.

2.3   DISPUTE RESOLUTION MECHANISMS

          (a)   DISPUTE.  As used in this Agreement, "Dispute" shall:

          (i) mean any dispute or disagreement between the Company or the Stockholders Agents and Citation concerning the interpretation of this Agreement, the validity of this Agreement, any breach or alleged breach by any party under this Agreement or any other matter relating in any way to this Agreement; and

          (ii) exclude any dispute or disagreement between the Stockholders Agents and Citation concerning the Contingent Payments, which shall be resolved pursuant to the provisions of Section 1.11 of this Agreement.

          (b) PROCEDURES. If a Dispute arises, the parties shall follow the procedures specified in Sections 2.3(c), 2.3(d) and 2.3(e) of this Agreement.

          (c) NEGOTIATIONS. The parties shall promptly attempt to resolve any Dispute by negotiations between the Stockholders Agents and Citation. Either the Stockholders Agents or Citation may give the other party written notice of any Dispute not resolved in the normal course of business. The Stockholders Agents and Citation shall meet at a mutually acceptable time and place within ten (10) calendar days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the Dispute has not been resolved by these persons within thirty (30) calendar days of the disputing party's notice, or if the parties fail to meet within such fifteen (15) calendar days, either the Stockholders Agents or Citation may initiate mediation as provided in Section 2.3(d) of this Agreement. If a negotiator intends to be accompanied at a meeting by legal counsel, the other negotiator shall be given at least three (3) business days' notice of such intention and may also be accompanied by legal counsel.

          (d) MEDIATION. If the Dispute is not resolved by negotiations pursuant to Section 2.3(c) of this Agreement, the Stockholders Agents and Citation shall attempt in good faith to resolve any such Dispute by non-binding mediation. Either the Stockholders Agents or Citation may initiate a non-binding mediation proceeding by a request in writing to the other party (the "Request"), and both parties will then be obligated to engage in a mediation. The proceeding will be conducted in accordance with the then current Center for Public Resources ("CPR") Model Procedure for

      Mediation of Business Disputes, with the following exceptions:

          (i) if the parties have not agreed within thirty (30) calendar days of the Request on the selection of a mediator willing to serve, CPR, upon the request of either the Stockholders Agents or Citation, shall appoint a member of the CPR Panels of Neutrals as the mediator; and

          (ii) efforts to reach a settlement will continue until the conclusion of the proceedings, which shall be deemed to occur upon the earliest of the date that: (A) a written settlement is reached; or (B) the mediator concludes and informs the parties in writing that further efforts would not be useful; or (C) the Stockholders Agents and Citation agree in writing that an impasse has been reached; or (D) a period of sixty (60) calendar days has passed since the Request and none of the events specified in Sections 2.3(d)(ii)(A), (B) or (C) have occurred. No party may withdraw before the conclusion of the proceeding.

          (e) ADJUDICATION. If a Dispute is not resolved by negotiation pursuant to Section 2.3(c) of this Agreement or by mediation pursuant to
      Section 2.3(d) of this Agreement within one hundred (100) calendar days after initiation of the negotiation process pursuant to Section 2.3(c) of this Agreement, such Dispute and any other claims arising out of or relating to this Agreement may be heard, adjudicated and determined in an action or proceeding filed in any state or federal court which has jurisdiction over the parties.

          (f) PROVISIONAL REMEDIES. At any time during the procedures specified in Sections 2.3(c) and 2.3(d) of this Agreement, a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in Section 2.3(c) and 2.3(d) of this Agreement.

          (g) TOLLING STATUE OF LIMITATIONS. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in Sections 2.3(c) and 2.3(d) of this Agreement are pending. The parties will take such action, if any, as is required to effectuate such tolling.

          (h) PERFORMANCE TO CONTINUE. Each party is required to continue to perform its obligations under this Agreement pending final resolution of any Dispute.

          (i)   EXTENSION OF DEADLINES.  All deadlines specified in this Section
      2.3 of this Agreement may be extended by mutual agreement between the Stockholders Agents and Citation.

          (j)   ENFORCEMENT.  The parties regard the obligations in this Section
      2.3 of this Agreement to constitute an essential provision of this Agreement and one that is legally binding on them. In case of a violation of the obligations in this Section 2.3 of this Agreement by either the Company or the Stockholders Agents or Citation, a party may bring an action to seek enforcement of such obligations in any state or federal court having jurisdiction over the parties.

          (k) COSTS. The parties shall pay: (i) their own costs, fees, and expenses incurred in connection with the application of the provisions of Sections 2.3(c) and 2.3(d) of this Agreement; and (ii) fifty percent (50%) of the fees and expenses of CPR and the mediator in connection with the application of the provisions of Section 2.3(d) of this Agreement. The Stockholders Agents shall have no personal obligations for pay such fees and any such fees shall be paid by the Paying Agent out of the Contingent Payments.

          (l) REPLACEMENT. If CPR is no longer in business or is unable or refuses or declines to act or to continue to act under Section 2.3(d) of this Agreement for any reason, then the functions specified in Section 2.3(d) of this Agreement to be performed by CPR shall be performed by another person engaged in a business equivalent to that conducted by CPR as is agreed to by the Stockholders Agents and Citation (the "Replacement"). If the Stockholders Agents and Citation cannot agree on the identity of the Replacement within ten (10) calendar days after a Request, the Replacement shall be selected by the Chief Judge of the United States District Court for the Eastern District of Wisconsin upon application. If a Replacement is selected by either means, Section 2.3(d) shall be deemed appropriately amended to refer to such Replacement.

2.4 SCHEDULES. If a document or matter is disclosed in any Schedule to this Agreement, it shall be deemed to be disclosed for all purposes of this Agreement without necessity of specific repetition or cross-reference. All capitalized terms used in any Schedule shall have the definitions specified in this Agreement.

2.5 DIRECTORS, OFFICERS AND FIDUCIARY INDEMNIFICATION. For a period of at least eight (8) years after the Effective Time, Citation will, and will cause the Company to, maintain in effect: (a) bylaw provisions, articles of incorporation provisions, or other agreements indemnifying present or former directors and officers of the Company and its subsidiaries who serve or served as such at or prior to the Effective Time and former, present or future fiduciaries of any employee benefit plan of the Company who serve or served as such at or prior to the Effective Time; and (b) policies of insurance: (i) insuring such officers and directors of the Company and its subsidiaries against certain matters which arose at or prior to the Effective Time; and (ii) insuring such fiduciaries against certain matters which arose at or prior to, or which arise after, the Effective Time, which in each case shall cover the same matters and be on terms (including without limitation, limits of liability in insurance policies) no less favorable than such articles of incorporation, bylaws or agreements and insurance policies of the Company as are in effect at the Effective Time.

2.6 TAX TREATMENT. The parties agree that for federal and state tax purposes they will treat the Merger as a sale of the Company Stock by the Closing Stockholders to Citation.

2.7 ATTORNEYS' FEES. In the event of litigation between the parties hereto to enforce any provision of this Agreement, or for breach thereof, the party or parties obtaining a final nonappealable judgment in their favor shall be entitled to an award of their reasonable attorneys' fees and other expenses incurred in prosecuting or defending such action, as the case may be.

2.8 JURISDICTION AND VENUE. Each party hereto hereby agrees that any proceeding relating to this Agreement must be brought in a court of competent jurisdiction sitting in Milwaukee County, Wisconsin. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such court to any claim that any such court is an inconvenient forum.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to Citation and Sub as follows:

3.1   CORPORATE EXISTENCE AND POWER.   The Company is a corporation duly
      organized, validly existing, and in active status under the laws of the State of Wisconsin. The Company has the requisite corporate power and authority to own, operate, and lease its properties as presently owned, operated, and leased and to carry on its business as now being conducted. The Company has no subsidiaries.

3.2   BINDING AGREEMENT.   Upon the approval of this Agreement by the
      shareholders of the Company, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, or other laws (including court decisions) now or hereafter in effect and affecting creditors' rights generally, and except as may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court.

3.3   EFFECT OF AGREEMENT.   Other than with respect to the Hart-Scott-Rodino
      Act and except as set forth on SCHEDULE 3.3 hereof, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein do not require the consent, waiver, approval, license or authorization of any person or public authorities, where the failure to obtain such consent would have a material adverse effect on the Company; do not violate, in any material respect, any provision of law applicable to the Company; do not conflict with or result in any breach of, in any material respect, the Company's articles of incorporation or by-laws, or with or without the giving of notice and/or the passage of time, any mortgage, deed of trust, license, lease, indenture or other agreement or other instrument, or any order, judgment, or any other restriction of any kind or character, to which the Company is a party or any of the Company's property may be bound; do not give to others any right to terminate, or result in any termination of, any such instrument which, if terminated, would have a material adverse effect on the Company; do not result in termination of any material provision of any such instrument; and do not result in the creation of any material lien, charge or encumbrance upon any of the property of the Company.

3.4   OWNERSHIP OF CAPITAL STOCK OF THE COMPANY.   Except as set forth on
      SCHEDULE 3.4, there are no outstanding subscriptions, options, warrants, rights (including stock appreciation rights and the like), convertible securities, or other agreements or commitments obligating the Company to
      issue additional shares of capital stock.   The authorized capital stock
      of the Company consists of 6,000,000 shares of common stock, par value $1.00 per share, of which 1,313,524 shares are issued and outstanding. The name, address, and number of the Company shares owned by each Stockholder, as appears on the records of the Company's transfer agent as
      of a recent date, are as set out on SCHEDULE 3.4.   The name, address,
      description of stock options, including number of shares and option exercise price, for each person who has been granted options to purchase capital stock of the Company are set out on SCHEDULE 3.4. SCHEDULE 3.4 also indicates which of the Stockholders and holders of stock options are employees, officers, directors, specifying all such capacities or relationships as apply in each instance.

3.5   OPERATION OF BUSINESS.   Except as set forth on SCHEDULE 3.5 hereof, the
      Company complies in all material respects with all laws, statutes, ordinances, rules, regulations and orders of all governmental entities applicable to the operations of the Business, including, without limiting the generality of the foregoing, Title VII of the Civil Rights Act of 1964, as amended ("Title VII"), the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the Equal Pay Act of 1963, as amended ("EPA"), the National Labor Relations Act of 1935, as amended ("NLRA"), the Federal Employee Retirement Income Security Act, as amended ("ERISA"), the Immigration Act, the federal Occupational Safety Health Act ("OSHA"), and the Americans With Disabilities Act ("ADA"), except where failure to comply could not reasonably be expected to have a material adverse effect
      on the Business.   Further, except as set forth in SCHEDULE 3.5 and
      excluding Environmental Laws (as defined in Section 3.25), no notice has been issued and no investigation or review is pending or threatened by any governmental entity with respect to (i) any alleged material violation by the Company of any law, ordinance, rule, regulation, order, policy or guideline of any governmental entity, or (ii) any alleged material failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the Business. The Company has previously made available to Citation copies of all material reports or other documents concerning the Company or its employees made or received by the Company during the past five years (i) pursuant to Title VII, to OSHA, the ADEA, EPA, NLRA, ADA and ERISA, and
      (ii) pursuant to workers' compensation statutes.

3.6   FINANCIAL STATEMENTS.   The Company has given to Citation copies of the
      Company's audited balance sheets and operating statements as of the fiscal years ends for the years 1991, 1992,

      1993, 1994 and 1995.    The December 31, 1995 Balance Sheet fairly
      presents the financial condition of the Company as of December 31, 1995. There are no material liabilities of the Company that should, according to GAAP, consistently applied, be included in the December 31, 1995 Balance Sheet but which are not included as liabilities therein.

3.7   MATERIAL CHANGES.   Since December 31, 1995, except as disclosed on
      SCHEDULE 3.7 attached hereto, there has not been:

          (a) any material adverse change in the condition, financial or otherwise, of the Business (other than changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse);

          (b) any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the Business;

          (c) other than in the ordinary course of business, any increase in the compensation payable or to become payable by the Company to any of its employees or agents employed in connection with the operation of the Business, or in any bonus payment or arrangement made to or with any thereof;

          (d)   any labor dispute materially adversely affecting the Business;

          (e) any merger or consolidation involving the Company through the date of this Agreement, or any issuance of stock of the Company or of any options or warrants in respect thereof; or

          (f) any disposition of the assets of the Company other than in the ordinary course of business.

3.8   LEASES.   The Company has previously made available to Citation true and correct copies of all of the Company's personal and real property leases together with all amendments relating thereto involving annual payments in excess of $75,000 (the "Leases"), which Leases are listed on SCHEDULE 3.8. The Leases listed on SCHEDULE 3.8 constitute all of the personal and real property leases to which the Company is a party as Lessor or Lessee involving annual payments in excess of $75,000 other than Leases entered
      into after the date hereof in the ordinary course of business.   Such
      Leases remain in full force and effect, and all rents and additional amounts currently due on such Leases have been paid. No material waivers, indulgences or postponements of the Company's obligations thereunder have been granted by any lessor, or of any lessor's obligations by the Company. There exists no event or occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition would become a material default by the Company under such
      Leases.   Except as set forth on SCHEDULE 3.8, the consummation of the transactions contemplated herein in accordance with the terms hereof will not constitute a material default under any Lease.

3.9   REAL ESTATE; TITLE TO ASSETS.   Legal descriptions of all real estate
      material to the Business are set out on SCHEDULE 3.9 (the "Real Estate"). The Company has (or, with respect to assets acquired after the date hereof, will have on the Closing Date) possession or control of its assets, and, except as set out in SCHEDULE 3.9, the Company has good title to all of its assets subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance, security interest, charge, or claim, including without limitation any federal, state or municipal tax claim or lien against any of its assets (the "Liens"), except for (i) liabilities reflected in the December 31, 1995 Balance Sheet; (ii) liabilities incurred in the ordinary course of business after that date; (iii) Permitted Liens (as defined in Section 6.1); and (iv) Liens that do not materially and adversely affect the use of the assets for operations of the Business.

3.10  CONDITION OF EQUIPMENT.   The equipment that is presently being used in,
      and which is material to, the operation of the Business is generally in good operating condition and repair, subject only to ordinary wear and tear.

3.11  CONTRACTS AND COMMITMENTS.   The Company has previously made available to
      Citation true and correct copies of all of the contracts, which constitute all of the outstanding contracts, agreements, commitments or understandings (written or oral) to which the Company is a party (other than any contract terminable by the Company upon written notice of 30 days or less without penalty, any contract involving an aggregate annual expenditure by the Company of $75,000.00 or less, contracts arising from purchase orders with customers and suppliers entered into in the ordinary course of business, or contracts entered into after the date hereof in the ordinary course of business), which contracts are listed on SCHEDULE 3.11
      (the "Contracts").   Except as is disclosed on SCHEDULE 3.11.1, the
      Company is not subject to nor a party to any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other restriction of any kind or character which would materially hinder the continued operation of the Business by the Surviving Corporation after the Closing on substantially the same basis as theretofore operated.
      SCHEDULE 3.11.1 includes a list of all of the Company's indebtedness as of
      December 31, 1995.   The Company has made available to Citation copies of
      all of the loan documents to which it is a party.

3.12  ALL ASSETS.   The assets included in the December 31, 1995 Balance Sheet and/or subject to a Lease and the assets included in SCHEDULE 3.17 hereafter described constitute all the material properties of any nature with which the Company has conducted the Business for the twelve month period prior to December 31, 1995, subject to sale of inventory, collection of accounts receivable and additions and deletions of other assets in the ordinary course of business and except for toolings and dies as described by SCHEDULE 3.23.

3.13  INSURANCE.   Set forth on SCHEDULE 3.13 attached hereto is a true and
      correct schedule of all policies of insurance on which the Company is named as an insured party, and said schedule includes the name of the
      insurer, the nature of the insurance coverage and the policy limits.   The
      policies listed upon SCHEDULE 3.13 are in full force and effect and all applicable premiums thereon have been paid in full through the dates indicated thereon.

3.14  JUDGMENTS AND DECREES.   The Company is not subject to any order, judgment
      or decree which would prevent the consummation of any of the transactions contemplated hereunder or compliance by the Company with the terms, conditions and provisions hereof.

3.15  LITIGATION AND ADMINISTRATIVE PROCEEDINGS.   Except as set forth on
      SCHEDULE 3.15 attached hereto, (i) there are no actions, suits, or proceedings which have been served on the Company or, to the knowledge of the Company, threatened against the Company, at law or in equity, which would reasonably be expected to materially and adversely affect the Company, by or before any federal, state or municipal court or any other governmental department, commission, board, bureau, agency or instrumentality, other than with respect to compliance with Environmental Laws (as defined in Section 3.25) and (ii) to the knowledge of the Company, the Company is not subject to any material liability by reason of a violation of any order, rule, or regulation of any federal, state, municipal or other governmental agency, department, commission, bureau, board or instrumentality to which the Company is subject other than with respect to compliance with Environmental Laws.

3.16  NO ADVERSE CHANGE.    To the Company's knowledge, there exists no event,
      condition or other circumstance (other than possible law or regulation changes and economic conditions affecting the Business and similar businesses generally) which immediately or, insofar as reasonably can be foreseen, with a lapse of time, will materially adversely affect the Business as conducted by the Company.

3.17  NAME,  TRADEMARKS AND TRADE NAMES, LICENSES, ETC.   The Company owns or
      has adequate licenses or other rights to use its name and all material trademarks, service marks, trade names, licenses, laboratory ratings and approvals, copyrights, patents, proprietary information, and designs either used in, or necessary for, the conduct of its Business; and all trademarks, service marks, trade names, licenses, laboratory ratings and approvals, copyrights, designs owned by or under license to the Company together with all pertinent information related thereto, including filing, registration and expiration dates, serial numbers, record owners and licenses and their essential terms are listed on SCHEDULE 3.17 attached hereto.

3.18  EMPLOYEE PLANS.   Except (a) for the Employment Agreement between James
      Mitchell, the Company and Citation in the form of SCHEDULE 10.1(c) hereto (the "Mitchell Employment Agreement"); (b) the Employment Agreement between the Company and Franklyn Esenberg in the form of SCHEDULE 10.1(d) hereto (the "Esenberg Employment Agreement"); and (c) as set forth in
      SCHEDULE 3.18 hereto; the Company has no written employment contracts, consulting agreements, indemnification agreements, severance agreements, collective bargaining agreements or any other binding agreements relating to the employment of any of its employees, or any pension, retirement, profit sharing, incentive compensation, bonus, option or other benefit plans which obligate the Company to provide any significant benefits to its employees ("Employee Plans"). The Company has performed the obligations required to be performed by it under, and has complied in all material respects with the provisions of, all agreements set forth on such
      SCHEDULE 3.18, and all such agreements are in full force and effect and constitute the valid and legally binding obligations of the parties
      thereto.   Except as set forth in the instruments referred to in said
      SCHEDULE 3.18 and except as may be required by applicable law, upon termination of the employment of any of said employees, neither the Company nor Citation will by reason of anything done prior to the Closing hereunder be liable to any of said employees for any material amount of so-called severance pay or any other pay. SCHEDULE 3.18 contains a true and complete list of all material employee benefit arrangements currently in effect covering employees of the Company.

          Other than as disclosed on SCHEDULE 3.18 hereto, at no time in the past ten years or at the date hereof has there been (and at no time from and after the date hereof through the Closing Date will there be) any pension, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, bonus or other incentive plan, vacation benefit plan, severance plan, or other employee benefit plan or arrangement, including, without limitation, any pension plan ("Pension Plan") as defined in
      Section 3(2) of ERISA, and any "welfare plan" as defined in Section 3(1) of ERISA, whether or not any of the foregoing is funded, and whether written or oral, (a) to which the Company is or was a party or by which it is or was bound and (b) with respect to which the Surviving Corporation will have any material liability after Closing (including any such plan or arrangement formerly maintained by the Company).

3.19  EMPLOYEES AND AGENTS.   The Company is not a party to any consulting or
      similar agreements with respect to consultants or agents, except as described by SCHEDULE 3.19, which schedule also contains a true and accurate list of all salaried employees and their salary rates, a list of the rates of compensation for hourly employees in the Business and amounts paid on account of any incentive programs for the twelve month period ended December 31, 1995.

3.20  ORDINARY COURSE OF BUSINESS.   Other than as specifically disclosed to
      Citation hereunder or as set forth on SCHEDULE 3.20, since December 31, 1995, the Company has conducted its business solely in the usual and ordinary manner and has refrained from any transaction not in the ordinary course of business.

3.21  ACCOUNTS RECEIVABLE.   All of the Company outstanding accounts receivable
      included as assets in the December 31, 1995 Balance Sheet are bona fide, arose in the ordinary course of business and, to the Company's knowledge, are collectible in full (less any reserve for bad debts). The prior sentence will not be construed by Citation or the Sub as a guaranty of collection.

3.22  BOOKS AND RECORDS.   The Company has maintained its books of account for
      the five fiscal years ended December 31, 1995 in accordance with GAAP, consistently applied.

3.23  CUSTOMERS'  TOOLINGS AND DIES.   SCHEDULE 3.23 is a list of all of the
      tooling and dies belonging to the Company's customers that are in the possession of the Company, such list having detail as to customer name, part number and description.

3.24  PREPARATION OF SCHEDULES.   The Company's Schedules attached hereto have
      been prepared by the management of the Company.   The statements of fact
      made by the Company in this Agreement and in the Company's Schedules are true and correct in all material respects as of the date of this Agreement and do not omit any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not
      misleading in any material respect as of the date of this Agreement.   The
      statements and information contained in the Schedules shall be deemed to constitute representations and warranties of the Company under this Agreement to the same extent as if herein set forth in full.

3.25  HAZARDOUS MATERIALS.
      (a) Except as disclosed on SCHEDULE 3.25(a) and to the knowledge of the
      Company:
            (i) neither the Company nor any other person has in material violation of Environmental Laws used or installed any Hazardous Material (as hereinafter defined) on, from, or in the Real Estate,

           (ii) neither the Company nor any other person has violated, in any material respect, any applicable Environmental Laws (as hereinafter defined) relating to or affecting the Real Estate,

          (iii) all of the Company Real Estate is currently in material compliance with all Environmental Laws, and there are no facts or circumstances currently existing upon or under such Real Estate, or relating to such Real Estate, which may materially violate any applicable Environmental Laws,

           (iv) there is not now pending or threatened any material action, suit, investigation or proceeding against the Company or any such Real Estate (or against any other party relating to any such Real Estate) seeking to enforce any material right or remedy under any of the Environmental Laws,

            (v) the Company has obtained all material licenses, permits and/or other governmental or regulatory actions necessary to comply, in all material respects, with Environmental Laws (the "Permits") and is in compliance, in all material respects, with the terms and provisions of the Permits, and

           (vi) there has been no material Release (as hereinafter defined) of any Hazardous Materials on or from such Real Estate, whether or not such Release emanated from such Real Estate or any contiguous real estate which would require the Company to report and clean up the same;

      (b) As used in this Agreement:

            (i) "Hazardous Material" or "Hazardous Materials" means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos in any form that is friable, polychlorinated biphenyls, and/or any hazardous or toxic waste, substance, chemical or material defined as such, or as a Hazardous Substance or any similar term, by, in or for the purposes of the Environmental Laws, including, without limitation Section 101(14) of CERCLA (hereinafter defined);

           (ii) "Release" shall have the meaning given such term, or any similar term, in the

                Environmental Laws, including, without limitation, Section 101(22) of CERCLA; and

          (iii) "Environmental Law" or "Environmental Laws" shall mean any "Super Fund" or "Super Lien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials as may now be in effect, including, without limitation, the following, and all regulations promulgated thereunder or in connection therewith: the Super Fund Amendments and Reauthorization Act of 1986; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"); the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act; the Hazardous Waste Management System; and OSHA.

3.26  INDEBTEDNESS.   Except as set forth on SCHEDULE 3.11.1, the Company is not obligated in any material amount under any outstanding loan, financing arrangement, capitalized lease, or other form of short or long term indebtedness for borrowed money. At December 31, 1995 the aggregate amount of the Company's indebtedness for borrowed money did not exceed $19,823,499 (including the Company's revolving line of credit).

3.27  TAXES.   Except as set forth on SCHEDULE 3.27: (a) all required material federal, state and local tax returns of Company have been accurately prepared and duly and timely filed, and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid except for those contested in good faith and for which adequate reserves have been taken; and (b) the Company does not have any material liability for federal or state income taxes as of December 31, 1995 that is not included as a liability in the December 31, 1995 Balance Sheet.

3.28  SURVIVAL.   The representations and warranties of the Company set forth in this Agreement shall be continuous and shall survive the Closing for a period of two (2) years.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF CITATION AND SUB

      Citation and the Sub jointly and severally represent and warrant to the Company as follows:

4.1   CORPORATE EXISTENCE AND POWER.   Citation is a corporation duly organized,
      validly existing, and in good standing under the laws of the State of Delaware; the Sub is a corporation duly organized, validly existing, and in active status under the laws of State of Wisconsin; each of Citation and the Sub has the requisite corporate power to own, operate, and lease its properties as presently owned, operated, and leased and to carry on its business as now being conducted; is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or ownership of its property requires such qualification; and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

4.2   AUTHORITY RELATIVE TO AGREEMENT.   Each of Citation's and the Sub's
      execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and effectively authorized by all necessary corporate action, including
      approval of its Board of Directors.   This Agreement constitutes the
      legal, valid and binding obligation of each of Citation and the Sub enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws (including court decisions) now or hereafter in effect and affecting creditors rights generally, and except as may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court.

4.3   EFFECT OF AGREEMENT.   Other than with respect to the Hart-Scott-Rodino
      Act, the execution, delivery and performance of this Agreement by each of Citation and the Sub and the consummation by each of Citation and the Sub of the transactions contemplated herein do not require the consent, waiver, approval, license or authorization of any person or public authorities, where the failure to obtain such consent would have a material adverse effect on Citation or the Sub; do not violate, in any material respect, any provision of law applicable to each of Citation and the Sub; do not conflict with or result in any breach of, in any material respect, Citation's or the Sub's articles of incorporation or bylaws, or with or without the giving of notice and/or the passage of time, any mortgage, deed of trust, license, lease, indenture or other agreement or other instrument, or any order, judgment, or any other restrictions of any kind or character, to which Citation or the Sub is a party or by which any of Citation's or the Sub's property may be bound; do not give to others any right to terminate, or result in any termination of, any such instrument which, if terminated, would have a material adverse effect on Citation or the Sub; do not result in termination of any material provisions of such instrument; and do not result in the creation of any material lien, charge or encumbrance upon any of the property of Citation or the Sub.

4.4 REPORTS AND FINANCIAL STATEMENTS. All the filings required to be made by Citation under the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"), have been filed with the Securities and Exchange Commission (the "SEC"), including all forms, statements, reports, agreements (oral or written), and all documents, exhibits, amendments and supplements pertaining thereto (the "SEC Reports"), and comply, as of their respective dates, in all material respects, with all applicable requirements of the 1933 Act and 1934 Act, as the case may be, and the rules and regulations thereunder.
      As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Citation included in the SEC Reports have been prepared in accordance with GAAP, applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of Citation as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

4.5 NO ADVERSE CHANGE. Since October 1, 1995, except as disclosed in the SEC Reports, there has not been any material adverse change in the condition, financial or otherwise, of Citation or the Sub (other than changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse), and to Citation's and the Sub's knowledge, there exists no event, condition or other circumstance (other than possible law or regulation changes and economic conditions affecting their businesses and similar businesses generally) which immediately or, insofar as reasonably can be foreseen, with a lapse of time, will materially adversely affect their respective businesses.

4.6 JUDGMENTS AND DECREES. Neither Citation nor the Sub is subject to any order, judgment or decree which would prevent the consummation of any of the transactions contemplated hereunder or compliance by Citation and the Sub with the terms, conditions and provisions hereof.

4.7 LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as set forth in the SEC Reports, (i) there are no actions, suits or proceedings which have been served on Citation or the Sub or, to the knowledge of Citation and the Sub, threatened against Citation or the Sub, at law or in equity, which could reasonably be expected to materially and adversely affect Citation or the Sub, by or before any federal, state or municipal court or any other governmental department, commission, board, bureau, agency or instrumentality, and (ii) to the knowledge of Citation and the Sub, neither Citation nor the Sub are subject to any material liability by reason of a violation of any order, rule or regulation of any federal, state, municipal or other governmental agency, department, commission, bureau, board or instrumentality to which Citation or the Sub are subject.

4.8 DISCLOSURE. The statements of fact made by Citation and the Sub in this Agreement are true and correct in all material respects as of the date of this Agreement and do not omit any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading in any material respect as of the date of this Agreement. Citation and the Sub have no knowledge of any fact, occurrence, event or condition that would make any representations or warranties of the Company untrue in any material respect. Until the Closing Date, Citation and the Sub will immediately advise the Company in writing of any factor, occurrence or any pending or threatened occurrence of which either of them obtains knowledge which, if existing and known at any time prior to the Closing Date, would make any representation or warranty of the Company untrue in any material respect.

4.9   SURVIVAL.   The representations and warranties of Citation and the Sub set forth in this Agreement shall be continuous, and shall survive the Closing for a period of four (4) years.

                                    ARTICLE V
                       CONDUCT OF BUSINESS PENDING CLOSING

      From and after the date hereof until the Closing:

5.1   FULL ACCESS AND INVESTIGATION.   Citation and its authorized
      representatives shall have reasonable access upon reasonable notice during normal business hours (or at other times reasonably determined by the Company) to all properties, books, records, contracts and documents of the Company in the manner reasonably determined by the Company, and the Company shall furnish or cause to be furnished (including through the Company's employees, authorized representatives, suppliers, customers and independent providers of professional services) to Citation and its authorized representatives all material information with respect to the affairs and Business of the Company as Citation may reasonably request. Citation agrees that any information furnished to or obtained by Citation will be held in strict confidence in accordance with the terms of the Confidentiality Agreement dated February 7, 1996 between Citation and the Company.

5.2   CONTINUE BUSINESS IN REGULAR COURSE.   The Company shall carry on the
      Business substantially in the same manner as it is currently being conducted and shall not make or institute any material change in its method of purchase, sale, lease, management, marketing, accounting or
      operations without the prior written consent of Citation.   Unless
      otherwise consented to in writing by Citation, or except as set forth on
      SCHEDULE 5.2, the Company shall use reasonable efforts to:

          (a) maintain all of the material assets presently being used in the operation of the Business in good operating condition and repair subject to ordinary wear and tear;

          (b) maintain insurance upon the assets of the Business in amounts comparable to that in effect on the date hereof;

          (c) preserve its present business organization intact, and refrain from firing or terminating any of its present officers or key employees, except upon prior notice to Citation;

          (d) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years, endeavor to comply, in all material respects, with all laws applicable to it and to the conduct of the Business, and perform all of its material obligations without default;

          (e) not sell or voluntarily dispose of any of the assets of the Business, except for the sale of inventory and collection of accounts receivable in the ordinary course of business or any other sale or disposition of assets in the ordinary course of business;

          (f) not incur any accounts payable with respect to the operation of the Business except in the ordinary course of business;

          (g) not grant any increase in pay to employees nor increase any salary, commission, bonus or management fee to any employee, nor pay any bonus or institute any bonus or pension or profit-sharing plan or program, other than in the ordinary course of business;

          (h) not enter into any contract or commitment or engage in any transaction which is not in the ordinary course of business, nor permit any material change in the character of the Business;

          (i) prevent the occurrence of any event which would result in any of its representations and warranties contained in this Agreement not being true and correct;

          (j) keep its Business intact and preserve its relationship with suppliers, customers and others with whom the Company has business relations;

          (k) not amend or propose to amend its Restated Articles of Incorporation or Bylaws except as required by law;

          (l) not issue any additional stock options, stock appreciation rights or similar rights;

          (m) not remove any inventory or equipment from the Real Estate, except for the sale of inventory and equipment in the ordinary course of business; and

          (n) not pay or declare any distributions to shareholders as such after December 31, 1995, except for a dividend distribution of $91,000 paid in March 1996.

5.3   CONSENTS OF CITATION.   No consent, recommendation or advice given by
      Citation to the Company pursuant to this Section 5 regarding the conduct of the Business pending the Closing shall constitute an understanding, commitment, representation or undertaking of Citation or give rise to any obligation or liability of Citation or constitute a waiver of any warranty, representation, covenant or agreement contained herein, except as may be subsequently expressly set forth in writing and signed by the parties hereto.

5.4   REGISTRATION STATEMENT.   As promptly as practicable after the execution
      of this Agreement, Citation shall prepare and file such registration statement and indenture (the "Registration Statement") as shall be necessary to register under the 1933 Act and to qualify under the Indenture Act the rights associated with the Contingent Payments (the "Contingent Payments Rights") in accordance with this Agreement. The Company shall promptly prepare and/or furnish to Citation all information concerning the business, financial condition and affairs of the Company that may be required or reasonably requested by Citation in connection with the preparation or filing of the Registration Statement, including without limitation the Company's proxy statement to be delivered to the Company Stockholders and contained in the Registration Statement (the "Proxy Statement"), and financial statements, financial statement schedules and auditor's consents required to be included therein or filed therewith, and shall otherwise cooperate and cause its representatives to cooperate with Citation in the preparation and filing of the Registration
      Statement.   The parties shall use their best efforts to cause the
      Registration Statement to become effective as soon as practicable and to distribute copies of Citation's prospectus and the Company's Proxy Statement contained in such Registration Statement (the "Proxy Statement-Prospectus") to the Company Stockholders. After the execution of this Agreement and before the effectiveness of the Registration Statement, and thereafter until the Closing Date, The Company shall promptly advise Citation of any facts that should be set forth in an amendment or supplement to the Proxy Statement-Prospectus or the Registration Statement, and each party shall take all actions that may be necessary to keep the Registration Statement and the Proxy Statement-Prospectus current and effective until the Closing Date.

5.5   COMPANY STOCKHOLDER APPROVAL.   As promptly as practicable after the
      Registration Statement becomes effective and in accordance with applicable law, the Company will duly hold a meeting of its Stockholders (the
      "Stockholders Meeting") for the purpose of voting on the Merger.   Unless
      the board of directors of the Company in its good faith judgment determines that it is otherwise required by law or its fiduciary duties, the Company shall recommend the Merger to the Stockholders for approval. Except with the prior written consent of Citation, the Company shall not distribute any materials to the Stockholders in connection with the Stockholders Meeting other than the Proxy Statement-Prospectus and related form of proxy.

5.6   REPRESENTATIONS OF THE COMPANY AS TO THE REGISTRATION STATEMENT.   The
      Company warrants and represents to Citation and the Sub and covenants with Citation and the Sub that, at the time the Registration Statement shall become effective and at all times subsequent to effectiveness up to and including the Closing Date, the Registration Statement and all amendments or supplements thereto, with respect to the information therein furnished by the Company or its representatives, (a) will comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the respective rules and regulations thereunder, and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

5.7 CITATION'S AND SUB'S REPRESENTATIONS AS TO REGISTRATION STATEMENT. Citation and the Sub, jointly and severally, warrant and represent to the Company and covenant with the Company that, at the time the Registration Statement shall become effective and at all times subsequent to effectiveness up to and including the Closing Date, the Registration Statement and all amendments or supplements thereto, with respect to the information therein furnished by Citation, the Sub or their representatives, (a) will comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the respective rules and regulations thereunder, and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

5.8 STATE SECURITIES FILINGS. Citation shall undertake to qualify the Contingent Payments Rights under applicable state securities laws and in connection therewith take all such action as it may do without unreasonable effort or expense. The Company shall cooperate with Citation and furnish all information that may be required or reasonably requested by Citation in connection therewith.

                                   ARTICLE VI
                            TITLE INSURANCE; SURVEYS

6.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings specified:

          (a) PERMITTED LIENS. "Permitted Liens" shall mean those Liens which are expressly noted as Permitted Liens on SCHEDULE 6.1 hereto.

          (b) REAL ESTATE. "Real Estate" shall mean those parcels of Real Estate leased or owned by the Company, which are listed and described on
      SCHEDULE 3.9 hereto.

          (c) SURVEY. "Survey" shall mean a certified survey map prepared by a registered land surveyor jointly selected by the Company and Citation which shall be sufficient to enable the Title Company to eliminate all survey exceptions (except such encroachments which are not material) relating to the surveyed real property and shall include those matters required to be included on a land survey in accordance with the minimum standards and detail requirements for land title surveys as jointly established and adopted by the American Land Title Association and the

      American Congress of Surveying and Mapping according to the 1992 Standards for an Urban Survey.

          (d) TITLE COMMITMENTS. "Title Commitments" shall mean binding commitments issued by the Title Company for the issuance of an owners form of title insurance policies, insuring the title in the relevant Real Estate in accordance with the terms of this Agreement, subject only to Permitted Liens.

          (e) TITLE COMPANY. "Title Company" shall mean Chicago Title Insurance Company or such other title insurance company which may be jointly selected by the Company and Citation.

6.2 DELIVERIES PRIOR TO CLOSING. At least fourteen (14) calendar days prior to the Closing Date, the Company shall: (a) cause the Title Company to deliver to Citation the Title Commitments, dated as of a date which is no earlier than twenty (20) calendar days prior to the Closing Date; and
      (b) deliver to Citation Surveys of the Real Estate, each dated as of a date which is no earlier than twenty (20) calendar days prior to the Closing Date.

6.3 DELIVERIES AT CLOSING. On the Closing Date, the Company shall cause the Title Company to issue and deliver to Citation executed title insurance policies, dated as of the Closing Date, which title insurance policies shall: (a) be in the amounts for each parcel of the Real Estate which are set forth on SCHEDULE 6.3 hereto; and (b) insure title to the Real Estate in accordance with the provisions set forth in this Agreement and in the Title Commitments.

6.4 EXPENSES. The Company shall be responsible for the costs, expenses and premiums for the Title Commitments, the Surveys and the title insurance policies issued pursuant to the Title Commitments.

                                   ARTICLE VII
                                HART-SCOTT-RODINO

      As promptly as practicable after the date hereof, the parties shall each prepare and file all documents with the Federal Trade Commission and the United States Department of Justice that may be required to comply with the Hart-Scott-Rodino Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with the transactions contemplated hereby. Each party will take all reasonable actions and will file and use reasonable efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the Merger pursuant to this Agreement. The Closing shall only occur after any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.

                                  ARTICLE VIII
                  CONDITIONS TO OBLIGATIONS OF CITATION AND SUB

      Each and every obligation of Citation and the Sub under this Agreement to be performed on or prior to the Closing Date shall be subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

8.1   REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING.   The representations and
      warranties made by the Company in or pursuant to this Agreement or given on its behalf hereunder shall be true and correct in all material respects
      (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time, which need only be true and correct as of such date and time).

8.2   OBLIGATIONS PERFORMED.   The Company shall have performed and complied
      with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing in all material respects.

8.3   CONSENTS AND APPROVALS.   The consents and approvals of all persons or
      entities, including governmental agencies, whose consent or approval is required to consummate the transactions contemplated herein shall have been obtained, including the expiration of any waiting period under the Hart-Scott-Rodino Act. The parties hereto agree that the obtaining of consents contemplated by the Contracts detailed on SCHEDULE 3.3 are not required to consummate the transactions contemplated herein.

8.4   DELIVERY OF CLOSING DOCUMENTS.   The Company shall have delivered to
      Citation and the Sub each of the closing documents and instruments listed and set forth in Section 10.1 hereof together with any additional documents Citation may reasonably request to effect the transactions contemplated herein.

8.5   NO LITIGATION OR GOVERNMENT INVESTIGATIONS.   As of the Closing Date there
      shall be no litigation, including without limitation any litigation brought by any creditor of the Company, or government investigation, in which an injunction or other order or decree has been obtained against the transactions contemplated hereby.

8.6   NO MATERIAL CHANGE.   At the Closing, the Business and the Company shall
      not have been materially and adversely affected as the result of fire, water, explosion, flood, act of God, accident or other casualty, labor controversy, or any action by the United States or any other governmental
      authority, whether or not covered by insurance.   Further, as of the
      Closing Date, and since December 31, 1995, the Company shall not have suffered any material adverse change in general financial condition of the Business, other than as disclosed in any of the Schedules to the Agreement.

8.7   DISSENTING STOCKHOLDERS.   Dissenting Stockholders shall not have
      exercised and properly perfected dissenters' rights in compliance with the Corporation Law with respect to Company Stock that would, if no dissenters' rights had been exercised by any Dissenting Stockholders, be convertible into the right to receive an aggregate of 10% of the Closing Merger Payment.

8.8   COMPANY STOCKHOLDER APPROVAL.   This Agreement must have been approved and
      adopted by the affirmative vote of the holders of Company Stock constituting at least a majority of all the votes entitled to be cast on the Agreement.

8.9   EFFECTIVENESS OF REGISTRATION STATEMENT.   The Registration Statement
      shall have become effective under the 1933 Act, no stop order suspending its effectiveness shall be in effect, and no stop order proceeding with respect thereto shall be pending.

8.10 BLUE SKY QUALIFICATION. The Contingent Payments Rights shall have been qualified under all applicable state securities laws without unreasonable effort or expense.

                                   ARTICLE IX
                       CONDITIONS TO COMPANY'S OBLIGATIONS

      The obligation upon the Company to consummate the transactions contemplated herein shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions:

9.1   REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING.   The representations and
      warranties made by Citation and the Sub in or pursuant to this Agreement or given on behalf of each of Citation and the Sub hereunder shall be true and correct in all material respects (i) on and as of the date hereof and
      (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date
      (except for representations and warranties that expressly speak only as of a specific date or time, which need only be true and correct as of such date and time).

9.2   OBLIGATIONS PERFORMED.   Each of Citation and the Sub shall have performed
      and complied with all of the agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing in all material respects.

9.3   DELIVERY OF CLOSING DOCUMENTS.   Citation and the Sub shall have delivered
      to the Company each of the closing documents and instruments listed in
      Section 10.2 hereof together with any additional documents which the Company may reasonably request to effect the transactions contemplated herein.

9.4   COMPANY STOCKHOLDER APPROVAL.   This Agreement must have been approved and
      adopted by the affirmative vote of the holders of Company Stock constituting at least a majority of all the votes entitled to be cast on the Agreement.

9.5   CONSENTS AND APPROVALS.   The consents and approvals of all persons or
      entities, including governmental agencies, whose consent or approval is required to consummate the transactions contemplated herein shall have been obtained, including the expiration of any waiting period under the Hart-Scott-Rodino Act.

9.6   NO LITIGATION OR GOVERNMENT INVESTIGATIONS.   As of the Closing Date,
      there shall be no litigation, including without limitation any litigation brought by any creditor of the Sub or Citation, or government investigation, in which an injunction or other order or decree has been obtained against the transactions contemplated hereby.

9.7   EFFECTIVENESS OF REGISTRATION STATEMENT.    The Registration Statement
      shall have become effective under the 1933 Act, no stop order suspending its effectiveness shall be in effect, and no stop order proceeding with respect thereto shall be pending.

9.8 BLUE SKY QUALIFICATION. The Contingent Payments Rights shall have been qualified under all applicable state securities laws without unreasonable effort or expense.

9.9 OPINION OF FINANCIAL ADVISOR. The opinion of Robert W. Baird & Co. Incorporated received by the Company's Board of Directors in connection with their consideration of the Merger, to the effect that the consideration to be received in the Merger by the Closing Stockholders is fair to the Closing Stockholders from a financial point of view, shall not have been withdrawn at the date of the Stockholders Meeting.

9.10 NO MATERIAL CHANGE. At the Closing, Citation and the Sub shall not have been materially and adversely affected as a result of fire, water, explosion, flood, act of God, accident or other casualty, labor controversy, or any action by the United States or any other governmental authority, whether or not covered by insurance. Further, as of the Closing Date, and since October 1, 1995, Citation and the Sub shall not have suffered any material adverse change in their respective general financial conditions.

                                    ARTICLE X
                              DELIVERIES AT CLOSING

10.1  DELIVERIES BY THE COMPANY AT CLOSING.   At the Closing, the Company shall
      deliver or cause to be delivered to Citation and the Sub the following executed instruments and agreements:

          (a)   CERTIFICATE OF RESOLUTIONS OF BOARD.   Resolutions of the Board
      of Directors and shareholders of the Company, certified by the Secretary of the Company, authorizing this

      Agreement and the transactions contemplated herein;

          (b)   CERTIFICATE OF THE COMPANY.   A certificate of the Chairman or
      President of the Company dated the Closing Date certifying (i) the fulfillment of the conditions specified in Article VIII hereof, and
      (ii) all warranties and representations of the Company contained in this Agreement are true and correct in all material respects to the best of his knowledge and belief after due inquiry at and as of the Closing Date as though such warranties and representations were made at and as of such time (except for representations and warranties that expressly speak only as of a specific date or time);

          (c)   ARTICLES OF MERGER.    The Company shall execute and deliver the
      Articles of Merger in the form attached hereto as SCHEDULE 10.1(e);

          (d)   CERTIFICATE OF INCUMBENCY.   A Certificate of Incumbency
      evidencing the authority of each of the individuals executing on behalf of the Company this Agreement and any other documents delivered in connection herewith;

          (e)   OPINION OF COMPANY COUNSEL.   An opinion of legal counsel for
      the Company dated the Closing Date in the form of SCHEDULE 10.1(g); and

          (f)   CONTINGENT PAYMENTS LIST.   At the Closing, the Company shall
      have delivered a list (the "Contingent Payments List") of the Closing Stockholders setting forth for each Closing Stockholder the percentage ("Contingent Payments Percentages") of Contingent Payments (less expenses paid to the Stockholders Agents as provided in Section 1.12(a)), if any, that each will receive, based on their pro rata ownership of the Closing Stock.

10.2  DELIVERIES BY CITATION AND THE SUB  AT CLOSING.   At the Closing, Citation
      and the Sub will execute and deliver, or cause to be executed and delivered, to the Company the following:

          (a) CASH. An amount equal to the Closing Merger Payment by bank wire transfer in immediately available funds to the Paying Agent for delivery to the Closing Stockholders.

          (b) ARTICLES OF MERGER. The Sub shall execute and deliver the Articles of Merger in the form attached hereto as SCHEDULE 10.1(e).

          (c) CERTIFICATES OF INCUMBENCY. Certificates of Incumbency evidencing the authority of each of the individuals executing on behalf of each of the Sub and Citation this Agreement, the Mitchell Employment Agreement and the Esenberg Employment Agreement, and any other documents delivered in connection herewith;

          (d) CERTIFICATES OF RESOLUTIONS OF BOARD. Resolutions of the Board of Directors of each of Citation and the Sub, and of the sole shareholder of the Sub, certified by the respective Secretaries of Citation and the Sub, authorizing this Agreement and the transactions contemplated herein;

          (e) CHAIRMAN'S CERTIFICATE. A certificate of the Chairman of each of Citation and the Sub dated the Closing Date certifying (i) the fulfillment of the conditions specified in Article IX hereof, and (ii) all representations and warranties of Citation and the Sub contained in this Agreement are true and correct in all material respects to the best of their knowledge and belief after due inquiry at and as of the Closing Date as though such warranties and representations were made at and as of such time (except for representations and warranties that expressly speak only as of a specific date or time);

          (f) CITATION GUARANTY. Citation will execute and deliver the guaranty attached hereto as Schedule 10.2(f) with respect to the Esenberg Employment Agreement;

          (g)   OPINION OF COUNSEL FOR CITATION AND SUB.   An opinion of legal
      counsel for Citation and the Sub dated the Closing Date in the form of
      SCHEDULE 10.2(h).

                                   ARTICLE XI
                                 INDEMNIFICATION

11.1  INDEMNIFICATION.   The Company hereby indemnifies and agrees to hold the
      Surviving Corporation and Citation and/or the respective directors, officers and/or agents of the Surviving Corporation and Citation and/or their respective successors and assigns harmless from the following (for purposes of this Article XI, the Surviving Corporation and Citation shall be collectively and/or interchangeably referred to as "Citation"):

          (a)   MISREPRESENTATION, NONFULFILLMENT OF AGREEMENT.   Any liability,
      loss, cost, expense, damage, claim or deficiency resulting from any misrepresentation set forth herein, breach of any warranty set forth herein or any breach, nonfulfillment of, or failure to perform any covenant, duty or obligation set forth herein on the part of the Company;

          (b)   TAX LIABILITIES.   Any liability, loss, cost or expense related
      to delinquent or underpaid taxes, including any interest and penalties thereon, which relate to fiscal year 1995 and prior years and not included as a liability on the December 31, 1995 Balance Sheet;

          (c)   ACTIONS OR PROCEEDINGS.   Any liability, loss, cost or expense
      incurred after the Effective Time by the Company or Citation that are related to or arise out of any administrative, civil or criminal action or proceedings relating to any securities law matters, including but not limited to any inquiry or investigation, whether formal or informal, with respect to any conduct by the Company relating thereto;

          (d)   STOCK RELATED LIABILITIES.   Any liability, loss, cost or
      expense incurred after the Effective Time by the Company or Citation that are related to or arise out of a claim of stock ownership (and/or options or other rights to purchase the Company's capital stock) in the Company by persons to the extent not recognized by the Company as of the Effective Time as being entitled to a portion of the consideration to be paid by Citation described in Section 1.9; and

          (e)   ATTENDING COSTS AND EXPENSES.   All liabilities, claims,
      actions, suits, proceedings, demands, assessments, judgments and costs incident to and reasonably incurred by Citation on account of any of the foregoing, including, without limitation, reasonable attorney's fees and other expenses of investigation or litigation.

11.2  LIMITS OF INDEMNIFICATION.   The liability under Section 11.1 of this
      Agreement shall:

          (a) not arise with respect to a single indemnifiable course of conduct, related set of circumstances, occurrence or event unless the damages suffered by Citation arising therefrom exceed Ten Thousand and 00/100 Dollars ($10,000.00) (a "Company Covered Breach"); and

          (b) not arise with respect to a Company Covered Breach unless, and then only to the extent that, the cumulative damages suffered by Citation for said Company Covered Breach and all Company Covered Breaches relating to similar matters covered by a reserve, if any, which the Company has established specifically for such matters in the books and records of the Company as of December 31, 1995, exceed the amount of such specific reserve. To the extent the liability for such a Company Covered Breach is not covered by any specific reserve, or to the extent the aggregate of all such liabilities has exceeded the relevant reserve, the liability, or such portion thereof, as the case may be, shall be referred to as a "Company Indemnifiable Breach"; and

          (c) be recoverable only if and to the extent that the cumulative damages suffered by

      Citation for all Company Indemnifiable Breaches exceeds Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00); provided, however, that Indemnifiable Breaches relating to claims arising pursuant to Sections 11.1(c) and 11.1(d) shall be recoverable without regard to this limitation; and

          (d) Citation shall not be entitled to more than one recovery for any single loss, damage, cost, expense, liability, obligation or claim even though such may have resulted from the breach or inaccuracy of more than one of the representations and warranties and agreements made by the Company in or pursuant to this Agreement;

          (e) Citation shall not bring a claim or be entitled to indemnification with respect to any facts or circumstances resulting in a breach of any representation, warranty, covenant or agreement of the Company of which Citation had knowledge on or before the Closing Date; and


          (f) The cumulative liability under Section 11.1 of this Agreement shall be limited in the aggregate to $10,000,000.00.

11.3  METHOD OF ASSERTING CLAIMS AGAINST THE COMPANY.   All claims for
      indemnification under this Article XI made by Citation shall be asserted and resolved as follows:

          (a) In the event that any claim or demand for which the Company would be liable to Citation hereunder is asserted against or sought to be collected from Citation by a third party, Citation shall promptly notify the Stockholders Agents of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"). The Stockholders Agents shall have 30 calendar days from receipt of the Claim Notice (the "Notice Period") to notify Citation:

           (i) whether or not the Stockholders Agents dispute liability to the third party or to Citation hereunder with respect to such claim or demand and

           (ii) whether or not they desire, at their sole cost and expense, to defend Citation against such claim or demand. In the event that the Stockholders Agents notify Citation within the Notice Period that the Stockholders Agents desire to defend Citation against such claim or demand, except as hereinafter provided, the Stockholders Agents shall have the right to defend Citation by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by them to a final conclusion in such a manner as to avoid any risk of Citation becoming subject to liability for any other matter. If Citation desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Stockholders Agents elect not to defend Citation against such claim or demand, whether by not giving Citation timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Stockholders Agents or by Citation (but Citation shall have no obligation to contest any such claim or demand), then that portion thereof as to which such defense is unsuccessful shall be conclusively deemed to be a liability of the Stockholders Agents hereunder, provided Citation is otherwise entitled to indemnification with respect to such claim or demand under Section 11.1 hereof.

          (b) In the event Citation should have a claim against the Company hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, Citation shall promptly send a Claim Notice with respect to such claim to the Stockholders Agents. If the Stockholders Agents do not notify Citation within a 30 day Notice Period that the Stockholders Agents dispute such claim, it shall be conclusively deemed a liability of the Company hereunder.

          (c) Nothing herein shall be deemed to prevent Citation from making a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand, to the extent then feasible and Citation has reasonable grounds to believe that such a claim or demand may be made.

11.4  PAYMENT OF CLAIMS.   Payment of claims for which Citation has established
      that it is entitled to indemnification hereunder shall be made solely by a set-off by Citation against the amount owed to the Closing Stockholders for the Final Contingent Payments Payment.

11.5  INDEMNIFIED CLAIMS BY CITATION.   Citation does hereby indemnify and agree
      to hold the Closing Stockholders and/or their agents and/or their respective successors and assigns and the directors, officers and agents of the Company harmless from the following:

          (a)   MISREPRESENTATION, NONFULFILLMENT OF AGREEMENT.   Any liability,
      loss, cost, expense, damage, claim or deficiency resulting from any misrepresentation set forth herein, breach of any warranty set forth herein or any breach, nonfulfillment of, or failure to perform any covenant, duty or obligation set forth herein on the part of the Sub or Citation;

          (b)   LIABILITIES OF CITATION.    Any liability, loss, cost, damage or
      expense arising in connection with or resulting from the operation of the Business on or after the Closing Date; and

          (c)   ATTENDING COSTS AND EXPENSES.   All liabilities, claims,
      actions, suits, proceedings, demands, assessments, judgments and costs incident to and reasonably incurred by the Closing Stockholders, their agents and their respective successors and assigns and the directors, officers and agents of the Company on account of any of the foregoing, including, without limitation, reasonable attorney's fees and other expenses of investigation or litigation.

11.6  METHOD OF ASSERTING CLAIM AGAINST CITATION.   All claims for
      indemnification under this Article XI made against Citation shall be asserted and resolved in the manner set out for asserting and resolving claims made against the Company under Section 11.3, except that Citation
      will serve as its own agent.   In the event that Citation is required to
      make any payment under this Article XI, Citation shall pay the indemnitee entitled thereto such amount within ten (10) days after the determination of such amount in immediately available funds.

11.7 EXCLUSIVITY. The rights of indemnity provided by this Article XI of this Agreement shall be exclusive of all other rights of indemnity or contribution, whether created by law or otherwise, either before or after the Effective Time, relating in any way to the subject matter of this Agreement.

11.8  DEFINITION OF LOSS.    For the purposes of this Article XI, any liability,
      loss, cost, expense, damage, claim or deficiency for which any person is liable hereunder shall be calculated without regard to any resulting tax benefits.

11.9 INSURANCE. Prior to asserting any claim for indemnification with respect to any liability, loss, cost, expense, damage, claim or deficiency under this Article XI, the indemnitee shall exhaust all remedies with respect to such liability, loss, cost, expenses, damage, claim or deficiency against all collateral sources, including, but not limited to, all applicable insurance policies which may be maintained or available to the indemnitee
      or any affiliate thereof.   In the event that any collateral source,
      including, without limitation, any insurance policies maintained by or available to the indemnitee or affiliates, covers such liability, loss, cost, expense, damage, claim or deficiency, then such liability, loss, cost, expense, damage, claim or deficiency shall be limited to the amounts in excess of the amounts collected by the indemnitee with respect thereto.

                                   ARTICLE XII
                        TERMINATION, AMENDMENT AND WAIVER

12.1  TERMINATION.   This Agreement may be terminated at any time before the
      Effective Time, whether before or after approval by the stockholders of the Company of matters presented to them in connection with the Merger,

          (a)   by mutual consent of Citation and the Company;

          (b) by Citation if any of the conditions set forth in Article VIII of this Agreement shall not have been fulfilled on or before August 31, 1996;

          (c) by the Company if any of the conditions set forth in Article IX of this Agreement shall not have been fulfilled on or before August 31, 1996;

          (d)   by the Company pursuant to Section 2.2 of this Agreement; or

          (e) by the Company or Citation if the Closing has not occurred on or before September 30, 1996.

12.2  EFFECT OF TERMINATION.   If either the Company or Citation terminates this
      Agreement as provided in the foregoing Section, this Agreement will forthwith become void, and there will be no liability or obligation on the part of Citation, the Sub or the Company or their officers or directors except as set forth in Section 13.5 (relating to expenses), Section 13.6 (relating to brokers) and in Section 13.13 (relating to publicity), except to the extent that such termination or any purported termination results from the willful breach by a party of any of its representations, warranties or agreements in this Agreement, whereupon the nonbreaching party shall be entitled to equitable relief, including injunctive relief and specific performance, as well as all other remedies available under
      Article XI of this Agreement.

12.3  AMENDMENT.    This Agreement may be amended by the parties, by action
      taken by their Boards of Directors, at any time before or after any required approval of matters presented in connection with the Merger by the Stockholders of the Company but, after any such approval, no amendment may be made that materially adversely affects the Closing Stockholders
      without such further approval of the Stockholders.   This Agreement may
      not be amended except by an instrument signed on behalf of each of the parties.

12.4  EXTENSION;  WAIVER.   At any time before the Effective Time, the parties,
      by action taken by their Boards of Directors, may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to it and waive compliance with any of the
      agreements or conditions contained in this Agreement.   Any agreement on
      the part of a party to any such extension or waiver will be valid only if set forth in an instrument signed on behalf of such party.

12.5  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER.   A termination
      or amendment of this Agreement or an extension or waiver pursuant to any of the foregoing Sections of this Article will, in order to be effective, require, in the case of Citation, the Sub or the Company, action by its Board of Directors or an authorized committee of the Board or the duly authorized designee of its Board of Directors.

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1 NOTICES. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an individual party or to an officer of a corporate party by personal delivery or telephonic facsimile transmission or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this
      Section 13.1 of a change of address:

      If to Citation
      or the Sub:             Citation Corporation
                              Attention: T. Morris Hackney
                              Suite 204
                              2 Office Park Circle
                              Birmingham, Alabama 35223
                              Fax No: 205-870-8211

                              with a copy to:

                              Ritchie & Rediker, L.L.C.
                              Attention: Thomas A. Ritchie
                              312 North 23rd Street
                              Birmingham, Alabama  35203
                              Fax No. 205-324-7382

      If to the Company:      Interstate Forging Industries, Inc.
                              Attention: Franklyn Esenberg
                              4051 N. 27th Street
                              Milwaukee, Wisconsin 53216-1883
                              Fax No.: 414-444-7300

                              with a copy to:

                              Quarles & Brady
                              Attention: Patrick M. Ryan
                              411 East Wisconsin Avenue
                              Milwaukee, Wisconsin 53202-4497
                              Fax No.: 414-277-5237

      If to the Stockholders
      Agents:                 Franklyn Esenberg
                              c/o Interstate Forging Industries, Inc.
                              4051 N. 27th Street
                              Milwaukee, Wisconsin 53216-1883
                              Fax No.: 414-444-7300

                              with a copy to:

                              James Mitchell
                              c/o Interstate Forging Industries, Inc.
                              4051 N. 27th Street
                              Milwaukee, Wisconsin 53216-1883
                              Fax No.: 414-444-7300

                              with a copy to:

                              David Lauer
                              c/o Interstate Forging Industries, Inc.

                              4051 N. 27th Street
                              Milwaukee, Wisconsin 53216-1883
                              Fax No.: 414-444-7300

                              with a copy to:

                              Quarles & Brady
                              Attention: Patrick M. Ryan
                              411 East Wisconsin Avenue
                              Milwaukee, Wisconsin 53202-4497
                              Fax No.: 414-277-5237

13.2  BINDING AGREEMENT; ASSIGNMENT.   This Agreement and the right of the
      parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, estates
      and legal representatives.   Neither this Agreement nor any rights or
      liabilities may be assigned by the Company without the written consent of Citation. Neither Citation nor Sub may assign any of their rights or obligations under this Agreement without the prior written consent of:
      (a) the Company prior to the Effective Time; and (b) the Stockholders Agents after the Effective Time.

13.3  ENTIRE AGREEMENT.   This Agreement and the Schedules attached hereto, and
      the documents delivered pursuant hereto, constitute the entire Agreement and understanding among the parties hereto and supersede and revoke any prior agreement or understanding relating to the subject matter of this Agreement.

13.4  COUNTERPARTS.   This Agreement may be executed in two or more
      counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

13.5  EXPENSES.   Whether or not the transaction contemplated herein is
      consummated, the parties hereto will each pay their own attorneys and accountants fees, expenses and disbursements in connection with the negotiation and preparation of this Agreement and Schedules and all other costs and expenses incurred in performing and complying with all
      conditions to be performed under this Agreement.   If the Merger is
      consummated, such costs and expenses incurred by the Company as determined below, will be deducted from the amount otherwise payable at the Closing
      in respect to the Company Stock Price.   Such costs and expenses (the
      "Company Transaction Costs") of the Company shall include only costs and expenses directly associated with the transactions contemplated hereby and shall include, without limitation:

           (i) the Company's attorneys and accountants fees related to the transactions described herein (including, without limitation, fees associated with the preparation and filing of the Registration Statement including filing and qualification under the Indenture Act and preparation of filings required by the Hart-Scott-Rodino Act),

          (ii)  the fees and expenses of the Paying Agent,

          (iii) the fees and expenses described in Article VI of this Agreement,

          (iv)  the fees and expenses of any investment banking advisors, and

          (v) distributions to dissenting shareholders in excess of the Company Stock Price or prohibited shareholder distributions;

      whether such expenses and fees have been paid by the Company before or after the Effective Time. Within five business days prior to the Effective Time, the Company will present to Citation a list (the "Expense List") of both those Company Transaction Costs that have been incurred and paid as of such date and that to the best knowledge of the Company are expected to be incurred and payable relating to the Merger. All costs and expenses incurred by the Company in connection with the Merger which exceed the total amount described on the Expense List will become subject to the right of set-off by Citation against the Final Contingent Payments Payment.

13.6  BROKERS.   Each party shall indemnify and hold harmless the other party against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, respectively. Specifically, Citation and the Sub shall hold the Company harmless from any such claim asserted by Craft and Associates related to an agreement between such broker and Citation.

13.7  FURTHER ASSURANCES.   Upon reasonable request from time to time the
      parties hereto will deliver and/or execute such further instruments as are necessary or appropriate to the consummation of the transactions contemplated by this Agreement.

13.8  CONSTRUCTION.   Within this Agreement, the singular shall include the
      plural and the plural shall include the singular, and any gender shall include the other genders, all as the meaning in the context of this Agreement shall require.

13.9  INCORPORATION.   All Schedules attached to this Agreement are by this
      reference incorporated herein and made an essential part hereof.

13.10 COOPERATION.   The parties hereto will cooperate fully with each other and their respective counsel and accountants in connection with all steps to be taken as part of their obligations under this Agreement.

13.11 CAPTIONS.   The captions used in this Agreement are inserted for
      convenience only and shall not constitute a part hereof.

13.12 GOVERNING LAW.   This Agreement shall be governed and regulated and the
      rights and liabilities of all parties hereto shall be construed pursuant to the laws of the State of Wisconsin.

13.13 PUBLICITY.    So long as this Agreement is in effect, neither the Company nor Citation will, or will permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party (which may not be unreasonably delayed or withheld), except as may be required by law, in which case the parties will consult with each other before such release or announcement.

      IN WITNESS WHEREOF, the undersigned parties have entered into and executed this Agreement to be effective as of the day and year first above written.

ATTEST:                                CITATION CORPORATION


   /s/ Stanley B. Atkins               By: /s/ T. Morris Hackney
- ----------------------------               ------------------------------------
                                           T.  MORRIS HACKNEY
                                           Its Chairman

ATTEST:                                CITATION FORGING CORPORATION

    /s/ Stanley B. Atkins              By: /s/ T. Morris Hackney
- ----------------------------               ------------------------------------
                                           T.  MORRIS HACKNEY
                                           Its Chairman

ATTEST:                                INTERSTATE FORGING INDUSTRIES, INC.


   /s/ Contance J. Janikowski          By: /s/ Franklyn Esenberg
- ----------------------------               ------------------------------------
                                           FRANKLYN ESENBERG
                                           Its Chairman


                                       SOLELY FOR THE PURPOSES OF
                                       SECTION 2.1 OF THE AGREEMENT


                                           /s/ Franklyn Esenberg
                                       ----------------------------------------
                                       Franklyn Esenberg


                                           /s/ James Mitchell
                                       ----------------------------------------
                                       James Mitchell


                                           /s/ David P. Lauer
                                       ----------------------------------------
                                       David P. Lauer

                                LIST OF SCHEDULES


Schedule 1.8             Example of Calculations

Schedule 1.9(c)          Detail of Company Stock Options

Schedule 1.9(d)(I)-1     Interstate Restricted Stock Awards

Schedule 1.9(d)(I)-2     Form of Restricted Stock Agreement

Schedule 1.10(g)         Company Business Plan

Schedule 1.15            Detail of Stock Appreciation Rights

Schedule 3.3             Effect of Agreement

Schedule 3.4             Stockholders

Schedule 3.5             Operation of Business

Schedule 3.7             Material Changes since December 31, 1995

Schedule 3.8 The Company's personal and real property leases together with all amendments relating thereto (the "Leases")

Schedule 3.9 Legal descriptions of real estate occupied by the Company

Schedule 3.11            Contracts

Schedule 3.11.1 Disclosures of any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree which may materially affect the Agreement

Schedule 3.13 True and correct schedule of all policies of insurance on which the Company is named as an insured party

Schedule 3.15 Any actions, suits or proceedings which have been served on the Company

Schedule 3.17            Names, Trademarks, Trade Names, Licenses, etc.

Schedule 3.18            Employee Plans, Contracts and benefit arrangements

Schedule 3.19 List of all salaried employees and their salary rates, a list of the rates of compensation for hourly employees in the Business and amounts paid on account of any incentive programs for the twelve month period ended December 31, 1995

Schedule 3.20            Ordinary Course of Business

Schedule 3.23            Customers' Toolings and Dies

Schedule 3.25(a)         Hazardous Materials

Schedule 3.27            Certain Tax Matters

Schedule 5.2             Continue Business in Regular Course

Schedule 6.1             Permitted Liens

Schedule 6.3             Amounts of Title Insurance

Schedule 10.1(c)         Employment Agreement between Company, Citation and
                         James Mitchell

Schedule 10.1(d)         Employment Agreement between Company and Franklyn
                         Esenberg

Schedule 10.1(e)         Articles of Merger

Schedule 10.1(g)         Opinion of Quarles & Brady

Schedule 10.2(f)         Citation Guaranty

Schedule 10.2(h)         Opinion of Ritchie & Rediker

                               ARTICLES OF MERGER
                                       OF
                          CITATION FORGING CORPORATION
                                      INTO
                       INTERSTATE FORGING INDUSTRIES, INC.


     THESE ARTICLES OF MERGER are made as of this          day of            ,
1996, by and between CITATION FORGING CORPORATION, a Wisconsin corporation ("CFC"), and INTERSTATE FORGING INDUSTRIES, INC., a Wisconsin corporation ("IFI").

                                    ARTICLE I

                                 PLAN OF MERGER

     The Plan of Merger required by Sections 180.1101 and 180.1105 of the Wisconsin Business Corporation Law is the Plan of Merger (the "Plan of Merger") attached hereto as Schedule A and by reference made a part hereof with the same force and effect as if herein set forth in full. The Plan of Merger has been approved by the shareholders of CFC and IFI in accordance with Section 180.1103 of the Wisconsin Business Corporation Law.

                                   ARTICLE II

                            EFFECTIVE TIME OF MERGER

     As provided in the Plan of Merger, the Effective Time of the Merger shall be upon filing these Articles of Merger with the Wisconsin Department of Financial Institutions.

     IN WITNESS WHEREOF, each of the parties hereto have caused these Articles of Merger to be executed on its behalf on the date and year first above written.

                                        CITATION FORGING CORPORATION

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        Attest:

                                        ________________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        INTERSTATE FORGING INDUSTRIES, INC.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        Attest:

                                        _______________________________________
                                        Name:__________________________________
                                        Title:_________________________________

STATE OF WISCONSIN  )
                    ) SS.
COUNTY OF MILWAUKEE )

     The foregoing instrument was acknowledged before me this            day of
          , 1996, by                              and                      ,
          and                    , respectively, of Citation Forging
Corporation, a Wisconsin corporation, on behalf of the corporation.


                                        _______________________________________
                                        _______________________________________
                                        Notary Public, Milwaukee County
                                        State of Wisconsin
                                        My commission:_________________________


STATE OF WISCONSIN  )
                    ) SS.
COUNTY OF MILWAUKEE )

     The foregoing instrument was acknowledged before me this            day of
              , 1996, by                              and                      ,
                  and                    , respectively, of Interstate Forging
Industries, Inc., a Wisconsin corporation, on behalf of the corporation.


                                        _______________________________________
                                        _______________________________________
                                        Notary Public, Milwaukee County
                                        State of Wisconsin
                                        My commission:_________________________

This instrument was drafted
by and should be returned to:


Patrick M. Ryan
Quarles & Brady
411 East Wisconsin Avenue
Milwaukee, WI   53202

                                   SCHEDULE A

                                 PLAN OF MERGER
                         OF CITATION FORGING CORPORATION
                                      INTO
                       INTERSTATE FORGING INDUSTRIES, INC.


THIS PLAN OF MERGER (the "Plan of Merger") is made as of this       day of
         , 1996, by and between CITATION FORGING CORPORATION, a Wisconsin corporation ("CFC"), and INTERSTATE FORGING INDUSTRIES, INC., a Wisconsin corporation ("IFI").

                                    RECITALS

     WHEREAS, IFI, CFC and Citation Corporation, a Delaware corporation ("Citation"), are parties to an Agreement and Plan of Merger, dated as of May 16, 1996, as amended (the "Merger Agreement"), providing for, among other things, the merger of CFC with and into IFI (the
"Merger");


     WHEREAS, the respective Boards of Directors of CFC and IFI have determined that the Merger is advisable, fair and in the best interests of CFC and IFI and their respective shareholders, and, by resolutions duly adopted, have approved the Merger, the Merger Agreement, including this Plan of Merger, and the transactions contemplated thereby;

     WHEREAS, the shareholders of CFC and IFI, by resolutions duly adopted, have approved the Merger, the Merger Agreement, including this Plan of Merger, and the transactions contemplated thereby;

     NOW, THEREFORE, in consideration of the Recitals and of the mutual agreements and covenants set forth in this Plan of Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CFC and IFI hereby agree as follows:


                                    ARTICLE I

                CORPORATE EXISTENCE OF THE SURVIVING CORPORATION

     As of the effective time of the Merger (the "Effective Time"), CFC will be merged with and into IFI, which shall continue to be governed by the laws of the State of Wisconsin, and the separate existence of CFC shall thereupon cease, whereupon CFC and the Surviving Corporation shall be and become one single corporation. The corporate identity, existence, purposes, powers, franchises, privileges, assets, properties and rights of IFI (hereinafter sometimes referred to as the "Surviving Corporation") shall continue unaffected and unimpaired by the Merger and the corporate identity, existence, purposes, powers, franchises, privileges, assets, properties and rights of CFC shall be merged into the Surviving Corporation and the Surviving Corporation shall be fully vested therewith.

                                   ARTICLE II

               ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

     The Articles of Incorporation of IFI as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with law.

                                   ARTICLE III

                         BYLAWS OF SURVIVING CORPORATION

     The Bylaws of IFI as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with law.

                                   ARTICLE IV

                 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

     The duly qualified and acting directors and officers of CFC immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, to hold office as provided in the Bylaws of the Surviving Corporation.

                                    ARTICLE V

                             CONVERSION OF IFI STOCK

     (a) On the terms and conditions set forth in the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock or stock options:

          (i) Each share of Common Stock of IFI outstanding at the Effective Time will be converted into the right to receive, without interest thereon, an amount in cash equal to $___________. In addition, each share of Common Stock of IFI which is issuable by IFI pursuant to option rights granted by IFI, whether vested or unvested at the Effective Time, shall be converted into an amount in cash equal to $____________ less the per share exercise price of the related option (and less any required withholding taxes). The registered holders of IFI Common Stock and the holders of IFI options shall herein be referred to as the "Closing Stockholders."


          (ii) Citation will deliver to the Closing Stockholders aggregate additional cash consideration equal to five (5) times the amount by which (x) the average annual net earnings of IFI before interest and income and franchise taxes during the three year period from January 1, 1996 through December 31, 1998 exceeds (y) $10,000,000.00>.


     (b) All shares of IFI Common Stock that are owned directly or indirectly by IFI as treasury stock, if any, will be cancelled, and no consideration will be delivered in exchange for any such shares.

                                   ARTICLE VI

                             CONVERSION OF CFC STOCK

     On the terms and conditions set forth in the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of capital stock, each issued and outstanding share of the capital stock of CFC will be converted into and become one fully paid share of Common Stock, $1.00 par value per share, of the Surviving Corporation.

                                   ARTICLE VII

                              EFFECT OF THE MERGER

     (a) At the Effective Time, the effect of the Merger shall be as provided in the Wisconsin Business Corporation Law, including the effects described in Section (b) of this Article VII.

     (b) At the Effective Time, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, assets, properties, powers and franchises both of a public and a private nature, and be subject to all the restrictions, disabilities and duties of CFC and IFI, and all the rights, privileges, assets, properties, powers and franchises of CFC or IFI and all property, real, personal and mixed, tangible or intangible, and all debts due to CFC or IFI on whatever account, shall be vested in the Surviving Corporation; and all rights, privileges, assets, properties, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of CFC or IFI; and the title to or any interest in any real estate vested by deed or otherwise in either CFC or IFI shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and liens upon any property of either CFC or IFI shall be preserved unimpaired, and all debts, liabilities and duties of CFC or IFI shall thenceforth attach to the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

                                  ARTICLE VIII

                            EFFECTIVE TIME OF MERGER

     The Effective Time of the Merger shall be upon filing Articles of Merger with the Wisconsin Department of Financial Institutions.

                                   ARTICLE IX

                           CONDITIONS AND TERMINATION

     The conditions specified in Articles VIII and IX of the Merger Agreement shall constitute conditions precedent to the obligations of CFC and IFI as therein provided and if by reason of the provisions of Articles VIII or IX of the Merger Agreement, or otherwise as provided in Article XII of the Merger Agreement, either CFC or IFI is not obligated to consummate the Merger contemplated by this Plan of Merger, then the party not obligated may terminate this Plan of Merger prior to the Effective Time by action of its Board of Directors, and thereupon this Plan of Merger shall be terminated without further liability of either party in favor of the other except as provided in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Plan of Merger to be executed on its behalf on the day and year first above written.

                                        CITATION FORGING CORPORATION


                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                        Attest:

                                        _______________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                        INTERSTATE FORGING INDUSTRIES, INC.

                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                        Attest:

                                        _______________________________________
                                        Name:__________________________________
                                        Title:_________________________________

STATE OF WISCONSIN  )
                    ) SS.
COUNTY OF MILWAUKEE )

     The foregoing instrument was acknowledged before me this            day of
               , 1996, by                              and                    ,
                     and                     , respectively, of Citation Forging
Corporation, a Wisconsin corporation, on behalf of the corporation.

                                        _______________________________________
                                        _______________________________________
                                        Notary Public, Milwaukee County
                                        State of Wisconsin
                                        My commission: ________________________


STATE OF WISCONSIN  )
                    ) SS.
COUNTY OF MILWAUKEE )

     The foregoing instrument was acknowledged before me this            day of
       , 1996, by                              and                      ,
             and                     , respectively, of Interstate Forging
Industries, Inc., a Wisconsin corporation, on behalf of the corporation.

                                        _______________________________________
                                        _______________________________________
                                        Notary Public, Milwaukee County
                                        State of Wisconsin
                                        My commission:_________________________
This instrument was drafted
by and should be returned to:

Patrick M. Ryan
Quarles & Brady
411 East Wisconsin Avenue
Milwaukee, WI   53202

                      AMENDMENT TO AGREEMENT AND PLAN OF MERGER


      This Amendment to Agreement and Plan of Merger ("Amendment") dated as of August 23, 1996, is made by and among Citation Corporation, a Delaware corporation ("Citation"), Citation Forging Corporation, a Wisconsin corporation ("Sub"), and Interstate Forging Industries, Inc., a Wisconsin corporation (the "Company").

                                      WITNESSETH

      WHEREAS, Citation, Sub and the Company entered into an Agreement and Plan of Merger dated as of May 16, 1996 (the "Merger Agreement") which generally provides that Sub will be merged into the Company, and the Company shall become a wholly-owned subsidiary of Citation; and

      WHEREAS, Citation, Sub and the Company have agreed to amend the Merger Agreement pursuant to the terms of this Amendment;

      NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, the parties hereto, agree as follows:

      1. The parties acknowledge that the Company's audited Balance Sheet, Statement of Income, Statement of Stockholders' Equity and Statement of Cash Flow as of and for the period ended December 31, 1995 have been restated to reflect a $505,000 inventory accumulation error discovered subsequent to the date of the original Merger Agreement. In addition, the financial statements of Interstate for the six month period ended on June 30, 1996 have been amended and restated. The parties agree that the attached restated Financial Statements shall constitute the Company's 1995 Financial Statements and Financial Statements for the six month period ended on and as of June 30, 1996 for all purposes under the Merger Agreement.

      2. Section 1.8(a) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof the following:

             1.8   CALCULATION OF COMPANY STOCK PRICE.

                   (a) As used in this Agreement, the following terms shall have the meanings specified:

                   (i)   "Basic Merger Payment" shall mean $45,409,000 less:
                         (A) the Company Transaction Costs; and plus (B) the SAR Difference.

                   (ii) "Closing Merger Payment" shall mean that amount calculated as follows:

                         (A)   the Basic Merger Payment; plus

                         (B) an additional amount equal to $9,952.66 multiplied by the number of calendar days from and after April 15, 1996 to and including the Closing Date.

                   (iii) "Company Stock Price" shall be that amount (rounded to four decimal places) calculated as follows:

                               (A) the Closing Merger Payment plus $1,668,404; divided by

                               (B)  1,496,474.

                   (iv) "SAR Difference" shall mean that amount calculated as follows:

                               (A)  $608,200; minus

                               (B)  the sum of the amounts of the SAR Cash
                                    Price for each person listed on Schedule
                                    1.15 hereof.

                   (v)   "SAR Cash Price" shall mean, for each person listed on
                         Schedule 1.15 hereof that amount equal to:


                                    (1)    the number of shares listed for each
                                           such person in Column A of Schedule
                                           1.15 hereof; multiplied by


                                    (2) (a) the SAR Per Share Price; minus


                                        (b) the Grant Price listed for each such
                                            person in Column B of Schedule 1.15
                                            hereof.

                   (vi) "SAR Per Share Price" shall mean that amount, calculated by means of a simultaneous equation, so that the SAR Per Share Price and the Company Stock Price are equal.

      3. Subsection (d) of Section 1.9 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof the following:

                   (d) CONTINGENT PAYMENTS. Citation will deliver to the Closing Stockholders aggregate additional consideration (the "Contingent Payments") equal to five (5) times the amount by which
             (x) the average annual net earnings of the Company before interest and income and franchise taxes ("EBIT") during the three year period from January 1, 1996 through December 31, 1998 (the "Payout Period") exceeds (y) $10,000,000. As partial progress payments, Citation will make payments equal to 50% of the Contingent Payments due with respect to the first and second year's EBIT as hereinafter provided. Such partial progress payments shall be deemed fully earned by the Closing Stockholders even though the subsequent year EBIT may be less than $10,000,000. Any such Contingent Payments shall be paid in cash on the dates specified in Section 1.12 of this Agreement, and shall be deemed to include interest compounded semiannually at the applicable federal mid-term rate as determined in accordance with provisions of
             Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"). For example, if the aggregate EBIT during the Payout Period is $39,000,000, then the Contingent Payments payable to the Closing Stockholders would be $15,000,000 ($39,000,000 - $30,000,000 = $9,000,000 DIVIDED BY 3 = $3,000,000 x 5 =
             $15,000,000), subject to the making of partial progress payments as hereinafter provided. The following terms and conditions shall be applicable in calculating the Contingent Payments and the payment thereof.

                   (i) As used in this Section 1.9, the term "EBIT" shall mean the consolidated net earnings (or losses), before all interest, income (federal and state) and franchise taxes, of the Company, computed on the accrual basis of accounting in accordance with generally accepted accounting principles ("GAAP") consistently applied and consistent with the accounting principles applied by the Company in its prior fiscal years, except that the following provisions shall govern the computation of EBIT for purposes of this Section 1.9:

                         (A) Any loss, charge or expense agreed to by Citation and the Stockholders Agents to be (a) not related to the ordinary business operations of the Company, or (b) paid, incurred or charged in connection with expansion of the business operations presently conducted by the Company as a result of the making of acquisitions or the opening and staffing of new offices, or any income or revenues directly derived therefrom, shall be excluded from such computation.

                         (B) Any charge or expense for the amortization of goodwill arising out of the Merger, pursuant hereto or otherwise, or that the purchase price thereof is in excess of the net worth thereof, shall be excluded from such computation.

                         (C) Any payments, charges or expenses for allocation of home office, executive, general and administrative expenses or other payments, charges or expenses of Citation and the Sub and/or its affiliates shall be excluded from such computation.

                         (D) Such computation (including, without limitation, the determination of the basis of depreciation and the reflection of intercompany transactions) shall be made as though the Merger had not occurred hereunder and the Company were a single corporation with all of the Company Stock owned by persons who are neither directly or indirectly related to or affiliated with Citation or any of its affiliates.

                         (E) The Surviving Corporation shall maintain plant and equipment consistent with past practices of the Company, and if such maintenance is determined to be inconsistent, an appropriate adjustment shall be made to EBIT. Inventory practices including maintenance and spare parts inventories, and capitalization policies for fixed assets shall be consistent with prior practices. There will be deducted from EBIT any material savings in expenses and/or reduction in costs of goods and services purchased that would not have resulted if the Surviving Corporation had not been affiliated with Citation. Interest will be deducted from EBIT that is related to equipment being purchased by the Business after March 1, 1996 that was leased prior to March 1, 1996.

                         (F) Payments made for Stock Appreciation Rights as provided by Section 1.15 hereof shall be excluded from the computation of EBIT.

                         (G) No effect shall be given to: (i) any tax or financial statement write-up of the assets of the Company based on the consummation of the transactions described in this Agreement; (ii) the Company's payment of the Company Transaction Costs; (iii) any recapture income or recapture taxes resulting from the consummation of the Merger; (iv) any additional depreciation or amortization of intangibles associated with a write-up of assets upon or following the consummation of the Merger; (v) the payments of, or accrual for, the Contingent Payments; or (vi) the payments of, or accrual for, any prepayment penalties based on the prepayment of any indebtedness of the Company existing as of the Effective Time.

                         (H) To the extent that EBIT of the Company for calendar year 1996, 1997 or 1998 is reduced as a result of an event for which the Company has indemnified Citation and the Sub pursuant to
                               Section 11.1 of this Agreement (and is
                               recoverable because all Company Indemnifiable Breaches exceed $750,000 or the Indemnifiable Breaches relate to matters described in Sections 11.1(c) or 11.1(d)), the amount of such reduction shall be added back to EBIT notwithstanding the provisions of Section 11.2 of this Agreement.

                         (I) Awards of restricted Common Stock of Citation shall be made by Citation under Citation's Incentive Award Plan to those management personnel of the Company set forth on SCHEDULE 1.9(d)(I)-1, which schedule also indicates the number of restricted shares of Citation Common Stock to be awarded to each such person (the "Interstate Restricted Stock"). The awards of Interstate Restricted Stock shall be subject to restricted stock agreements to be executed by each awardee of Interstate Restricted Stock, the form of which restricted stock agreement is attached as SCHEDULE 1.9(d)(I)-2. The awards of Interstate Restricted Stock shall be made effective on the date of the Effective Time.
                               The grant of Interstate Restricted Stock shall be excluded from the computation of EBIT.

      4. Section 1.12 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof the following:

      1.12   PAYMENTS OF CONTINGENT PAYMENTS.

             (a) All payments of Contingent Payments shall be made by Citation to the Closing Stockholders by delivery of such amounts to the Paying Agent. The Paying Agent shall: (i) pay all expenses of the Stockholders Agents incurred in connection with the administration and enforcement of this Agreement submitted in accordance with Section 2.1(g) of this Agreement; and (ii) distribute the balance of the Contingent Payments to the Closing Stockholders in accordance with the Contingent Payments Percentages (as defined in Section 10.1(h)) set forth on the Contingent Payments List (as defined in Section 10.1(h)).

             (b) The Contingent Payments shall be payable by Citation in annual installments as follows:


             (i) On or before the date that Citation makes the deliveries described in Section 1.11(a) of this Agreement, Citation shall deliver to the Paying Agent an amount equal to 50% of the amount by which the 1996 calendar year EBIT exceeds $10,000,000 multiplied by 5. For example, if the Company has an EBIT of $10,900,000, then Citation shall pay to the Paying Agent $2,250,000 ($10,900,000 - $10,000,000 =
                   $900,000 x 5 = $4,500,000 x 1/2 = $2,250,000).

             (ii) On or before the date that Citation makes the deliveries described in Section 1.11(b) of this Agreement, Citation shall deliver to the Paying Agent an amount equal to 50% of the amount by which the combined 1996 and 1997 EBIT exceeds $20,000,000 divided by 2 and multiplied by 5, less the payments of Contingent

                   Payments previously made. For example, if the Company has a 1996 EBIT of $10,900,000 and a 1997 EBIT of $11,200,000,
                   then Citation shall pay to the Paying Agent $375,000 ($10,900,000 + $11,200,000 = $22,100,000 - $20,000,000 =
                   $2,100,000 DIVIDED BY 2 = $1,050,000 x 5 = $5,250,000 x 1/2
                   = $2,625,000 - $2,250,000 = $375,000).  As an additional
                   example, if the Company has a 1996 EBIT of $10,900,000 and a 1997 EBIT of $9,500,000, then Citation shall pay to the Paying Agent $0 ($10,900,000 + $9,500,000 = $20,400,000 -
                   $20,000,000 = $400,000 DIVIDED BY 2 = $200,000 x 5 =
                   $1,000,000 x 1/2 = $500,000 - $2,250,000 = ($1,750,000) or
                   zero). The Closing Stockholders shall have no obligation to return prior payments of Contingent Payments made, even though the lack of EBIT in subsequent years result in prior payments of Contingent Payments being made in excess of what would otherwise be owed at the end of three year Contingent Payments payment period.

             (iii) On or before the date that Citation makes the deliveries described in Section 1.11(c) of this Agreement, Citation shall deliver to the Paying Agent an amount (the "Final Contingent Payments Payment") equal to the amount by which the combined 1996, 1997 and 1998 EBIT exceeds $30,000,000 divided by 3 and multiplied by 5, less the payments of Contingent Payments previously made. For example, if the Company has a 1996 EBIT of $10,900,000, a 1997 EBIT of $11,200,000 and a 1998 EBIT of $12,000,000, then Citation shall pay to the Paying Agent $4,208,330, ($10,900,000 + $11,200,000 + $12,000,000 = $34,100,000 - $30,000,000 =
                   $4,100,000 DIVIDED BY 3 = $1,366,666 x 5 = $6,833,330 -
                   $2,250,000 and - $375,000 = $4,208,330).

             (c) The amount payable as the Final Contingent Payments Payment shall be subject to set-off by Citation for claims of indemnification arising pursuant to Article XI herein.

      5. Section 1.15 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof the following:

      1.15 PAYMENTS TO HOLDERS OF STOCK APPRECIATION RIGHTS. Upon the Effective Time, the holders of stock appreciation rights (the "Stock Appreciation Rights") of the Company detailed on SCHEDULE 1.15 hereof, shall be paid from the funds of the Company the amount of the SAR Cash Price multiplied by the number of shares listed for each such holder in Column A of SCHEDULE 1.15 as full consideration for the payment in full and termination of such Stock Appreciation Rights. Such payment from the Company to terminate the Stock Appreciation Rights shall be excluded from the calculation of EBIT described in
Section 1.9(d) hereof.

      6. Section 12.1 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof the following:

      12.1 TERMINATION. This Agreement may be terminated at any time before the Effective Time, whether before or after approval by the stockholders of the Company of matters presented to them in connection with the Merger,

             (a)   by mutual consent of Citation and the Company;

             (b) by Citation if any of the conditions set forth in Article VIII of this Agreement shall not have been fulfilled on or before November 15, 1996;

             (c) by the Company if any of the conditions set forth in Article IX of this Agreement shall not have been fulfilled on or before November 15, 1996;

             (d)   by the Company pursuant to Section 2.2 of this Agreement; or

             (e) by the Company or Citation if the Closing has not occurred on or before November 30, 1996.

      7. Schedule 1.8 and Schedule 1.15 to the Merger Agreement shall be amended by substituting therefor the schedules attached to this Amendment.

      8. Except as herein modified all provisions of the Merger Agreement shall remain in full force and effect.

      9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      10. All capitalized terms not defined in this Amendment shall have the same meaning as such terms in the Merger Agreement.

      IN WITNESS WHEREOF, the undersigned parties have entered into and executed this Amendment to be effective as of the day and year first above written.

ATTEST:                       CITATION CORPORATION


/s/ Stanley B. Atkins         By:  /s/ T. Morris Hackney
- ------------------------           --------------------------
                                   T. MORRIS HACKNEY
                                   Its Chairman

ATTEST:                       CITATION FORGING CORPORATION


/s/ Stanley B. Atkins         By:  /s/ T. Morris Hackney
- ------------------------           --------------------------
                                   T. MORRIS HACKNEY
                                   Its Chairman

ATTEST:                       INTERSTATE FORGING INDUSTRIES, INC.


/s/ James Mitchell            By:  /s/ Franklyn Esenberg
- -------------------------          --------------------------
                                   FRANKLYN ESENBERG
                                   Its Chairman

                                                                      APPENDIX B


                                 SUBCHAPTER XIII OF
                        THE WISCONSIN BUSINESS CORPORATION LAW

                                  DISSENTERS' RIGHTS


    180.1301  DEFINITIONS.  In ss. 180.1301 to 180.1331:

    (1) "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.

    (1m) "Business combination" has the meaning given in s. 180.1130(3).

    (2) "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

    (3) "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.

    (4) "Fair value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in
s. 180.1130(9)(a) 1 to 4.

    (5) "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

    (6) "Issuer corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.


    180.1302  RIGHT TO DISSENT.  (1)  Except as provided in sub. (4) and
s. 180.1008(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

    (a) Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

    1. Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.

    2. The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.

    (b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

    (c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

    1.   A sale pursuant to court order.

    2. A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

    (d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

    (2) Except as provided in sub. (4) and s. 180.1008(3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

    (a)  Alters or abolishes a preferential right of the shares.

    (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

    (c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

    (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

    (e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

    (3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1)(d) or (2) or s. 180.1803, 180.1813(1)(d) or (2)(b), 180.1815(3) or
180.1829(1)(c).

    (4) Except in a business combination or unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the national association of securities dealers, inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

    (5) Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

    180.1303 DISSENT BY SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS. (1) A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

    (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

    (a) Submits to the corporation the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.

    (b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.


    180.1320 NOTICE OF DISSENTERS' RIGHTS. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

    (2) If corporate action creating dissenters' rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 180.1322.


    180.1321 NOTICE OF INTENT TO DEMAND PAYMENT. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to a vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

    (a) Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

    (b)  Not vote his or her shares in favor of the proposed action.

    (2) A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.


    180.1322 DISSENTERS' NOTICE. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

    (2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with
s. 180.0141 [which is set forth below] and shall include or have attached all of the following:

    (a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

    (b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

    (c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.

    (d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.

    (e)  A copy of ss. 180.1301 to 180.1331.


    180.1323 DUTY TO DEMAND PAYMENT. (1) A shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

    (2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

    (3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice, is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.


    180.1324 RESTRICTIONS ON UNCERTIFICATED SHARES. (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

    (2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.


    180.1325 PAYMENT. (1) Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

    (2)  The payment shall be accompanied by all of the following:

    (a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

    (b) A statement of the corporation's estimate of the fair value of the shares.

    (c)  An explanation of how the interest was calculated.

    (d)  A statement of the dissenter's right to demand payment under
s. 180.1328 if the dissenter is dissatisfied with the payment.

    (e)  A copy of ss. 180.1301 to 180.1331.


    180.1326 FAILURE TO TAKE ACTION. (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under
s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under s. 180.1322 and repeat the payment demand procedure.


    180.1327 AFTER-ACQUIRED SHARES. (1) A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (2) To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand.
The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer.


    180.1328  PROCEDURE IF DISSENTER DISSATISFIED WITH PAYMENT OR OFFER.
(1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

    (a) The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

    (b) The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

    (c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

    (2) A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.


    180.1330 COURT ACTION. (1) If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

    (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

    (4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

    (a) The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

    (b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter's notice under
s. 180.1322(2)(c), for which the corporation elected to withhold payment under
s. 180.1327.


    180.1331 COURT COSTS AND COUNSEL FEES. (1)(a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

    (b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

    (2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

    (a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

    (b) Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

    (3) Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.


                    *          *           *          *          *


    180.0141 NOTICE. (1) This section applies to notice that is required under this chapter and that is made subject to this section by express reference to this section.

    (2)(a) A person shall give notice in writing, except as provided in par. (b).

    (b) A person may give oral notice if oral notice is permitted by the articles of incorporation or bylaws and not otherwise prohibited by this chapter.

    (3) Except as provided in s. 180.0721(4) or unless otherwise provided in the articles of incorporation or bylaws, notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication.

    (4) Written notice to a domestic corporation or a foreign corporation authorized to transact business in this state may be addressed to its registered agent at its registered office or to the domestic corporation or foreign corporation at its principal office. With respect to a foreign corporation that has not yet filed an annual report under s. 180.1622, the address of the foreign corporation's principal office may be determined from its application for a certificate of authority.

    (5)(a) Except as provided in par. (b) and ss. 180.0807(2) and 180.0843(1), written notice is effective at the earliest of the following:

    1.   When received.

    2. Five days after its deposit in the U.S. mail, if mailed postpaid and correctly addressed.

    3. On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

    4. On the effective date specified in the articles of incorporation or bylaws.

    (b) Written notice by a domestic corporation or foreign corporation to its shareholder is effective when mailed and may be addressed to the shareholder's address shown in the domestic corporation's or foreign corporation's current record of shareholders.

    (c)  Oral notice is effective when communicated.

[Robert W. Baird & Co. Incorporated Letterhead]                       APPENDIX C

August 23,1996



Board of Directors
Interstate Forging Industries, Inc.
4051 North 27th Street
Milwaukee, WI 53216

Gentlemen:

    Interstate Forging Industries, Inc. (the "Company") proposes to enter into an Amendment to the Agreement and Plan of Merger (as amended, the "Agreement") with Citation Corporation ("Citation") and Citation Forging Corporation, a wholly owned subsidiary of Citation ("Sub"). Pursuant to the Agreement, as of the Effective Time (as defined in the Agreement), Sub will be merged with and into the Company (the "Merger") and each outstanding share of common stock, par value $1.00 per share ("Company Common Stock") of the Company (other than shares held in the Company's treasury and shares held by parties perfecting dissenter's appraisal rights) will be converted solely into the right to receive the Company Stock Price (as hereinafter defined), payable as of the Effective Time, and the Contingent Payments (as hereinafter defined), payable as set forth in the Agreement. The Company Stock Price and the per share Contingent Payments are collectively referred to as the "Merger Consideration". You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than Citation, Sub and their affiliates) of the Merger Consideration.

    The "Closing Merger Payment" means the sum of (i) $45,409,000 (less certain transaction costs), plus (ii) the SAR Difference, plus (iii) an amount equal to
(A) $9,952.66 multiplied by (B) the number of calendar days from and after April 15, 1996, to and including the closing date of the Merger. The "SAR Difference" means the amount, if any, by which the aggregate payment required to settle the Company's outstanding Stock Appreciation Rights (based on a value of the Company Common Stock equal to the Company Stock Price) is less than $608,200. The "Company Stock Price" means (x) the Closing Merger
Payment, plus $1,668,404, divided by (y) 1,496,474.  The "Contingent
Payments" means an amount equal to five times the amount by which the average annual net earnings of the Company before interest, income and franchise taxes ("EBIT") during the three-year period ending December 31, 1998 (the "Period") exceeds $ 10,000,000. The Contingent Payments will be payable in annual installments as follows: (i) with respect to EBIT for the years ending December 31, 1996 and 1997, equal to 50% of the Contingent Payments relating thereto, (ii) the remainder of the Contingent Payments will be payable after the end of the Period based upon the finally determined amount of the total Contingent Payments.

    Robert W. Baird & Co. Incorporated ("Baird"), as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

    In conducting our investigation and analysis and in arriving at our opinion herein, we have reviewed such information and taken into account such financial and economic factors as we have deemed relevant under the circumstances. In that connection, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Company furnished to us by the Company for purposes of our analysis, as well as historical financial information relating to the Company's financial position and operating results; (ii) reviewed certain publicly available information including but not limited to, Citation's recent filings with the Securities and Exchange Commission and equity analyst research reports prepared by various investment banking firms; (iii) reviewed a draft of the Agreement in the form presented to the Board of Directors of the Company;
(iv) compared the financial position and operating results of the Company with those of other publicly traded companies we deemed relevant; and (v) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations we deemed relevant. We have held discussions with certain members of the Company's and Citation's senior management concerning the Company's and Citation's respective historical and current financial condition and operating results, as well as the future prospects of the Company and Citation, respectively. We have also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.
We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us by or on behalf of the Company and Citation, or publicly available, and have not attempted independently to verify any such information. We have assumed that all material assets and liabilities (contingent or otherwise, known or unknown) are as set forth on the Company's financial statements. With respect to projections, we assumed that they have been reasonably prepared and represent the best available estimates and good faith judgments of the Company's management as to future performance of the Company. In conducting our review, we have not made nor obtained an independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we made a physical inspection of the properties or facilities of the Company. Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and does not predict or take into account any changes which may occur, or information which may become available, after the date hereof.

    Our opinion has been prepared at the request and for the information of the Company's Board of Directors, and shall not be reproduced, summarized, described or referred to without the prior written consent of Baird; provided, however, that this letter may be reproduced in full in the Proxy Statement/Prospectus relating to the Contingent Payments. This opinion does not address the relative merits of the Merger and any other potential transactions or business strategies considered by the Company's Board of Directors, and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote with respect to the Merger. Baird will receive a fee for rendering this opinion. In the past, we have provided investment banking services to the Company, for which we have received our customary compensation.

    In the ordinary course of our business, we may from time to time hold the securities of the Company and Citation for our own account or the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities. In addition, the President and Chief Executive Officer of Baird is a director of the Company and is the beneficial owner of shares of Company Common Stock.

    Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Citation, Sub and their respective affiliates).


Very truly yours,

ROBERT W. BAIRD & CO.  INCORPORATED

Terrance P. Maxwell
Managing Director

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Citation's Certificate of Incorporation eliminates, subject to certain exceptions, the personal liability of directors of Citation or its stockholders for monetary damages for breaches of fiduciary duties as directors. The Certificate does not provide for the elimination of or limitation on the personal liability of a director for (i) any breach of the director's duty of loyalty to Citation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) certain unlawful dividends or redemptions as provided under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit. This provision of the Certificate of Incorporation will limit the remedies available to a stockholder in the event of breaches of any director's duties to such stockholder or Citation.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Citation's Bylaws provide that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Citation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Citation.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

ITEM 21(A).  EXHIBITS


NUMBER                              DOCUMENT
- ------                              --------

2.1 Agreement and Plan of Merger, dated as of May 16, 1996, as amended by Amendment to Agreement and Plan of Merger dated as of August 23, 1996 ("Merger Agreement"), among Citation, Sub, Interstate (included in the Proxy Statement-Prospectus as Appendix A).
4.1       Merger Agreement (included in the Proxy Statement-Prospectus as
          Appendix A).
5.1       Opinion of Ritchie & Rediker, L.L.C. (filed herewith).
8.1       Opinion of Quarles & Brady regarding tax matters (filed herewith).
23.1      Consent of Coopers & Lybrand L.L.P. (filed herewith).
23.2      Consent of Ernst & Young LLP (filed herewith).
23.3      Consent of Ritchie & Rediker, L.L.C. (included as part of Exhibit
          5.1).
23.4      Consent of Franklyn Esenberg (previously filed).
24.1      Power of attorney of certain signatories (included on the Signature
          Page).
99.1 Form of proxy/voting instructions to be used in connection with the Special Meeting of Shareholders of Interstate (filed herewith).

ITEM 21(B).  FINANCIAL STATEMENT SCHEDULES.

          None.

ITEM 22.  UNDERTAKINGS.



      (a) (1) The undersigned registrant hereby undertakes that, to file, during any period in which offers or sales are being made, a post effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (a) (2)   The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (a) (3)   To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

      (a) (4)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (a) (5)   The undersigned registrant hereby undertakes as follows:  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (a) (6)   The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (a)(5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (Section 230.415 of this chapter), will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (a) (7)   Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of Citation pursuant to the provisions referred to in Item 20, or otherwise, Citation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Citation of expenses incurred or paid by a director, officer or controlling person of Citation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Citation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BIRMINGHAM, ALABAMA, ON THE DATE INDICATED.

                                          CITATION CORPORATION

Date: September 6, 1996                   By:       S/ T. MORRIS HACKNEY
      ---------------------                  ----------------------------------
                                                       T. MORRIS HACKNEY,
                                               CHAIRMAN OF THE BOARD AND CHIEF
                                               EXECUTIVE OFFICER

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES T. MORRIS HACKNEY AND R. CONNER WARREN AND EACH OF THEM, AS ATTORNEY-IN-FACT, TO SIGN ON HIS BEHALF INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT.


              SIGNATURE                      CAPACITY                           DATE
              ---------                      --------                           ----
     S/ T. MORRIS HACKNEY                    Chairman of the Board, Chief       September 6, 1996
- ----------------------------------------     Executive Officer and President
          T. MORRIS HACKNEY                  (PRINCIPAL EXECUTIVE OFFICER)

     S/ R. CONNER WARREN                     Executive Vice President of        September 6, 1996
- ----------------------------------------     Finance and Administration,
          R. CONNER WARREN                   Treasurer and Director
                                             (PRINCIPAL FINANCIAL OFFICER)

     S/ THOMAS W. BURLESON                   Vice President and Controller      September 6, 1996
- ----------------------------------------     (PRINCIPAL ACCOUNTING OFFICER)
          THOMAS W. BURLESON

     S/ FREDERICK F. SOMMER                  Director                           September 6, 1996
- ----------------------------------------
        FREDERICK F. SOMMER

     S/ A. DERRILL CROWE*                    Director                           September 6, 1996
- ----------------------------------------
          A. DERRILL CROWE

     S/ WILLIAM W. FEATHERINGILL*            Director                           September 6, 1996
- ----------------------------------------
       WILLIAM W. FEATHERINGILL

     S/ FRANK B. KELSO, II*                  Director                           September 6, 1996
- ----------------------------------------
          FRANK B. KELSO, II

     S/ VAN L. RICHEY*                       Director                           September 6, 1996
- ----------------------------------------
          VAN L. RICHEY

     S/ HUGH G. WEEKS*                       Director                           September 6, 1996
- ----------------------------------------
          HUGH G. WEEKS


     S/ T. MORRIS HACKNEY
- ----------------------------------------
*       T. MORRIS HACKNEY,
        AS ATTORNEY IN FACT

                                  EXHIBIT INDEX


NUMBER                              DOCUMENT
- ------                              --------

 2.1 Agreement and Plan of Merger, dated as of May 16, 1996 as amended by Amendment to Agreement and Plan of Merger dated as of August 23, 1996 ("Merger Agreement"), among Citation, Sub, Interstate (included in the Proxy Statement-Prospectus as Appendix A).

 4.1   Merger Agreement (included in the Proxy Statement-Prospectus as
       Appendix A).
 5.1   Opinion of Ritchie & Rediker, L.L.C. (filed herewith).

 8.1   Opinion of Quarles & Brady regarding tax matters (filed herewith).

23.1   Consent of Coopers & Lybrand L.L.P. (filed herewith).
23.2   Consent of Ernst & Young LLP (filed herewith).
23.3   Consent of Ritchie & Rediker, L.L.C. (included as part of Exhibit 5.1).

23.4   Consent of Franklyn Esenberg (previously filed).

24.1   Power of attorney of certain signatories (included on the Signature
       Page).
99.1 Form of proxy/voting instructions to be used in connection with the Special Meeting of Shareholders of Interstate (filed herewith).